SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement	☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material under Rule 14a-12

THE WACKENHUT CORPORATION

(Name of Registrant as Specified In Its Charter)

Not Applicable

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required.

☐  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☒	Fee paid previously with preliminary materials:

$50,605.45

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

TABLE OF CONTENTS

QUESTIONS AND ANSWERS ABOUT THE MERGER
SUMMARY
CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION
MARKET PRICES FOR COMMON STOCK AND DIVIDENDS
THE SPECIAL MEETING
Date, Time and Place
Record Date; Voting Power; Quorum
Vote Required; Security Ownership of Management
Proxies
Solicitation of Proxies
THE MERGER
Description of the Merger
Background of the Merger
Litigation Relating to the Merger
Recommendation of Our Board of Directors
Opinion of Our Financial Advisor
Interests of Our Directors, Executive Officers and Affiliates in the Merger
Federal Income Tax Consequences
Dissenters’ Rights
Delisting and Deregistration of Common Stock
Regulatory Approvals
THE MERGER AGREEMENT
General
Consideration to be Received by Our Shareholders
Effective Time of the Merger
Conditions to the Completion of the Merger
Restrictions on Solicitation
Termination
Termination Fees
Conduct of Business Pending the Merger
Covenants in Our Capacity as Shareholder of Wackenhut Corrections Corporation
Other Covenants
Access
Indemnification of Directors and Officers
Shareholder Meeting
Representations and Warranties
Exchange of Certificates Representing Common Stock
Amendment; Extension and Waiver
Expenses
Stock Options
Articles of Incorporation; Bylaws; Directors and Officers of the Surviving Corporation
BENEFICIAL OWNERSHIP OF COMMON STOCK
SHAREHOLDER PROPOSALS
WHERE YOU CAN FIND MORE INFORMATION
[WACKENHUT LOGO]
THE WACKENHUT CORPORATION
4200 Wackenhut Drive, #100
Palm Beach Gardens, Florida 33410-4243

April 9, 2002

Dear Shareholders:

      You are cordially invited to attend a special meeting of shareholders of The Wackenhut Corporation to be held on May 3, 2002 at 9:00 a.m., local time, at The Ritz-Carlton, Palm Beach, 100 South Ocean Boulevard, Manalapan, Florida.

      At this special meeting, you will be asked to consider and vote to approve and adopt a merger agreement, dated March 8, 2002, among Wackenhut, Group 4 Falck A/S and Milestone Acquisition Corporation, an indirect wholly-owned subsidiary of Group 4 Falck, and approve the merger of Milestone Acquisition Corporation with and into Wackenhut, with Wackenhut continuing as the surviving corporation and as an indirect wholly-owned subsidiary of Group 4 Falck, in accordance with the terms of the merger agreement. If the merger is consummated, all of the issued and outstanding Wackenhut Series A common stock and Series B common stock will be cancelled, Group 4 Falck will become the sole shareholder of the surviving corporation and you will be entitled to receive $33.00 in cash, without interest, for each share of Series A common stock you own and $33.00 in cash, without interest, for each share of Series B common stock you own. The merger agreement is attached as Annex A to the enclosed proxy statement. Although the merger agreement was signed on March 8, 2002, we were permitted to seek and actively sought competing offers for the sale or merger of Wackenhut during the 30-day period that began on March 8, 2002 and ended on April 7, 2002. We did not receive any such competing offers during this 30-day period.

      Consummation of the merger is subject to certain conditions, including the approval and adoption of the merger agreement and the approval of the merger by the affirmative vote of the holders of a majority of the shares of both the Series A common stock and the Series B common stock outstanding on the record date, each voting separately as a class. Through a voting agreement, I, together with certain members of my family and affiliated entities, have agreed to vote shares representing approximately 50.05% and 18.78%, respectively, of the Series A common stock and the Series B common stock in favor of approving and adopting the merger agreement and approving the merger.

      The merger agreement and the merger have been approved by our board of directors, with Richard R. Wackenhut, Alan B. Bernstein and me abstaining from the board vote. In connection with its evaluation of the merger, our board of directors considered a number of relevant factors, as more fully discussed under the heading “The Merger — Recommendation of Our Board of Directors” in the enclosed proxy statement.

      OUR BOARD BELIEVES THAT THE MERGER IS ADVISABLE, FAIR AND IN THE BEST INTERESTS OF HOLDERS OF OUR SERIES A COMMON STOCK AND SERIES B COMMON STOCK AND RECOMMENDS THAT SUCH HOLDERS VOTE “FOR” THE APPROVAL AND ADOPTION OF THE MERGER AGREEMENT AND THE APPROVAL OF THE MERGER.

      The accompanying proxy statement explains the merger agreement and the proposed merger and provides specific information about the parties involved and their interests. We urge you to read the proxy statement and the merger agreement carefully.

      Please give all this information your careful attention. Whether or not you plan to attend, it is important that your shares are represented at the special meeting and we, therefore, urge you to complete, sign, date and promptly return the enclosed proxy card. A failure to vote will have the same effect as a vote against the merger agreement and the merger. Accordingly, you are requested to promptly complete, sign and date the enclosed proxy card and return it in the envelope provided, whether or not you plan to attend the special meeting. This will not prevent you from voting your shares in person if you subsequently choose to attend the special meeting.

Sincerely,

/s/ G.R. WACKENHUT
George R. Wackenhut
Chairman of the Board

THE WACKENHUT CORPORATION

4200 Wackenhut Drive, #100
Palm Beach Gardens, Florida 33410-4243

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

To Be Held On May 3, 2002

       A special meeting of shareholders of The Wackenhut Corporation will be held on May 3, 2002 at 9:00 a.m., local time, at The Ritz-Carlton, Palm Beach, 100 South Ocean Boulevard, Manalapan, Florida, for the following purposes:

1. To consider and vote upon a proposal to approve and adopt a merger agreement, dated March 8, 2002, among Wackenhut, Group 4 Falck A/S and Milestone Acquisition Corporation, an indirect wholly-owned subsidiary of Group 4 Falck, and approve the merger of Milestone with and into Wackenhut, with Wackenhut continuing as the surviving corporation and as an indirect wholly-owned subsidiary of Group 4 Falck, in accordance with the terms of the merger agreement. If the merger is consummated, all of the issued and outstanding shares of Wackenhut Series A common stock and Series B common stock will be cancelled, Group 4 Falck will become the sole shareholder of the surviving corporation and you will be entitled to receive $33.00 in cash, without interest, for each share of Series A common stock you own and $33.00 in cash, without interest, for each share of Series B common stock you own. A copy of the merger agreement is attached as Annex A to and is described in the accompanying proxy statement.

2. To consider and act upon such other matters as may properly come before the special meeting or any adjournment or postponement thereof.

      Shareholders of record of Series A common stock and Series B common stock at the close of business on the record date of April 8, 2002 will be entitled to notice of, and to vote at, the special meeting or any adjournment or postponement thereof. Approval and adoption of the merger agreement and approval of the merger will require the affirmative vote of the holders of a majority of the shares of both the Series A common stock and Series B common stock outstanding on the record date, each voting separately as a class. A form of proxy and a proxy statement containing more detailed information about the matters to be considered at the special meeting accompany and form a part of this notice.

By order of the Wackenhut Board of Directors,

Robert L. Kilbride
Assistant Secretary

Palm Beach Gardens, Florida

April 9, 2002

      WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, WE URGE YOU TO COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. PLEASE DO NOT SEND IN ANY CERTIFICATES FOR YOUR SHARES AT THIS TIME.

[WACKENHUT LOGO]

PROXY STATEMENT

FOR
SPECIAL MEETING OF SHAREHOLDERS
To Be Held May 3, 2002

      This proxy statement is furnished to shareholders of The Wackenhut Corporation (referred to in this proxy statement as “Wackenhut,” “we,” “us” or “our”) in connection with the solicitation of proxies by our board of directors for use at the special meeting of shareholders to be held on May 3, 2002 at 9:00 a.m., local time, at The Ritz-Carlton, Palm Beach, 100 South Ocean Boulevard, Manalapan, Florida, and at any adjournment or postponement thereof. Proxies in the form enclosed will be voted at the special meeting, if properly executed, returned to us prior to the meeting and not revoked. This proxy statement and the enclosed proxy card are first being mailed to our shareholders on or about April 10, 2002.

      At the special meeting, holders of our Series A common stock and Series B common stock will be asked to consider and vote to approve and adopt a merger agreement, dated March 8, 2002, among Wackenhut, Group 4 Falck A/S and Milestone Acquisition Corporation, an indirect wholly-owned subsidiary of Group 4 Falck, and approve the merger of Milestone with and into Wackenhut, with Wackenhut continuing as the surviving corporation and as an indirect wholly-owned subsidiary of Group 4 Falck, in accordance with the terms of the merger agreement. If the merger is consummated, all of the issued and outstanding shares of Series A common stock and Series B common stock will be cancelled, Group 4 Falck will become the sole shareholder of the surviving corporation and you will be entitled to receive $33.00 in cash, without interest, for each share of Series A common stock you own and $33.00 in cash, without interest, for each share of Series B common stock you own.

      A copy of the merger agreement is attached as Annex A to and is described in this proxy statement. Although the merger agreement was signed on March 8, 2002, we were permitted to seek and actively sought competing offers for the sale or merger of Wackenhut during the 30-day period that began on March 8, 2002 and ended on April 7, 2002. We did not receive any such competing offers during this 30-day period.

      The merger cannot be completed unless the holders of a majority of the shares of Series A common stock and Series B common stock outstanding on the record date, each voting separately as a class, approve and adopt the merger agreement and approve the merger. Through a voting agreement, George R. Wackenhut, our founder and chairman of the board, and certain members of his family and affiliated entities have agreed to vote shares representing approximately 50.05% and 18.78%, respectively, of the Series A common stock and Series B common stock in favor of approving and adopting the merger agreement and approving the merger. Completion of the merger is also subject to the satisfaction of several other conditions. Accordingly, even if our shareholders approve and adopt the merger agreement and approve the merger, we cannot assure you that the merger will be completed.

      Unless otherwise specified by a shareholder, the accompanying proxy, if properly delivered, will be voted (i) for the adoption and approval of the merger agreement and the approval of the merger, and (ii) at the discretion of the proxy holders on any other matter that may properly come before the meeting or any adjournment or postponement thereof. Where shareholders have appropriately specified how their proxies are to be voted, they will be voted accordingly. If any other matter or business is properly brought before the special meeting, the proxy holders may vote the proxies in their discretion. We do not currently know of any such other matter or business.

      No person has been authorized to give any information or make any representation other than those contained in this proxy statement, and, if given or made, such information or representation must not be relied upon as having been authorized. This proxy statement does not constitute a solicitation of a proxy in any jurisdiction from any person to whom it is unlawful to make such proxy solicitation in such jurisdiction. The delivery of this proxy statement shall not, under any circumstances, create any implication that there has been no change in our affairs since the date hereof or that the information contained herein is correct as of any time subsequent to its date.

      The merger has not been approved or disapproved by the SEC, nor has the SEC passed upon the fairness or merits of the merger or upon the accuracy or adequacy of the information contained in this document. Any representation to the contrary is unlawful.

THE WACKENHUT CORPORATION
4200 Wackenhut Drive, #100
Palm Beach Gardens, Florida 33410-4243

i

QUESTIONS AND ANSWERS ABOUT

THE MERGER

Q:	What is the proposed transaction?

A:	Group 4 Falck will acquire Wackenhut through the merger of Milestone Acquisition Corporation, an indirect wholly-owned subsidiary of Group 4 Falck, with and into Wackenhut, with Wackenhut continuing as the surviving corporation and as an indirect wholly-owned subsidiary of Group 4 Falck.

Q:	When and where is the special meeting?

A:	The special meeting will take place on May 3, 2002, at 9:00 a.m. local time, at The Ritz-Carlton, Palm Beach, 100 South Ocean Boulevard, Manalapan, Florida.

Q:	What will I receive in the merger?

A:	If the merger is completed, each of your shares of our common stock, whether Series A common stock or Series B common stock, will be automatically converted into the right to receive a cash payment of $33.00 per share, without interest.

Q:	How many votes are required to approve and adopt the merger agreement and approve the merger?

A:	Approval and adoption of the merger agreement and approval of the merger require the affirmative vote of a majority of the shares of Series A common stock outstanding as of the record date and the affirmative vote of a majority of the shares of Series B common stock outstanding as of the record date. The Series A common stock and Series B common stock will vote separately as classes. Through a voting agreement, George R. Wackenhut and certain members of his family and affiliated entities have agreed to vote shares representing approximately 50.05% and 18.78%, respectively, of the Series A common stock and Series B common stock in favor of approving and adopting the merger agreement and approving the merger. If your shares are not voted or if you vote to abstain, it will have the same effect as a vote against the merger agreement and the merger (page 8).

Q:	Why is our board of directors recommending that I vote to approve and adopt the merger agreement and approve the merger?

A:	After deliberation, our board of directors believes that the terms and provisions of the merger agreement and the merger, including the cash merger consideration, are advisable, fair and in the best interests of our shareholders. In forming its belief that the merger agreement and the merger are advisable, fair and in the best interests of our shareholders, our board of directors considered a number of relevant factors. To review the background of the merger and our board of directors’ reasons for recommending the merger in greater detail, see pages 10-14.

Q:	When do we expect to complete the merger?

A:	We are working to complete the merger as soon as possible. In addition to the approval of our shareholders, we must also obtain certain regulatory approvals and meet certain other conditions prior to the consummation of the merger. We hope to complete the merger during mid-year 2002. However, if conditions to the merger are not satisfied, the merger may not be completed until a later date or may not be completed at all.

Q:	What are the tax consequences of the merger to me?

A:	The receipt of the cash merger consideration by you for your shares of Series A common stock and/or Series B common stock will be a taxable transaction for federal income tax purposes. The tax consequences of the merger will depend on your personal situation. You should consult your tax advisor for a full understanding of the tax consequences of the merger to you. To review the potential tax consequences of the merger in greater detail, see pages 26-27.

Q:	What do I need to do now?

A:	Just indicate on your proxy card how you want to vote, and sign and mail it in the enclosed envelope as soon as possible, so that your shares will be represented at the special meeting. If you sign and send in your proxy card and do not indicate how you want to vote, your proxy will be counted as a vote for the approval and adoption of the merger agreement and the approval of the merger. If you fail to return your proxy card or to vote at the special meeting, the effect will be the same as a vote against the merger agreement and the merger.

Q:	If my shares are held in “street name” by my broker, will my broker vote my shares for me?

A:	Your broker will vote your shares of our common stock only if you provide instructions on how to vote. You should instruct your broker how to vote your shares, following the directions your broker provides to you. If you do not provide instructions to your broker, your shares will not be voted. The effect of not voting your shares will be the same as a vote against the merger agreement and the merger.

Q:	Can I change my vote or revoke my proxy after I have mailed my signed proxy card?

A:	You can change your vote at any time before your proxy is voted at the special meeting. You can do this in one of three ways. First, you can send a written notice stating that you would like to revoke your proxy. Second, you can complete and submit a new proxy card. If you choose either the first or second method, you must timely submit your notice of revocation or your new proxy card to us. Third, you can attend the special meeting and vote in person. Simply attending the special meeting, however, will not revoke your proxy. If you have instructed a broker to vote your shares, you must follow directions received from your broker to change your vote.

Q:	Will I have appraisal or dissenters’ rights as a result of the merger?

A:	No. Under the applicable provisions of Florida law, you will not have appraisal or dissenters’ rights or other similar statutory rights in connection with the merger.

Q:	Should I send in my stock certificates now?

A:	No. After the merger is completed, you will receive written instructions for exchanging your stock certificates for the cash merger consideration.

Q:	Can I see a list of the shareholders entitled to vote on the merger?

A:	Yes. A list of shareholders will be available for inspection for ten days preceding the special meeting at the office of the Assistant Secretary of Wackenhut, 4200 Wackenhut Drive, #100, Palm Beach Gardens, Florida 33410-4243, and will be available for inspection at the special meeting itself.

Q:	Who can help answer my questions?

A:	If you would like additional copies of this document, or if you would like to ask any additional questions about the merger or the special meeting, you should contact our Director of Corporate Relations, Patrick F. Cannan, at (561) 622-5656 or at The Wackenhut Corporation, 4200 Wackenhut Drive, #100, Palm Beach Gardens, Florida 33410-4243.

SUMMARY

      This summary highlights selected information from the proxy statement, but may not contain all of the information that is important to you. To understand the merger agreement and the merger fully, you should read this entire document carefully, as well as the merger agreement (attached as Annex A). See also “Where You Can Find More Information” on page 39. We have included page references parenthetically, where applicable, to direct you to a more complete description of the topics in this summary.

The Parties to the Merger

The Wackenhut Corporation

4200 Wackenhut Drive, #100
Palm Beach Gardens, Florida 33410-4243
(561) 622-5656

      Wackenhut is the largest global security services provider based in the United States, with 120 customer support centers across the United States and additional centers in approximately 45 other countries around the world. Wackenhut focuses strategically on three major businesses worldwide: providing security-related and other operational support services, developing and managing privatized correctional and detention facilities and providing personnel employee leasing and temporary services.

Group 4 Falck A/S

Polititorvet
DK-1780 Copenhagen V
Denmark
(45) 70 13 43 43

      Group 4 Falck is the second largest security services provider globally, with operations in more than 50 countries throughout the world. Group 4 Falck’s main focus is on providing security services, guard services, alarm services and cash services. Group 4 Falck also provides safety services including ambulance services, rescue services, auto assistance and fire fighting services. In addition, Group 4 Falck’s Global Solutions provides outsourced public sector services, including prisoner and court services, meter services and other outsourced services. Group 4 Falck has formed Milestone Acquisition Corporation, an indirect wholly-owned subsidiary incorporated in Florida, solely for the purposes of effecting the merger.

The Special Meeting (Page 8)

      The special meeting will be held on May 3, 2002, at 9:00 a.m., local time, at The Ritz-Carlton, Palm Beach, 100 South Ocean Boulevard, Manalapan, Florida. At the special meeting, our shareholders will be asked to consider and vote upon a proposal to approve and adopt the merger agreement and approve the merger.

Record Date; Voting Power; Quorum (Page 8)

      Holders of record of shares of Series A common stock and Series B common stock at the close of business on the record date of April 8, 2002 are entitled to notice of and to vote at the special meeting. As of the record date, there were 3,855,582 shares of Series A common stock outstanding, held by 518 holders of record, and 11,433,132 shares of Series B common stock outstanding, held by 523 holders of record.

      Holders of record of shares of Series A common stock and Series B common stock on the record date are entitled to one vote per share with respect to the adoption and approval of the merger agreement, the approval of the merger and other related matters. The holders of Series A common stock and Series B common stock will each vote separately as a class. In addition, holders of record of Series A common stock on the record date are entitled to one vote per share on any other matter that may properly come before the special meeting.

      The representation, in person or by proxy, of at least a majority of the outstanding shares of each of the Series A common stock and Series B common stock entitled to vote at the special meeting is necessary to constitute a quorum for the transaction of business at the special meeting.

Vote Required; Security Ownership of Management (Page 8)

      Under Florida law, the approval and adoption of the merger agreement and the approval of the merger requires the affirmative vote of the holders of a majority of the outstanding shares of both the Series A common stock and the Series B common stock outstanding on the record date, each voting separately as a class. If your shares are not voted, the non-vote will have the same effect as a vote against the merger agreement and the merger. For purposes of determining whether the merger agreement and the merger have received an affirmative majority vote, abstentions and broker non-votes (shares held in “street name” through a broker or other nominee as to which voting instructions with regard to the merger agreement and the merger have not been received from the beneficial owners and as to which such broker or other nominee is not permitted to exercise voting discretion with regards to the merger agreement and the merger) will not be included in the vote total, although an abstention and a broker non-vote will have the effect of a vote against the merger agreement and the merger. Abstentions and broker non-votes will, however, be counted for determining whether there is a quorum.

      As of the record date, our executive officers and directors owned, in the aggregate, 1,933,471 shares of Series A common stock, or approximately 50.15% of the Series A common stock then issued and outstanding, and 2,217,983 shares of Series B common stock, or approximately 19.40% of the Series B common stock then issued and outstanding (exclusive of unexercised options to purchase shares of Series B common stock, which will not be entitled to vote on the merger). Each of our directors and executive officers, including George R. Wackenhut (who has executed a voting agreement as discussed above), has indicated that he or she intends to vote his or her shares in favor of the approval and adoption of the merger agreement and the approval of the merger.

The Merger (Page 9)

      Milestone Acquisition Corporation, an indirect wholly-owned subsidiary of Group 4 Falck, will be merged into Wackenhut, with Wackenhut continuing as the surviving corporation and as an indirect wholly-owned subsidiary of Group 4 Falck, and each share of Series A common stock and Series B common stock will be converted into the right to receive $33.00 in cash, without interest.

      Through a voting agreement, George R. Wackenhut and certain members of his family and affiliated entities have agreed to vote shares representing approximately 50.05% and 18.78%, respectively, of the Series A common stock and Series B common stock in favor of approving and adopting the merger agreement and approving the merger.

      In connection with the merger, we have entered into an agreement with Group 4 Falck and Wackenhut Corrections Corporation, our majority-owned, publicly-traded subsidiary. The agreement will, among other things, govern certain aspects of the relationship among Group 4 Falck, Wackenhut Corrections and us following the consummation of the merger.

The Merger Agreement (Page 29)

Conditions to the Completion of the Merger (Page 29)

      Each party’s obligation to effect the merger is subject to the satisfaction or waiver of various conditions. Among the most significant conditions to consummating the merger are the approval and adoption of the merger agreement and the approval of the merger by the holders of a majority of the outstanding shares of both the Series A and Series B common stock, each voting separately as a class, and the completion of various domestic and international regulatory filings and approvals. We have received notification from the Federal Trade Commission that it has granted early termination of the Hart-Scott-Rodino waiting periods, which is one of the regulatory conditions to the merger.

Restrictions on Solicitation (Page 30)

      We were permitted under the merger agreement to solicit competing acquisition proposals during the 30-day period that began on March 8, 2002 and ended on April 7, 2002. Through our financial advisor, we actively sought third-party indications of interest during this 30-day period. However, we did not receive any competing acquisition proposals. We have agreed that, beginning April 8, 2002, we will not solicit from, and, subject to certain exceptions, not respond to, negotiate with or provide information to, any third party, in connection with a competing acquisition proposal until the earlier of the consummation of the merger or the termination of the merger agreement.

Termination and Termination Fees (Page 30)

      Under certain circumstances, the merger agreement may be terminated and the merger abandoned at any time prior to the effective time of the merger, whether before or after approval by our shareholders. Group 4 Falck may be entitled to a $10,000,000 initial termination fee payable by us if either we or Group 4 Falck terminates the merger agreement under certain circumstances. Group 4 Falck may also be entitled to an additional $5,000,000 subsequent termination fee payable by us if, at the time of such termination, a superior acquisition proposal has been publicly announced or communicated to our board of directors and we enter into a definitive agreement regarding such superior acquisition proposal within 12 months of the termination of the merger agreement.

Expenses (Page 36)

      Except for any termination fees referenced above, we and Group 4 Falck will pay our own costs and expenses incurred in connection with the merger agreement and the merger.

Recommendation of Our Board of Directors (Page 12)

      After deliberation, our board of directors has determined that the terms of the merger agreement and the merger, including the cash merger consideration, each established through arm’s-length negotiations with Group 4 Falck, are advisable, fair and in the best interests of our shareholders. Accordingly, our board of directors has approved the merger agreement and the merger and recommends that our shareholders vote for the approval and adoption of the merger agreement and the approval of the merger. George R. Wackenhut, Richard R. Wackenhut and Alan B. Bernstein, each of whom may be deemed to have a conflict of interest in connection with the merger, abstained from the vote of the board of directors regarding the merger. See “Interests of Our Directors, Executive Officers and Affiliates in the Merger” below.

Opinion of Our Financial Advisor (Page 14)

      In connection with the merger, our board of directors received a written opinion from Salomon Smith Barney Inc., our financial advisor, as to the fairness, from a financial point of view, of the aggregate consideration to be received in the merger by the holders of our common stock. For purposes of Salomon Smith Barney’s opinion, the terms “aggregate consideration” and “aggregate merger consideration” mean $33.00 multiplied by the total number of shares of our common stock estimated by our management to be outstanding at the effective time of the merger. The full text of Salomon Smith Barney’s written opinion dated March 7, 2002 is attached to this proxy statement as Annex B. We encourage you to read this opinion carefully in its entirety for a description of the assumptions made, procedures followed, matters considered and limitations on the review undertaken. Salomon Smith Barney’s opinion is directed to our board of directors and does not constitute a recommendation to any shareholder with respect to any matters relating to the merger.

Interests of Our Directors, Executive Officers and Affiliates in the Merger (Page 19)

      In considering the recommendation of our board of directors with respect to the merger agreement and the merger, you should be aware that certain executive officers, directors and affiliates have interests in the merger that may be different from, or in addition to, the interests of our shareholders generally. In particular, the merger will result in the vesting of stock options, performance shares and shares of restricted stock held by certain of our executive officers, directors and affiliates and the triggering of certain rights of several executive officers, directors and affiliates under severance agreements with us.

Federal Income Tax Consequences (Page 26)

      The receipt of cash by you as a shareholder in exchange for your shares of Series A common stock or Series B common stock pursuant to the merger will constitute a taxable transaction to such shareholder for federal income tax purposes and may also be a taxable transaction under applicable state, local and foreign tax laws. In general, as a shareholder you will recognize gain or loss equal to the difference between the cash merger consideration of $33.00 per share and your adjusted tax basis in the shares exchanged.

      You should carefully read the tax discussion in “The Merger — Federal Income Tax Consequences” beginning on page 26. We also urge you to consult your own tax advisors as to the specific consequences to you of the merger under federal, state, local and any other applicable tax laws.

Dissenters’ Rights (Page 27)

      You will not be entitled under Florida law to appraisal or dissenters’ rights or other similar statutory rights in connection with the merger.

Regulatory Approvals (Page 27)

      Various regulatory consents, approvals and filings are required for consummation of the merger.

CAUTIONARY STATEMENT CONCERNING

FORWARD-LOOKING INFORMATION

      This proxy statement, the documents annexed to this proxy statement and other statements made from time to time by us contain certain forward-looking statements regarding future events and our future performance. Such statements involve risks and uncertainties that may cause actual results to differ materially from the statements made in this proxy statement or otherwise made by or on behalf of us in connection with the merger. These risks and uncertainties include, but are not limited to, general economic conditions, regulatory developments, competitive factors, pricing pressures, and other factors as discussed in the documents filed by us with the SEC from time to time.

MARKET PRICES FOR COMMON STOCK AND DIVIDENDS

      The Series A common stock is traded on the New York Stock Exchange under the symbol “WAK.” The Series B common stock is traded on the New York Stock Exchange under the symbol “WAKB.” The following table sets forth for the fiscal quarter indicated the high and low sales prices per share of the Series A common stock and Series B common stock as reported by the New York Stock Exchange.

	Series A		Series B

	High	Low	High	Low

Fiscal 2000
First Quarter	$15.5625	$12.8750	$11.2500	$8.6250
Second Quarter	14.5000	12.5000	10.0000	7.7500
Third Quarter	15.2500	12.7500	10.3750	7.9375
Fourth Quarter	14.6250	11.4375	8.7500	6.6250
Fiscal 2001
First Quarter	$16.7500	$13.3800	$11.1000	$8.5000
Second Quarter	17.3300	14.1000	13.7600	9.8600
Third Quarter	24.0000	16.3500	18.5000	13.3500
Fourth Quarter	28.1000	21.2600	21.1000	15.0700
Fiscal 2002
First Quarter	$35.7400	$24.0500	$33.0700	$18.4500
Second Quarter (through April 8, 2002)	33.1000	32.9000	32.7500	32.5800

      On March 7, 2002, the last trading day prior to the announcement of our board of directors’ approval of the merger agreement and the merger, the closing price per share of the Series A common stock as reported by the New York Stock Exchange was $34.40 and the closing price per share of the Series B common stock as reported by the New York Stock Exchange was $27.44.

      We have not paid cash dividends on our Series A common stock or Series B common stock during the last two fiscal years.

      As of April 8, 2002, the record date for the special meeting, there were 518 holders of record of the 3,855,582 outstanding shares of Series A common stock and 523 holders of record of the 11,433,132 outstanding shares of Series B common stock.

      We encourage you to obtain current market price quotations for the Series A common stock and Series B common stock in connection with voting your shares of Series A common stock or Series B common stock.

THE SPECIAL MEETING

Date, Time and Place

      The special meeting will be held on May 3, 2002, at 9:00 a.m., local time, at The Ritz-Carlton, Palm Beach, 100 South Ocean Boulevard, Manalapan, Florida. At the special meeting, holders of Series A common stock and Series B common stock will be asked to consider and vote upon a proposal to approve and adopt the merger agreement and approve the merger.

Record Date; Voting Power; Quorum

      Holders of record of shares of Series A common stock and Series B common stock at the close of business on April 8, 2002 are entitled to notice of, and to vote at, the special meeting. As of the record date, there were 3,855,582 shares of Series A common stock and 11,433,132 shares of Series B common stock outstanding.

      Holders of record of shares of Series A common stock on the record date are entitled to one vote per share on any matter that may properly come before the special meeting, including with respect to the approval and adoption of the merger agreement and the approval of the merger. Holders of record of shares of Series B common stock on the record date are entitled to one vote per share with respect to the approval and adoption of the merger agreement, the approval of the merger and other related matters.

      The representation, in person or by proxy, of at least a majority of the outstanding shares of the Series A common stock and at least a majority of the outstanding shares of the Series B common stock entitled to vote at the special meeting is necessary to constitute a quorum for the transaction of business.

Vote Required; Security Ownership of Management

      Under Florida law, the affirmative vote of the holders of a majority of the shares of both the Series A common stock and Series B common stock outstanding on the record date, each voting separately as a class, is required to approve and adopt the merger agreement and approve the merger. If your shares are not voted, the non-vote will have the same effect as a vote against the merger agreement and the merger. For purposes of determining whether the merger agreement and the merger have received the required majority vote, abstentions and broker non-votes (shares held in “street name” through a broker or other nominee as to which voting instructions with regards to the merger agreement and the merger have not been received from the beneficial owners and as to which such broker or other nominee is not permitted to exercise voting discretion with regards to the merger agreement or the merger) will not be included in the vote total, although an abstention and a broker non-vote will have the effect of a vote against the merger agreement and the merger. Abstentions and broker non-votes will, however, be counted for determining whether there is a quorum.

      As of the record date, our executive officers and directors owned, in the aggregate, 1,933,471 shares of Series A common stock, or approximately 50.15% of the Series A common stock then outstanding, and 2,217,983 shares of Series B common stock, or approximately 19.40% of the votes represented by the shares of Series B common stock then outstanding. See “Beneficial Ownership of Common Stock” on page 37. Each of our directors and executive officers, including George R. Wackenhut (who has entered into a voting agreement as discussed above), has indicated that he or she intends to vote in favor of the approval and adoption of the merger agreement and the approval of the merger.

Proxies

      We request that you complete, date and sign the accompanying form of proxy and return it promptly in the enclosed postage-paid envelope.

      Any shareholder giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted at the special meeting. A later-dated proxy or written notice of revocation given prior to the vote at the special meeting to our Assistant Secretary will serve to revoke such proxy. Also, a shareholder who attends the special meeting in person may, if he or she wishes, vote by ballot at the special meeting, thereby canceling any proxy previously given. Mere presence at the special meeting will not serve to revoke any proxy previously given.

Solicitation of Proxies

      In addition to the use of mails, proxies may be solicited by persons regularly employed by us, by personal interview, telephone and telegraph. Such persons will receive no additional compensation for such services, but will be reimbursed for any out-of-pocket expenses incurred by them in connection with such services. Arrangements may also be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation materials to the beneficial owners of shares of Series A common stock or Series B common stock held of record by such persons, and we may reimburse such persons for reasonable out-of-pocket expenses incurred by them in connection therewith.

      We will bear the costs of the special meeting and of soliciting proxies. We may engage a proxy solicitor to assist in the solicitation of proxies.

THE MERGER

Description of the Merger

      We have executed a merger agreement with Group 4 Falck and Milestone Acquisition Corporation. If the merger agreement is approved and adopted and the merger is approved by our shareholders, and certain other conditions are met, Milestone will be merged into us and we will be the surviving company in the merger. Pursuant to the merger agreement, at the effective time of the merger, we will become an indirect wholly-owned subsidiary of Group 4 Falck. We encourage you to read carefully the merger agreement, a copy of which is attached as Annex A to this proxy statement, in its entirety because it is the legal document that governs the merger.

      If the merger is consummated, you will be entitled to receive $33.00, without interest, in exchange for each share of Series A common stock and each share of Series B common stock you own at the time of the merger. Each fully-vested and exercisable option to purchase Series B common stock outstanding at the effective time of the merger will be cancelled and will represent the right to receive an amount in cash, without interest, equal to the difference between the cash merger consideration of $33.00 per share and the applicable per share exercise price of the options, less applicable withholding taxes. All options to purchase Series B common stock that were granted pursuant to our stock option plans will become fully-vested and exercisable at the effective time of the merger.

      The merger will terminate the interests of all holders of shares of Series A common stock and Series B common stock. Group 4 Falck will become the indirect sole shareholder of Wackenhut and the sole beneficiary of any earnings and growth of Wackenhut following the merger. As a result, following the merger, our shareholders and holders of our options will no longer benefit from any increase in Wackenhut value nor will they bear any risk of a decrease in Wackenhut’s value.

      The merger is subject to several conditions, including the approval of holders of a majority of the outstanding shares of Series A common stock and Series B common stock, voting separately as classes, and other customary closing conditions.

      The Series A common stock and Series B common stock are currently registered under the Securities Exchange Act of 1934, as amended, and are quoted on the New York Stock Exchange under the symbols “WAK” and “WAKB,” respectively. Following the merger, the shares of Series A common stock and Series B common stock will be delisted from the New York Stock Exchange and will no longer be publicly traded, and the registration of the Series A common stock and Series B common stock will be terminated.

      George R. Wackenhut and certain members of his family and affiliated entities, who in the aggregate own approximately 50.05% and 18.78%, respectively, of the outstanding shares of Series A common stock and Series B common stock, have entered into a voting agreement under which they have agreed to vote their shares of common stock in favor of the approval and adoption of the merger agreement and the approval of the merger. As part of the voting agreement, these parties have delivered an irrevocable proxy to Group 4 Falck to vote their shares in favor of the approval and adoption of the merger agreement and approval of the merger.

      Upon the consummation of the merger, Group 4 Falck will become the indirect beneficial owner of our 57% ownership interest in Wackenhut Corrections. Wackenhut Corrections’ common stock will continue to trade on the New York Stock Exchange. Due to certain provisions of Florida law, Group 4 Falck requested that the merger be approved by Wackenhut Corrections’ board of directors. In response to this request, Wackenhut Corrections’ board of directors formed a special independent committee to investigate and evaluate the proposed merger. The special independent committee determined that, as a prerequisite to recommending that the Wackenhut Corrections’ board of directors approve the merger, it was advisable for Wackenhut Corrections to enter into an agreement with Group 4 Falck and us to govern, among other things, the relationship between Wackenhut Corrections, Group 4 Falck and us following the consummation of the merger. Following negotiations among Wackenhut Corrections’ special independent committee, Group 4 Falck and us, such an agreement was entered into by Wackenhut Corrections, Group 4 Falck and us on March 8, 2002.

      The agreement among Group 4 Falck, Wackenhut Corrections and us provides, among other things, that (1) for a period of three years following the merger, the board of directors of Wackenhut Corrections will consist of nine members, five of whom will be independent directors, two of whom will be officers of Wackenhut Corrections and two of whom will be Group 4 Falck representatives, (2) during the one-year period following the merger, the nominating and compensation committee of the board of directors of Wackenhut Corrections will consist of three members, two of whom will be independent directors and one of whom will be a director nominated by Group 4 Falck, and (3) until such time as Group 4 Falck directly or indirectly owns less than 49% of the outstanding common stock of Wackenhut Corrections, (i) neither we nor Group 4 Falck will engage in the business of managing or operating prison, detention facility or mental health facility management businesses anywhere in the United States, and (ii) our representative and representatives of Group 4 Falck who serve on the board of directors of Wackenhut Corrections will not have access to certain proprietary, confidential information of Wackenhut Corrections, its subsidiaries or affiliates. The agreement also requires that any purchases of common stock of Wackenhut Corrections by either Group 4 Falck or us during the three-year period following the merger be made only at a price approved by a majority of the independent directors of Wackenhut Corrections. We and Group 4 Falck have collectively agreed to pay Wackenhut Corrections’ costs arising from or relating to the merger, up to a maximum aggregate amount of $700,000. In the event the merger agreement is terminated or the merger is otherwise abandoned, however, payment of such costs will be our responsibility exclusively.

Background of the Merger

      From time to time, our management has reviewed prospects for improving shareholder liquidity and value and enhancing our long-term growth potential. In the course of these reviews, our management has considered various strategic alternatives, including spin-offs, divestitures, strategic combinations and a potential sale of Wackenhut.

      In August 2001, Group 4 Falck contacted us to discuss the possibility of an acquisition or strategic combination. On August 31, 2001, we entered into a confidentiality agreement with Group 4 Falck in anticipation of the exchange of sensitive corporate information.

      From September through November 2001, our and Group 4 Falck’s senior management and our and Group 4 Falck’s respective advisors held a series of meetings to learn more about our respective companies and to further explore a potential business relationship between the companies. During this period, discussions with Group 4 Falck continued regarding the structure and valuation of a possible transaction. The discussions involved George R. Wackenhut, Chairman of Wackenhut, Richard R. Wackenhut, Vice Chairman, President and Chief Executive Officer of Wackenhut, Philip L. Maslowe, Executive Vice President and Chief Financial Officer of Wackenhut and Alan B. Bernstein, Chief Operating Officer of Wackenhut, and Lars Norby Johansen, Chief Executive Officer of Group 4 Falck, Derrick Miller, Chief Financial Officer of Group 4 Falck, and Soren Lundsberg-Nielsen, General Counsel of Group 4 Falck. In addition, financial information was exchanged between the parties. On October 29, 2001, a preliminary price range of $27.00 – $32.00 per share for each share of the Series A common stock and Series B common stock was discussed. On November 15, 2001, we entered into an exclusivity agreement with Group 4 Falck, under which we agreed not to solicit alternative acquisition proposals for 60 days.

      On November 19 and 20, 2001, Christian Jakobsen, Group 4 Falck’s head of mergers and acquisitions, Richard R. Wackenhut, Philip L. Maslowe, Alan B. Bernstein and other members of our management and of the management of Wackenhut Corrections, representatives of our financial advisor, Salomon Smith Barney, and representatives of Lehman Brothers, Group 4 Falck’s financial advisor, met in person in Palm Beach, Florida to discuss our operations and expected year-end results. After these meetings, we began compiling financial and operational information that had been requested by Group 4 Falck. We, however, insisted that the full due diligence process not begin until the parties had reached an agreement-in-principle on the price per share in the proposed merger.

      On January 9 and 10, 2002, Philip L. Maslowe, Alan B. Bernstein, and representatives of our financial advisor met with representatives of Group 4 Falck in Copenhagen, Denmark to further discuss valuation matters.

      From January 11 to January 15, 2002, we further addressed various valuation and operational matters with Group 4 Falck. On January 15, 2002, our management and the management of Group 4 Falck, together with our respective advisors, met in Miami, Florida to discuss the proposed merger. On January 17, 2002, our and Group 4 Falck’s management discussed the cash merger consideration and tentatively agreed on a price per share of $31.00 for each share of the Series A common stock and Series B common stock, subject to due diligence and the negotiation of a definitive merger agreement. At a meeting held on January 18, 2002, our board of directors, together with our management and our financial advisor, reviewed the $31.00 per share price proposal. Our board of directors then authorized the commencement of the formal due diligence process and extended the term of the exclusivity agreement until February 15, 2002.

      On January 29, 2002, Group 4 Falck’s legal counsel circulated an initial draft of the merger agreement for our review and comment. In response, our legal advisor provided general comments on the draft with the objective of further understanding the terms Group 4 Falck would find acceptable in a transaction. Negotiations on the merger agreement continued through the month of February 2002 and into the first week of March 2002.

      During this period until the signing of the merger agreement, our management and Group 4 Falck’s management, together with our respective legal and financial advisors, held discussions regarding the terms of the potential transaction and the drafts of the merger agreement and related documents, including the potential cash merger consideration. The due diligence process continued throughout this period. Our management and Group 4 Falck’s management, together with our respective representatives, met with Wackenhut Corrections’ special independent committee and its representatives to negotiate the agreement, discussed more fully above, among Group 4 Falck, Wackenhut Corrections and us to govern the relationship among Group 4 Falck, Wackenhut Corrections and us following the consummation of the merger.

      On February 7, 2002, our board of directors met and reviewed details of the proposed Group 4 Falck transaction, including transaction structure, pricing issues, termination rights, corporate governance issues, due diligence matters and the expected timing of concluding a transaction. At the meeting, our financial advisor also reviewed with our board of directors the valuation methodologies it expected to utilize in evaluating the cash merger consideration to be received in a transaction with Group 4 Falck.

      On February 27 and 28, 2002, we were contacted by and engaged in discussions with a third party, other than Group 4 Falck, regarding the possible acquisition of Wackenhut. After initially scheduling a meeting to further discuss a potential acquisition, the third party cancelled the meeting and stated it had no further interest in pursuing an acquisition of us at that time.

      At a meeting of our board of directors held on March 5, 2002, which was convened to discuss the proposed merger, the board decided to reject the proposed terms of the latest draft of the merger agreement, primarily due to issues with the proposed cash merger consideration of $31.00 per share. On March 6, 2002, Group 4 Falck increased the proposed cash merger consideration to $33.00 per share. In addition, revisions were made to the proposed merger agreement on March 6 and 7, 2002.

      On March 7, 2002, our board of directors met to consider the revised terms of the proposed merger. At that board meeting, our board of directors, together with our legal and financial advisors, engaged in extensive discussions regarding a number of factors, as more fully discussed below under “— Recommendation of Our Board of Directors.” At that board meeting, Salomon Smith Barney also made a financial presentation to our board of directors and delivered to our board of directors its oral opinion, which opinion was confirmed by delivery of a written opinion dated the same date, to the effect that, as of that date and based on and subject to the matters described in its written opinion, the aggregate consideration to be received in the merger by the holders of our common stock was fair, from a financial point of view, to such holders, as more fully discussed below under “— Opinion of Our Financial Advisor.”

      Following a discussion of the terms of the merger agreement and related agreements, our board of directors approved the merger agreement and the merger and all of the related transactions and documents. We then executed the merger agreement on March 8, 2002 in Miami, Florida and Group 4 Falck executed the merger agreement in Copenhagen, Denmark. The two companies issued press releases announcing the merger before the stock markets opened on March 8, 2002.

Litigation Relating to the Merger

      On March 8, 2002, two purported shareholders filed separate lawsuits against us and all of our directors, in the Florida Circuit Court of the 15th Judicial Circuit in and for Palm Beach County, titled Howard Thomas v. George R. Wackenhut, et al., Case No. CA02-03012, and Carl Brown v. George R. Wackenhut, et al., Case No. CA02-03014. These lawsuits allege, among other things, that our directors violated their fiduciary duties in connection with their approval of the merger. Among other things, the complaints seek certification of a class and injunctive relief enjoining the merger.

      On March 11, 2002, two purported shareholders filed an amended complaint in the existing derivative litigation against us in the Florida Circuit Court of the 15th Judicial Circuit in and for Palm Beach County, titled The Wackenhut Corp. and Wackenhut Corrections Corp., by and through Stanley Lerner v. George R. Wackenhut, et al., Case No. CA01-13509. The amended complaint alleges that George R. and Ruth J. Wackenhut have breached fiduciary duties to our shareholders in connection with the merger, and alleges that they have breached their fiduciary duties to shareholders of Wackenhut Corrections in connection with the merger. The amended complaint also asserts derivative claims alleging waste of corporate assets and breach of fiduciary duty to us and to Wackenhut Corrections in connection with alleged compensation to George R. and Ruth J. Wackenhut. Among other things, the amended complaint seeks return of alleged excessive compensation to us and to Wackenhut Corrections, certification of a class, and injunctive relief enjoining the merger.

      The court has consolidated these three actions and given the plaintiffs until April 19, 2002 to file an amended and consolidated complaint. The plaintiffs have indicated they intend to file such an amended and consolidated complaint. No trial date has been set in any of these actions. We believe that these lawsuits lack merit and intend to defend against them vigorously. An unfavorable outcome of the lawsuits could, however, have a material adverse effect on our ability to complete the merger.

Recommendation of Our Board of Directors

      OUR BOARD OF DIRECTORS HAS DETERMINED THAT THE MERGER IS ADVISABLE, FAIR AND IN THE BEST INTERESTS OF OUR SHAREHOLDERS AND HAS APPROVED THE MERGER AGREEMENT AND THE MERGER. ACCORDINGLY, OUR BOARD OF DIRECTORS RECOMMENDS THAT OUR SHAREHOLDERS VOTE FOR THIS PROPOSAL.

      At a special meeting held on March 7, 2002, our board of directors concluded that the merger is advisable, fair and in the best interests of our shareholders and determined to recommend that our shareholders approve and adopt the merger agreement and approve the merger. In evaluating the merger, our board of directors considered a number of relevant factors, including:

•	The historical market prices of the Series A common stock and the Series B common stock and the fact that the merger would enable shareholders to realize a premium over historical trading prices of both the Series A common stock and Series B common stock. Specifically, our board of directors noted that, although the cash merger consideration of $33.00 per share represents:

•	a discount of approximately 4% to the closing price of the Series A common stock on March 7, 2002, the date of the board meeting; and

•	a discount of approximately 3% to the average closing price of the Series A common stock during the week prior to the board meeting;

        it also represents:

•	a premium of approximately 7% over the average closing price of the Series A common stock during the four-week period prior to the board meeting;

•	a premium of approximately 30% over the closing price of the Series A common stock on October 26, 2001, the last trading day prior to the date we and Group 4 Falck first discussed a preliminary price range of $27.00-$32.00 per share;

•	a premium of approximately 94% over the closing price of the Series A common stock on August 30, 2001, the day prior to the date we entered into the confidentiality agreement with Group 4 Falck;

•	a premium of approximately 20% over the closing price of the Series B common stock on the date of the board meeting;

•	a premium of approximately 22% over the average closing price of the Series B common stock during the week prior to the board meeting;

•	a premium of approximately 32% over the average closing price of the Series B common stock during the four-week period prior to the board meeting;

•	a premium of approximately 75% over the closing price of the Series B common stock on October 26, 2001;

•	a premium of approximately 139% over the closing price of the Series B common stock on August 30, 2001;

•	a premium of approximately 13% over the blended closing price for the Series A common stock and Series B common stock on the date of the board meeting;

•	a premium of approximately 14% over the blended closing price for the Series A common stock and Series B common stock during the week prior to the board meeting;

•	a premium of approximately 24% over the blended closing price of the Series A common stock and Series B common stock during the four-week period prior to the board meeting;

•	a premium of approximately 61% over the blended closing price of the Series A common stock and Series B common stock on October 26, 2001; and

•	a premium of approximately 126% over the blended closing price of the Series A common stock and Series B common stock on August 30, 2001.

•	The $2.00 per share increase in the cash merger consideration offered by Group 4 Falck as a result of our negotiations on March 5 and 6, 2002;

•	The terms of the merger agreement granted us the unrestricted right to seek competing offers for the sale or merger of Wackenhut for a period of 30 days from March 8, 2002 and the merger agreement includes a provision that allows our board of directors to, thereafter, receive unsolicited acquisition proposals from, and negotiate with and give information to, third parties, and, to the extent required by its fiduciary obligations, to approve an acquisition transaction on terms more favorable to our shareholders than those set forth in the merger agreement;

•	The financial presentation by our financial advisor to our board of directors at the March 7, 2002 meeting, including its opinion, dated March 7, 2002, as to the fairness, from a financial point of view, of the aggregate consideration to be received in the merger by the holders of our common stock, as more fully described below under “— Opinion of Our Financial Advisor;”

•	The recommendation of the board of directors that our shareholders approve and adopt the merger agreement and approve the merger was the result of arm’s-length negotiations between Group 4 Falck and us;

•	The interests that certain of our directors and executive officers may have in the merger;

•	A review of the material terms and conditions of the merger agreement, including the amount and form of consideration, the structure of the merger and the amount of the proposed termination fee;

•	The high probability that the merger will be consummated, because the merger consideration is payable in cash, which eliminates uncertainties in valuing the consideration to be received by our shareholders; and

•	The merger is not subject to any type of financing condition.

      The board discussions specifically addressed the fact that, although the cash merger consideration of $33.00 per share represented a premium to the closing market price of the Series B common stock and a premium to the blended closing price of the Series A common stock and Series B common stock on March 7, 2002, it represented a discount to the closing market price of the Series A common stock on such date. Our board of directors concluded that because the cash merger consideration of $33.00 per share was, in fact, a substantial premium to the historical market prices of the Series B common stock, as well as the Series A common stock (until the period beginning one week prior to the board meeting), the merger was advisable and fair, due to a number of relevant factors, including a review of our intrinsic value. Our board of directors placed great emphasis on the fact that the merger agreement had recently been revised to allow us the unrestricted right to seek more favorable offers for a period of 30 days before the covenant not to solicit competing offers, as set forth in the merger agreement, becomes applicable.

      Due to the variety of factors that it considered in reaching its determination, our board of directors did not find it appropriate to and did not quantify or otherwise attempt to assign relative weights to any individual factor considered in reaching its conclusions and recommendations. In considering the factors described above, not intended by our board of directors to be exhaustive, individual members of the board of directors may have given different weights to different factors considered.

Opinion of Our Financial Advisor

      We retained Salomon Smith Barney to act as our exclusive financial advisor in connection with the merger. In connection with this engagement, we requested that Salomon Smith Barney evaluate the fairness, from a financial point of view, of the aggregate consideration to be received in the merger by the holders of our common stock. On March 7, 2002, at a meeting of our board of directors held to evaluate the proposed merger, Salomon Smith Barney delivered to our board of directors an oral opinion, which opinion was confirmed by delivery of a written opinion dated the same date, to the effect that, as of that date and based on and subject to the matters described in the opinion, the aggregate consideration was fair, from a financial point of view, to the holders of Wackenhut common stock. For purposes of Salomon Smith Barney’s opinion, the terms “aggregate consideration” and “aggregate merger consideration” each mean $33.00 multiplied by the total number of shares of our common stock estimated by our management to be outstanding at the effective time of the merger.

      In arriving at its opinion, Salomon Smith Barney:

•	reviewed a draft, dated March 7, 2002, of the merger agreement;

•	held discussions with our senior officers, directors and other representatives and advisors concerning our business, operations and prospects;

•	examined publicly available business and financial information relating to us, including our equity interest in Wackenhut Corrections;

•	examined financial forecasts and other information and data for us, including forecasts and other information and data relating to Wackenhut Corrections, provided to or otherwise discussed with Salomon Smith Barney by our management;

•	reviewed the financial terms of the merger as described in the merger agreement in relation to, among other things, current and historical market prices and trading volumes of our common stock, the financial condition and historical and projected earnings and other operating data of us and Wackenhut Corrections, and our capitalization;

•	considered, to the extent publicly available, the financial terms of other transactions recently effected which Salomon Smith Barney considered relevant in evaluating the merger;

•	analyzed financial, stock market and other publicly available information relating to the businesses of other companies whose operations Salomon Smith Barney considered relevant in evaluating us; and

•	conducted other analyses and examinations and considered other financial, economic and market criteria as Salomon Smith Barney deemed appropriate in arriving at its opinion.

      In rendering its opinion, Salomon Smith Barney assumed and relied, without independent verification, on the accuracy and completeness of all financial and other information and data publicly available or furnished to or otherwise reviewed by or discussed with it. With respect to financial forecasts and other information and data provided to or otherwise reviewed by Salomon Smith Barney, our management advised Salomon Smith Barney that these forecasts, including adjustments to the forecasts, and other information and data, including information relating to our holdings in Wackenhut Corrections and the number of shares of our common stock outstanding as of the date of the merger agreement and as estimated to be outstanding at the effective date of the merger, were reasonably prepared on bases reflecting the best currently available estimates and judgments of our management as to our future financial performance and capitalization, our tax basis in the shares of the common stock of Wackenhut Corrections we own and other matters. Salomon Smith Barney did not make, and was not provided with, an independent evaluation or appraisal of the assets or liabilities, contingent or otherwise, of us or our subsidiaries, and did not make any physical inspection of properties or assets of us or our subsidiaries. Salomon Smith Barney assumed, with our consent, that the merger would be consummated in accordance with the terms of the merger agreement, without waiver, modification or amendment of any material term, condition or agreement and that, in the course of obtaining the necessary regulatory and third party approvals or consents for the merger, no delay, limitation, restriction or condition would be imposed that would have an adverse effect on the merger. In addition, our representatives advised Salomon Smith Barney, and it therefore also assumed, that the final terms of the merger agreement would not vary materially from those contained in the draft it reviewed.

      Salomon Smith Barney expressed no view as to, and its opinion does not address, the allocation of the aggregate consideration among the holders of our common stock or the relative merits of the merger as compared to any alternative business strategies that might exist for us or the effect of any other transaction in which we might engage. Prior to March 8, 2002, the date of the merger agreement, Salomon Smith Barney was not requested to, and did not, solicit third party indications of interest in the possible acquisition of us. However, consistent with the provisions of the merger agreement and at our request, Salomon Smith Barney solicited, on our behalf, third party indications of interest for competing acquisition proposals during the 30-day period following March 8, 2002. Salomon Smith Barney’s opinion was necessarily based on information available, and financial, stock market and other conditions and circumstances existing and disclosed, to Salomon Smith Barney as of the date of its opinion. Although Salomon Smith Barney evaluated the aggregate merger consideration from a financial point of view, Salomon Smith Barney was not asked to and it did not recommend the specific consideration payable in the merger, which was determined through negotiation between us and Group 4 Falck. We imposed no other instructions or limitations on Salomon Smith Barney with respect to the investigations made or procedures followed by Salomon Smith Barney in rendering its opinion.

      The full text of Salomon Smith Barney’s written opinion dated March 7, 2002, which describes the assumptions made, procedures followed, matters considered and limitations on the review undertaken, is attached to this proxy statement as Annex B and is incorporated into this proxy statement by reference. Salomon Smith Barney’s opinion is addressed to our board of directors and relates only to the fairness of the aggregate merger consideration from a financial point of view, does not address any other aspect of the merger or any related transaction and does not constitute a recommendation to any shareholder with respect to any matters relating to the merger.

      In preparing its opinion, Salomon Smith Barney performed a variety of financial and comparative analyses, including those described below. The summary of these analyses is not a complete description of the analyses underlying Salomon Smith Barney’s opinion. The preparation of a fairness opinion is a complex analytical process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, a fairness opinion is not readily susceptible to summary description. Accordingly, Salomon Smith Barney believes that its analyses must be considered as a whole and that selecting portions of its analyses and factors or focusing on information presented in tabular format, without considering all analyses and factors or the narrative description of the analyses, could create a misleading or incomplete view of the processes underlying its analyses and opinion.

      In its analyses, Salomon Smith Barney considered industry performance, general business, economic, market and financial conditions and other matters existing as of the date of its opinion, many of which are beyond our control. No company, transaction or business used in those analyses as a comparison is identical to us or the proposed merger, and an evaluation of those analyses is not entirely mathematical. Rather, the analyses involve complex considerations and judgments concerning financial and operating characteristics and other factors that could affect the acquisition, public trading or other values of the companies, business segments or transactions analyzed.

      The estimates contained in Salomon Smith Barney’s analyses and the valuation ranges resulting from any particular analysis are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by its analyses. In addition, analyses relating to the value of businesses or securities do not necessarily purport to be appraisals or to reflect the prices at which businesses or securities actually may be sold. Accordingly, Salomon Smith Barney’s analyses and estimates are inherently subject to substantial uncertainty.

      Salomon Smith Barney’s opinion and analyses were only one of many factors considered by our board of directors in its evaluation of the merger and should not be viewed as determinative of the views of our board or management with respect to the proposed merger or the aggregate consideration payable in the merger.

      The following is a summary of the material financial analyses performed by Salomon Smith Barney in connection with the rendering of its opinion dated March 7, 2002 to our board of directors. The financial analyses summarized below include information presented in tabular format. In order to fully understand Salomon Smith Barney’s financial analyses, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses. Considering the data below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of Salomon Smith Barney’s financial analyses. For purposes of its analyses, Salomon Smith Barney derived an implied equity reference range for us based on 100% of the implied equity reference range for our non-Wackenhut Corrections operations, plus 56% (our approximate equity interest in Wackenhut Corrections) of the implied equity reference range for Wackenhut Corrections after adjustment to reflect the embedded tax liability associated with our equity interest in Wackenhut Corrections given our zero tax basis in the shares of Wackenhut Corrections common stock held by us and the potential corporate gains tax that would be payable by us upon the disposition of such shares.

Discounted Cash Flow Analysis

      Salomon Smith Barney performed separate discounted cash flow analyses of Wackenhut, excluding Wackenhut Corrections, and Wackenhut Corrections to calculate the estimated present value of the stand-alone, unlevered, after-tax free cash flows that Wackenhut and Wackenhut Corrections could generate over fiscal years 2002 through 2005. Our estimated financial data were based on internal estimates of our management using both a normalized margins case scenario and an expanded margins case scenario. Estimated financial data for Wackenhut Corrections were based on internal estimates of our management. The expanded margins case reflected the potential for increased earnings before interest and taxes, commonly referred to as EBIT, margins relative to our historical performance, excluding Wackenhut Corrections, while the normalized margins case was based on our historical EBIT margins, excluding Wackenhut Corrections. Salomon Smith Barney calculated a range of estimated terminal values for Wackenhut, excluding Wackenhut Corrections, by applying earnings before interest, taxes, depreciation and amortization, commonly referred to as EBITDA, exit multiples of 5.0x to 7.0x to our projected calendar year 2006 EBITDA, excluding Wackenhut Corrections. Salomon Smith Barney also calculated a range of estimated terminal values for Wackenhut Corrections by applying EBITDA exit multiples of 7.0x to 9.0x to Wackenhut Corrections’ projected calendar year 2006 EBITDA. The present value of the cash flows and terminal values were calculated using discount rates ranging from 9.0% to 11.0% in the case of Wackenhut and 7.0% to 9.0% in the case of Wackenhut Corrections. This analysis indicated the following approximate implied equity reference ranges for us, based on the expanded margin case and normalized margin case, as compared to the aggregate consideration provided for in the merger:

Implied Equity Reference Range

Expanded Margin Case	Normalized Margin Case	Aggregate Merger Consideration

$593 million - $720 million	$416 million - $510 million	$496 million

Selected Companies Analysis

      Using publicly-available information, Salomon Smith Barney analyzed the market values and trading multiples of five selected publicly-traded companies in the security services industry, the industry in which we operate, and three selected publicly-traded companies in the corrections industry, the industry in which Wackenhut Corrections operates. The companies in the security services industry included companies with a market capitalization of more than $2.0 billion, referred to as large cap companies, and companies with a market capitalization of less than $2.0 billion, referred to as small cap companies. The selected companies were the following:

Security Services Companies

      Large Cap Companies

•	Securitas AB
•	Group 4 Falck
•	Chubb plc

      Small Cap Companies

•	Securicor plc
•	Prosegur, Compania de Seguridad S.A.

Corrections Companies

•	Corrections Corporation of America
•	Cornell Companies, Inc.
•	Correctional Services Corporation

All multiples were based on closing stock prices on March 6, 2002. Estimated financial data for the selected companies were based on publicly-available research analysts’ estimates, and estimated financial data for us and Wackenhut Corrections were based on internal estimates of our management. Salomon Smith Barney compared enterprise value, calculated as equity value on a fully-diluted basis plus straight debt, minority interest, straight preferred stock and all out-of-the-money convertibles, less cash and investments in unconsolidated affiliates, of the selected security services companies and corrections companies as a multiple of latest 12 months and estimated calendar years 2002 and 2003 EBITDA. Salomon Smith Barney then applied a range of selected multiples derived from the selected security services companies to our corresponding financial data, excluding Wackenhut Corrections, and a range of selected multiples derived from the selected corrections companies to corresponding financial data of Wackenhut Corrections. This analysis indicated the following approximate implied equity reference range for us, as compared to the aggregate consideration provided for in the merger:

Implied Equity Reference Range	Aggregate Merger Consideration

$345 million - $426 million	$496 million

Precedent Transactions Analysis

      Using publicly-available information, Salomon Smith Barney reviewed the implied transaction value multiples paid in the following four selected transactions in the security services industry:

Acquiror	Target

• Securicor plc	• Argenbright Security, Inc.
• Securitas AB	• Burns International Services Corporation
• Securitas AB	• American Protective Services Inc. and First Security Services Corporation
• Securitas AB	• Pinkerton’s, Inc.

Salomon Smith Barney compared transaction values in the selected transactions as a multiple of latest 12 months EBITDA. All multiples were based on publicly-available financial information for the selected transactions. Salomon Smith Barney then applied a range of selected multiples derived from the selected transactions to our corresponding financial data, excluding Wackenhut Corrections. Due to the limited transactions in the corrections industry involving publicly-traded target companies, Salomon Smith Barney applied a range of selected EBITDA multiples derived from the selected correction companies referenced above under “Selected Companies Analysis” after application of an equity premium. This analysis indicated the following approximate implied equity reference range for us, as compared to the aggregate consideration provided for in the merger:

Implied Equity Reference Range	Aggregate Merger Consideration

$419 million — $481 million	$496 million

Other Factors

      In rendering its opinion, Salomon Smith Barney also reviewed and considered other factors, including:

•	historical trading prices and trading volumes for our common stock for the period March 6, 2001 through March 6, 2002;

•	our shareholder ownership profile; and

•	published research analysts’ reports for us.

Miscellaneous

      Under the terms of its engagement, we have agreed to pay Salomon Smith Barney customary fees for its financial advisory services in connection with the merger. A portion of these fees became payable upon the delivery of Salomon Smith Barney’s opinion and a significant portion is contingent upon completion of the merger. We also have agreed to reimburse Salomon Smith Barney for reasonable travel and other expenses incurred by Salomon Smith Barney in performing its services, including reasonable fees and expenses of its legal counsel, and to indemnify Salomon Smith Barney and related persons against liabilities, including liabilities under the federal securities laws, arising out of its engagement.

      Salomon Smith Barney and its affiliates in the past have provided services to us and our affiliates unrelated to the merger, for which services Salomon Smith Barney and its affiliates have received compensation. In the ordinary course of business, Salomon Smith Barney and its affiliates may actively trade or hold the securities of Wackenhut and Group 4 Falck for their own account or for the account of customers and, accordingly, may at any time hold a long or short position in those securities. In addition, Salomon Smith Barney and its affiliates, including Citigroup Inc. and its affiliates, may maintain relationships with Wackenhut and Group 4 Falck and their respective affiliates.

      Salomon Smith Barney is an internationally recognized investment banking firm and was selected by us based on its reputation, experience and familiarity with us and our businesses. Salomon Smith Barney regularly engages in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive bids, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes.

Interests of Our Directors, Executive Officers and Affiliates in the Merger

      When you consider our board of directors’ recommendation to vote to approve and adopt the merger agreement and to approve the merger, you should be aware of interests that some of our directors and executive officers have in the merger that are different from your interests as shareholders. Our board of directors was aware of such interests and considered them before approving the merger agreement and the merger. George R. Wackenhut, Richard R. Wackenhut and Alan B. Bernstein, each of whom may be deemed to have a conflict of interest in connection with the merger, as more fully described below, abstained from the board vote on the merger agreement and the merger.

     Executive Officers

Stock Options

      Each fully-vested and exercisable option to purchase shares of Series B common stock, including those held by our executive officers, outstanding as of the effective time of the merger will represent the right to receive an amount in cash, without interest, less any applicable withholding taxes, equal to the difference between the $33.00 per share cash merger consideration and the per share exercise price of the option, to the extent that difference is a positive number, multiplied by the number of shares of common stock subject to the option, with such difference being referred to as the “spread.” In this regard, all outstanding unvested options to purchase shares of Series B common stock granted pursuant to our stock option plans will vest at the effective time of the merger in accordance with the terms of these plans.

      The following table summarizes the total number of options to purchase shares of Series B common stock held by the following executive officers that will be fully-vested and exercisable at the effective time of the merger, as well as the aggregate spread our executive officers will receive for those options upon the consummation of the merger:

Name and Title	No. of Options	Aggregate Spread

George R. Wackenhut	334,375	$7,064,500
Richard R. Wackenhut	289,500	$6,026,102
Alan B. Bernstein	267,788	$5,686,982
Philip L. Maslowe	205,000	$4,080,937

      Our two other executive officers not listed above hold a total of 352,250 options to purchase Series B common stock and these executive officers will receive $7,307,375 in aggregate spread for those options upon the consummation of the merger.

     Restricted Stock and Performance-Based Shares

      Prior to the effective time of the merger, all of our outstanding shares of restricted Series B common stock, including those held by our executive officers, will become fully vested. For each share of our restricted Series B common stock outstanding at the time of the merger, and for each performance-based share granted prior to the date of the merger agreement, our executive officers will have the right to receive a cash payment equal to the cash merger consideration of $33.00 per share, less any applicable withholding taxes. The following table summarizes the number of shares of restricted Series B common stock and performance-based shares that are held by the following executive officers, as well as the aggregate consideration the executive officers will receive for such restricted Series B common stock and performance-based shares upon the consummation of the merger:

	Restricted	Performance	Total	Aggregate
Name	Stock Units	Shares	Units/Shares	Consideration

George R. Wackenhut	69,231	75,879	145,110	$4,788,630
Richard R. Wackenhut	28,938	39,132	68,070	$2,246,310
Alan B. Bernstein	15,327	20,876	36,203	$1,194,699
Philip L. Maslowe	6,528	11,875	18,403	$607,299

      Our two other executive officers not listed above hold in the aggregate 12,182 shares of restricted Series B common stock and 17,948 performance-based shares and these executive officers will receive $994,290 in aggregate consideration for such shares of restricted Series B common stock and performance-based shares upon consummation of the merger.

      The employment agreement for Richard R. Wackenhut and the severance agreements for Alan B. Bernstein, Philip L. Maslowe and our other executive officers described below provide that they will be paid an excise tax gross-up payment to the extent that any amount paid to them by us is subject to a 20% excise tax under the Internal Revenue Code. If their employment is terminated upon consummation of the merger, the acceleration of their restricted Series B common stock and performance shares will give rise to an excise tax and the gross-up payments associated with such tax would be in the amounts of $362,693 for Mr. Wackenhut, $196,269 for Mr. Bernstein and $107,934 for Mr. Maslowe. Our two other executive officers will receive gross-up payments in the aggregate amount of $166,693, due to the acceleration of their restricted Series B common stock and performance shares, if their employment is terminated upon consummation of the merger.

     Employment Agreements

      George R. Wackenhut. We entered into a three-year employment agreement with George R. Wackenhut, effective as of March 17, 2000. The employment agreement provides that George Wackenhut will receive an initial annual base salary of $1,584,000, subject to possible increases (but not decreases)

from time to time in the sole discretion of our board of directors or the board’s compensation committee. In addition, George R. Wackenhut will be eligible for an annual bonus of a minimum of 35% of his base salary, based on the achievement of certain targets and incentives. The employment agreement also provides for certain benefits to George R. Wackenhut, including life and health insurance, an automobile allowance, and other benefits generally available to executive officers.

      Either we or George R. Wackenhut may terminate the employment agreement for any reason, including a change in control. Upon such termination of employment, George R. Wackenhut will be entitled to receive the following: (1) the unpaid portion of his salary payable through the date of termination of employment; (2) all vested accrued benefits as of the date of termination of employment that he is entitled to under our benefit plans; (3) all of our interest in any automobile used by George R. Wackenhut and the payment of the balance of any outstanding loan or lease on such automobile; and (4) the retirement benefit described below.

      In the event of termination of George R. Wackenhut’s employment for any reason, he and his spouse will be entitled to receive the following retirement benefit: on an annual basis, for the remainder of George R. Wackenhut’s life, and upon his death, for the remainder of his spouse’s life, any benefits or perquisites requested by him (or in the event of his death, his spouse), not to exceed a value of $250,000 per year. The employment agreement provides that if any payment to George R. Wackenhut thereunder would be subject to federal excise taxes imposed on certain severance payments, we will make an additional payment to him to cover any such taxes payable by him and the taxes on such gross-up payment. A change in control upon consummation of the merger will not have any effect on George R. Wackenhut’s employment agreement or trigger any provisions requiring delivery of any payments or other consideration to Mr. Wackenhut.

      Richard R. Wackenhut. We entered into a ten-year employment agreement with Richard R. Wackenhut to act as our Chief Executive Officer, effective as of March 17, 2000. The employment agreement was automatically renewed on March 17, 2001 and March 17, 2002, as it provides that the term is automatically extended for an additional one-year period on each anniversary date of the agreement. The employment agreement was amended on February 19, 2002. The employment agreement, as amended, provides that Richard R. Wackenhut will receive an initial annual base salary of $1,050,000, subject to possible increases (but not decreases) from time to time in the sole discretion of our board of directors or the board’s compensation committee. His current salary level is $1,150,000. In addition, Richard R. Wackenhut will be eligible for a minimum annual bonus of 35% of his base salary, based on the achievement of certain targets and incentives. His bonus level for the 2001 fiscal year was 50% of his base salary. Our board of directors approved the payment of an additional bonus in the amount of $218,552 to Richard R. Wackenhut for the 2001 fiscal year, due to the fact that we exceeded our budget for operating results during that period. The employment agreement also provides for certain benefits to Richard R. Wackenhut, including life and health insurance, an automobile allowance and other benefits generally available to executive officers.

      If we terminate Richard R. Wackenhut’s employment for any reason at any time other than death, or if he elects to terminate his employment for “good reason,” as defined in his employment agreement, he will be entitled to the following: (1) a special termination lump sum payment equal to the number of years remaining under the employment agreement multiplied by the sum of his annual salary at the time of the termination, or if greater, his annual salary in effect for the calendar year prior to the date of termination and the greater of the annual bonus he received during the preceding calendar year or the largest bonus he would have received if his termination had not occurred (assuming all targets were met, regardless of actual results); (2) the continuation of his employee benefits for the remainder of the term of the employment agreement; (3) immediate vesting of awards granted pursuant to our Key Employee Long-Term Incentive Stock Plan and other stock options or other interests he has in our securities, without regard to restrictions on restricted stock and performance targets with respect to performance units or shares; (4) all of our interest in any automobile used by Richard R. Wackenhut and the payment of the balance of any outstanding loan or lease on such automobile; (5) the present value of all cash payments pursuant to the amended Retirement Agreement (as described under “Senior Officer Retirement Plan”

below), as if he had remained employed until the retirement date defined therein, in full satisfaction of our obligations under the Retirement Agreement (the present value referred to above will be calculated using a discount rate equal to the lower of the rate provided for in Section 280G(d)(4) of the Internal Revenue Code of 1986, as amended, referred to herein as the Code, or six and one-half percent (6.5%), and without regard to any mortality factors or related probabilities); (6) the dollar value of the sum of vacation time, had he remained employed, and accrued vacation time; and (7) a payment of $670,000. In addition, Richard Wackenhut will be entitled to a pro rata bonus for the year of termination under our bonus plan. If Richard R. Wackenhut breaches a covenant not to compete provided for in the amendment to his employment agreement, Wackenhut will be entitled to recover the payment of $670,000 referred to above and other damages incurred.

      If Wackenhut were to terminate Richard R. Wackenhut’s employment upon consummation of the merger, the amount of the payments to him referred to above, exclusive of the amounts relating to payoff of his deferred compensation, would be $19,529,511, plus an excise tax gross-up payment of $9,079,791. For the purposes of these calculations, we have assumed that the merger will be consummated on June 1, 2002. The amounts payable to Richard R. Wackenhut attributable to the payoff of his deferred compensation are set forth under the description of the Senior Officer Retirement Plan below.

      If Richard R. Wackenhut’s employment is terminated due to his death, his estate will be entitled to the following: (1) his earned and unpaid base salary; and (2) the special termination payment described above. If, more than 18 months after a change in control (as discussed below), Richard Wackenhut terminates his employment, he would be entitled to receive the benefits described in the previous paragraph regarding termination for good reason. A change in control for purposes of Richard R. Wackenhut’s employment agreement generally includes the occurrence of any of the following: (1) any person, other than exempt persons (including our present controlling shareholder group, which is discussed below), becomes a beneficial owner of 30% or more of the combined voting power of our outstanding securities; (2) the approval by shareholders of a merger or consolidation, except a merger or consolidation where existing shareholders would own more than 80% of the combined voting power of our voting securities or of the voting securities of the surviving company; (3) the approval by our shareholders of a liquidation or the sale or disposition of all or substantially all of our assets; or (4) our present controlling shareholder group owns 30% or less of the our combined voting stock. A change in control will not be deemed to occur if Richard R. Wackenhut is part of the purchasing group that consummates a transaction causing a change in control. For the purposes of this paragraph, our present controlling shareholder group includes George R. Wackenhut, his spouse and lineal descendants, trusts formed for the benefit of such persons, and affiliates of such persons. The merger of Milestone with us will be deemed a change in control for purposes of Richard R. Wackenhut’s employment agreement. The employment agreement provides that if any payment to Richard R. Wackenhut thereunder would be subject to federal excise taxes imposed on certain severance payments, we will make an additional payment to him to cover any such taxes payable by him and the taxes on such gross-up payment.

      We have entered into an agreement with Richard R. Wackenhut that provides that we will negotiate with each other in good faith to enter into a new employment agreement prior to the effective time of the merger, and that the new employment agreement will differ from his existing employment agreement in that it will provide (i) for a term that will expire on March 17, 2012; (ii) that Mr. Wackenhut will not compete with us or solicit our clients for a period of five years after the termination of his employment; (iii) that Mr. Wackenhut’s title and duties will be as mutually agreed upon; (iv) that a reduction in the title and/or duties of Mr. Wackenhut will not constitute good reason for Mr. Wackenhut’s resignation; and (v) that Mr. Wackenhut may engage in other activities that are not competitive with our business. If Wackenhut is unable to enter into a new agreement, Mr. Wackenhut’s current agreement will remain in effect.

  Severance Agreements

      We entered into severance agreements with Alan B. Bernstein, Philip L. Maslowe and certain other executive officers, effective as of March 17, 2000. These severance agreements were amended and restated

on November 21, 2001. Under such amendments, the executives are entitled to a cash payment sufficient to fund an annuity in satisfaction of our obligations to the executive officers under the senior officer retirement/ deferred compensation agreements which are described below. The severance agreements provide that if a covered officer’s employment ceases for any reason, including the voluntary resignation of the officer, during the 12 month period following a change in control (as defined above in the discussion of the employment agreement of Richard R. Wackenhut), he or she will be entitled to the following: (1) a lump sum payment equal to three times the sum of his or her annual salary at the time of the termination, or if greater, his or her annual salary in effect for the calendar year prior to the date of termination and the greater of the annual bonus he or she received during the preceding calendar year or the largest bonus he or she would have received if his or her termination had not occurred (assuming all targets were met, regardless of actual results); (2) the continuation of his or her employee benefits for three years, or at the election of the officer, an amount equal to the present value of the cost of providing such benefits; (3) immediate vesting of awards granted pursuant to our Key Employee Long-Term Incentive Stock Plan and other stock options or other interests in our securities, without regard to restrictions on restricted stock and performance targets with respect to performance units or shares; (4) all of our interest in any automobile used by the officer and the payment of the balance of any outstanding loan or lease on such automobile; (5) the dollar value of the sum of vacation time, had he or she remained employed, and accrued vacation time; and (6) an amount equal to the deferred compensation payoff amount in full satisfaction of our obligations under the senior officer retirement/deferred compensation agreements described below. The merger of Milestone with us will be deemed a change in control for purposes of all of our severance agreements with our senior officers. The deferred compensation payoff amount is equal to the sum of (1) an amount which will be sufficient to allow the officer to purchase an annuity policy issued by a life insurance company which has the highest ratings from independent rating agencies (such as Standard & Poor’s or A.M. Best), which will provide after-tax benefits in amounts which are at least equal to the after-tax benefits the officer would have otherwise received, plus (2) a gross-up payment for all applicable taxes relating to the deferred compensation payoff amount, excluding federal excise taxes which are discussed below, and the taxes on such gross-up payment. The severance agreements include a non-competition agreement for a period of 12 months after the termination of the officer’s employment. The severance agreements provide that if any payment to the officer thereunder would be subject to federal excise taxes imposed on certain severance payments, we will make an additional payment to him or her to cover any such taxes payable by him or her and the taxes on such gross-up payment.

      If the employment of Alan B. Bernstein were terminated upon consummation of the merger, the amount of the payments to him referred to above, exclusive of the amounts relating to the payoff of his deferred compensation, would total $3,737,315, plus an excise tax gross-up payment of $1,470,314. The amounts payable to Alan B. Bernstein attributable to the payoff of his deferred compensation are set forth under the description of the Senior Officer Retirement Plan below.

      If the employment of Philip L. Maslowe were terminated upon consummation of the merger, the amount of the payments to him, exclusive of the amounts relating to payoff of his deferred compensation, would total $2,422,415, plus an excise tax gross-up payment of $979,651. The amounts payable to Philip L. Maslowe attributable to the payoff of his deferred compensation are set forth under the description of the Senior Officer Retirement Plan below.

      If the employment of our other executive officers were terminated upon the consummation of the merger, the amount of the payments to them, exclusive of the amounts relating to payoff of their deferred compensation, would total $3,705,349 in the aggregate, plus excise gross-up payments of $1,499,304 in the aggregate.

      The exact amount of the foregoing payments depends on the date of the merger and the interest rates in effect at such time. The amounts set forth above assume an effective time of the merger in June 2002 and assume that the interest rates in effect as of March 2002 will still be in effect as of June 2002. The actual amounts may vary depending on the actual closing date and interest rates then in effect.

      At the board meeting held on March 7, 2002, our board of directors authorized and approved the payment of a special bonus to Philip L. Maslowe in the amount of $500,000 in connection with his efforts related to the merger. This bonus is only to be paid upon consummation of the merger.

     Senior Officer Retirement Plan

      The retirement benefits for our senior officers are contained in senior officer retirement/deferred compensation agreements between us and each of Richard R. Wackenhut, Alan B. Bernstein, Philip L. Maslowe, and certain other senior officers, referred to as the retirement agreements. The retirement agreements were amended on March 17, 2000 and November 27, 2001. All benefits to be provided under these retirement agreements are currently fully-vested. The retirement agreements provide that we will pay certain sums to the senior officers or their beneficiaries for twenty five years (twenty years in the case of Richard R. Wackenhut) beginning on the date of their death or retirement, whichever occurs first, after age 60, or to their beneficiaries for twelve and one half years (ten years in the case of Richard R. Wackenhut) if they die before age 60. Upon a change in control (as defined above under the discussion of the employment agreement of Richard R. Wackenhut): (1) the age of 55 years, rather than 60, will be considered the retirement date; and (2) our senior officers will be entitled to receive the deferred compensation payoff amount, as described above under the Severance Agreements (or in the case of Richard R. Wackenhut, the employment agreement). The merger of Milestone with us will be deemed a change in control for purposes of the retirement agreements with our senior officers. With respect to our most highly-compensated executive officers, George R. Wackenhut is not a party to a retirement agreement, while Philip L. Maslowe, Richard R. Wackenhut and Alan B. Bernstein are parties to retirement agreements.

      Richard R. Wackenhut’s employment agreement provides that if he is terminated upon consummation of the merger, he will immediately receive a payoff in satisfaction of the payments under his retirement/deferred compensation agreement, without regard to the 55-year age requirement discussed above. The amount of this payoff is $1,992,756 plus an excise tax gross-up payment of $299,236.

      Alan B. Bernstein’s severance agreement provides that if he is terminated upon consummation of the merger, he will immediately receive a payoff in satisfaction of the payments under his retirement/deferred compensation agreement, without regard to the 55-year age requirement discussed above. The amount of this payoff is $4,209,176 plus an excise tax gross-up payment of $963,588.

      Philip L. Maslowe’s severance agreement provides that if he is terminated upon consummation of the merger, he will immediately receive a payoff in satisfaction of the payments under his retirement/deferred compensation agreement, without regard to the 55-year age requirement discussed above. The amount of this payoff is $3,419,478 plus an excise tax gross-up payment of $817,553.

      The severance agreements of our two other executive officers provide that if they are terminated upon consummation of the merger, they will immediately receive a payoff in satisfaction of the payments under their retirement/deferred compensation agreements, without regard to the 55-year age requirement discussed above. The amount of these payoffs is $6,818,956 in the aggregate plus excise tax gross-up payments of $1,878,901 in the aggregate.

      The exact amount of the foregoing payments depends on the date of the merger and the interest rates in effect at such time. The amounts set forth above assume an effective time of the merger in June 2002, and assume that the interest rates in effect as of March 2002 will still be in effect as of June 2002. The actual amounts may vary depending on the actual closing date and interest rates then in effect.

     Non-employee Directors

Stock Options

      The merger agreement provides that each fully-vested and exercisable option to purchase Series B common stock, including those options held by our non-employee directors, outstanding as of the effective time of the merger will represent the right to receive the spread, less any applicable withholding taxes. In this regard, all options that have been granted to our non-employee directors were fully-vested on the date of grant.

      The following table summarizes the total number of options to purchase shares of Series B common stock held by the following non-employee directors, as well as the aggregate spread to be received by the non-employee directors upon consummation of the merger:

Name and Title	No. of Options	Aggregate Spread

Julius W. Becton, Jr.	25,500	$513,800
Carroll A. Campbell, Jr.	21,000	$423,300
Benjamin R. Civiletti	19,000	$395,550
Anne N. Foreman	25,500	$513,800
Edward L. Hennessey, Jr.	25,500	$513,800
Paul X. Kelly	25,500	$513,800
Nancy Reynolds	25,500	$513,800
John F. Ruffle	19,000	$395,550
Thomas P. Stafford	21,500	$454,800

Indemnification of Directors and Officers

      Pursuant to the merger agreement, Group 4 Falck has agreed to maintain the same or substantially similar indemnification provisions for directors and officers as those contained in our present articles of incorporation and bylaws and has agreed to also maintain director’s and officer’s liability insurance for such individuals under certain circumstances. For further details regarding these arrangements, see “The Merger Agreement — Indemnification of Directors and Officers.”

Common Stock Held by Our Directors and Executive Officers

      Directors and executive officers will also be entitled to receive the cash merger consideration for the shares of Series A common stock and Series B common stock they own.

      The following table summarizes the total number of shares of Series A common stock and Series B common stock owned by the following executive officers and directors, as well as the aggregate cash merger consideration to be received by the following executive officers and directors in exchange for their common stock upon consummation of the merger:

	Series A Common	Series B Common		Aggregate Cash
Director or Executive Officer	Stock Owned	Stock Owned		Merger Consideration

George R. Wackenhut	1,929,606 (1)	1,460,171	(2)	$111,862,641
Richard R. Wackenhut	65	697,865	(3)	$22,737,066
Alan B. Bernstein	500	13,611		$465,663
Philip L. Maslowe	0	1,761		$58,113
Julius W. Becton, Jr.	0	156		$5,148
Caroll A. Campbell, Jr.	0	0		$0
Benjamin R. Civiletti	0	0		$0
Anne N. Foreman	200	50		$8,250
Edward L. Hennessey, Jr.	200	362		$18,546
Paul X. Kelly	1,000	2,437		$113,421
Nancy Reynolds	1,400	1,412		$92,796
John F. Ruffle	500	1,000		$49,500
Thomas P. Stafford	0	0		$0

(1)	Includes 390,080 shares owned by George R. Wackenhut, 390,079 shares owned by his wife, Ruth J. Wackenhut, and 1,149,447 shares held in trusts for the benefit of himself and certain family members, over which he exercises control and is, therefore, deemed to beneficially own.

(2)	Includes 21,299 shares owned directly by George R. Wackenhut and 1,438,872 shares held in trusts for the benefit of himself and certain family members, over which he exercises control and is, therefore, deemed to beneficially own. Excludes 686,960 shares held in irrevocable family trusts for the benefit of Richard R. Wackenhut, over which George R. Wackenhut exercises control and is, therefore, deemed to beneficially own because such shares are included for the benefit of Richard R. Wackenhut in this table.

(3)	Includes 10,905 shares beneficially owned by Richard R. Wackenhut and the above-referenced 686,960 shares, which are held in irrevocable family trusts for his benefit.

      Our two other executive officers own no shares of Series A common stock and 48,086 shares of Series B common stock in the aggregate and such executive officers will receive a total of $1,586,838 in aggregate cash merger consideration for such shares upon consummation of the merger.

Federal Income Tax Consequences

      The material tax consequences of the merger are summarized in the following discussion, which is based on the current provisions of the Internal Revenue Code, existing and proposed Treasury Regulations thereunder and current administrative rulings and court decisions, all of which are subject to change. Any change, which may or may not be retroactive, could alter the tax consequences described below to a holder of Series A common stock or Series B common stock. The following discussion is addressed to a shareholder who holds Series A common stock or Series B common stock as a capital asset and that, for federal income tax purposes, is a U.S. citizen or resident or a domestic corporation, partnership, trust or estate. This summary does not purport to deal with all aspects of taxation that may be relevant to a particular shareholder in light of his, her or its particular circumstances or to certain types of taxpayers subject to special treatment under the federal income tax law, including financial institutions, broker-dealers, foreign persons, persons holding our common stock as part of a straddle, “synthetic security” or other integrated investment (including a “conversion transaction”) or persons who acquired our common stock through the exercise of an employee stock option or otherwise as compensation.

      A holder of Series A common stock or Series B common stock will recognize capital gain or loss for federal income tax purposes on each share of Series A common stock or Series B common stock exchanged for the cash merger consideration pursuant to the merger. The amount of gain or loss recognized on a share will be equal to the difference between the cash merger consideration of $33.00 per share and the holder’s basis in the share. The gain or loss will be long-term capital gain or loss in the case of shares held for more than one year as of the date the merger is consummated. In the case of individuals, trusts and estates, net long-term capital gain for a taxable year (that is, the excess of net long-term capital gain for the taxable year over any net short-term capital loss for the year) is subject to a maximum federal income tax rate of 20%. Receipt of the cash merger consideration in exchange for our common stock pursuant to the merger also may be a taxable transaction under applicable state, local and foreign tax laws.

      A holder of Series A common stock or Series B common stock may be subject to backup withholding at the rate of 30% with respect to the cash merger consideration received pursuant to the merger, unless the holder (1) is a corporation or comes within certain other exempt categories and, when required, demonstrates that fact, or (2) provides a correct taxpayer identification number, certifies as to no loss of exemption from backup withholding and otherwise complies with the applicable requirements of the backup withholding rules. To prevent the possibility of backup withholding on payments made to certain holders with respect to shares of Series A common stock or Series B common stock pursuant to the merger, each holder must provide the exchange agent for the merger with his, her or its correct taxpayer identification number by completing a Form W-9 or Substitute Form W-9. A holder of Series A common stock or Series B common stock who does not provide a correct taxpayer identification number may be subject to penalties imposed by the IRS, as well as to backup withholding. Any amount withheld under these rules will be refundable or creditable against the holder’s federal income tax liability, provided the required information is furnished to the IRS. We will report to the holders of Series A common stock and Series B common stock and to the IRS the amount of any “reportable payments,” as defined in Section 3406 of the Code, and the amount of tax, if any, withheld with respect thereto.

      The federal income tax consequences set forth in this proxy statement are for general information only. The tax consequences for a particular shareholder will depend upon the facts and circumstances applicable to that shareholder. Accordingly, each shareholder is urged to consult his, her or its own tax adviser to determine the tax consequences of the merger to the shareholder in light of his, her or its particular circumstances, including the applicability and effect of state, local, foreign and other tax laws and any possible changes in those laws. The foregoing discussion may not apply to shares received pursuant to the exercise of employee stock options or otherwise as compensation.

Dissenters’ Rights

      Our shareholders are not entitled under Florida law to appraisal or dissenters’ rights or other similar statutory rights in connection with the merger.

Delisting and Deregistration of Common Stock

      Following the merger, the Series A common stock and Series B common stock will be no longer traded on the New York Stock Exchange, price quotations will no longer be available and the registration of the Series A common stock and Series B common stock under the Securities Exchange Act of 1934, as amended, will be terminated. After such registration is terminated, we will no longer be required to file periodic reports with the SEC.

Regulatory Approvals

      The merger is subject to the requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, which prevents reportable transactions from being completed until statutory waiting periods expire or are terminated. We and Group 4 Falck each made the required pre-merger notification filing with the Department of Justice and the Federal Trade Commission on March 12, 2002. We have received notification from the Federal Trade Commission that it has granted early termination of the Hart-Scott-Rodino waiting periods.

      Approval or consent of antitrust and/or anti-competition authorities in Austria, Germany and Denmark are required conditions to the merger. The merger has already received the required consent in Denmark. Merger notification filings in Austria and Germany were filed on March 13, 2001. We have no presence in Austria or Germany.

      Section 721 of the Defense Production Act of 1950 (50 U.S.C. App. 2170), as amended (also known as the “Exon-Florio” provision) authorizes the President of the United States to “suspend or prohibit” any foreign acquisition, merger, or takeover of a U.S. corporation that is determined to “threaten the national security of the United States.” To assist in making this determination, Exon-Florio provides for the President or his designee to receive written notice of an acquisition. Such notice is voluntary, and is filed with the President’s designee, the Committee on Foreign Investment in the United States (also known as “CFIUS”). Once CFIUS has received a complete notification, CFIUS undertakes a review of the notified transaction. Within thirty (30) days of receipt of such notice, CFIUS must determine whether to take action with respect to the transaction within fifteen (15) days thereafter. We have provided notice of the merger agreement and the merger to CFIUS, and neither we nor Group 4 Falck believes there is any basis for CFIUS to investigate the merger agreement or the merger. However, there can be no assurances that CFIUS will not investigate the transaction.

      Chapter two of the Department of Defense National Security Program Operating Manual (also known as “NISPOM”), promulgated pursuant to Executive Order 12829, and the notification and mitigation requirements of Department of Energy Order DOE O 470.1 regarding safeguards and security, promulgated pursuant to the Atomic Energy Act of 1954, as amended (also known as the “FOCI” provisions), require that any foreign acquisition, merger, or takeover of a U.S. corporation holding contracts related to classified information be mitigated to avoid foreign ownership, control or influence of such U.S. corporation. U.S. Government contracts involving classified information must be mitigated to avoid foreign ownership, control or influence of such U.S. corporation. Without such mitigation, U.S. Government contracts involving classified information lapse upon consummation of the acquisition, merger, or takeover. Such FOCI mitigation is achieved through a proxy agreement between the foreign purchaser, the U.S. corporation and the relevant U.S. Government agencies. The parties have entered into negotiations regarding the structuring of such proxy agreement. Neither we nor Group 4 Falck believes there is any basis for the pertinent U.S. Government agencies to reject the mitigation process. However, there can be no assurance that the U.S. Government agencies involved will conclude the mitigation process prior to the consummation of the merger.

      Under Section 310 of the Communications Act of 1934, (47 U.S.C. § 310), and related FCC rules, regulations, and policies, an entity holding FCC radio licenses or other authorizations must receive prior consent from the FCC for the transfer of control of such licenses or authorizations, including the transfer of a controlling interest in an entity holding FCC licenses. We and several of our subsidiaries hold FCC licenses. We and Group 4 Falck anticipate that the FCC will consent to the transfer of control of these licenses in due course pursuant to applications therefor. However, there can be no assurance that the FCC will consent to these applications for transfer of control.

THE MERGER AGREEMENT

      The following description summarizes the material provisions of the merger agreement. Shareholders should read carefully the complete text of the merger agreement, which is attached as Annex A to this proxy statement. The summary of the merger agreement contained in this proxy statement does not purport to be complete and is subject to and qualified in its entirety by reference to the complete text of the merger agreement.

General

      The merger agreement provides for Milestone to merge with and into Wackenhut. Wackenhut will be the surviving corporation in the merger and an indirect wholly-owned subsidiary of Group 4 Falck.

Consideration to be Received by Our Shareholders

      At the effective time of the merger, each share of Series A common stock and Series B common stock issued and outstanding immediately prior to the effective time of the merger will be converted into the right to receive $33.00 in cash, without interest, less any applicable taxes.

Effective Time of the Merger

      The merger will become effective upon the filing of the articles of merger with, and their acceptance by, the Department of State of the State of Florida. The merger agreement provides that the parties will file the articles of merger within five business days after the later to occur of (1) approval of the merger by our shareholders or (2) the satisfaction or waiver of the conditions to the merger.

Conditions to the Completion of the Merger

      Each party’s obligation to effect the merger is subject to the satisfaction or waiver of various conditions, which include, in addition to other customary closing conditions, the following:

•	Shareholder Approval. Holders of a majority of the outstanding shares of Series A and Series B common stock, each voting separately as a class, shall have approved and adopted the merger agreement and approved the merger, in accordance with the Florida Business Corporation Act.

•	No Injunctions. No court or other governmental entity of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any order, stay, decree, judgment, injunction or law that would have the effect of making the merger illegal or otherwise prohibiting the consummation of the merger.

•	Performance of Obligations. Each party to the merger agreement shall have performed in all material respects all terms and conditions required to be complied or performed by it under the merger agreement on or prior to the date on which the merger is to be consummated.

•	Representations and Warranties. The representations and warranties of each party set forth in the merger agreement shall be true and correct in all material respects as of the date on which the merger is to be effective, as though made on and as of the date on which the merger is to be effective, except for changes permitted by the merger agreement and except that such representations and warranties that address matters of a particular date shall remain true and correct as of such date.

      Group 4 Falck’s obligation to effect the merger is further subject to the satisfaction or waiver of the following conditions:

•	Material Adverse Effect. A material adverse effect on us, Wackenhut Corrections, our significant subsidiaries and our other subsidiaries, taken as a whole, shall not have occurred and be continuing.

•	Regulatory Filings. Certain regulatory filings, as described in the merger agreement, shall have been made, all necessary consents and approvals shall have been obtained and all required waiting periods thereunder, including the waiting period under the Hart-Scott-Rodino Act, shall have expired or been terminated.

•	Director Resignations. Certain directors of our subsidiaries shall have executed director resignation letters providing that such directors agree to resign upon the written request of Group 4 Falck.

•	Intellectual Property Agreement. George R. Wackenhut shall have executed and delivered to Group 4 Falck an agreement restricting his ability to license the name “Wackenhut.”

      We can provide no assurance that all of the conditions precedent to the merger will be satisfied or waived by the party permitted to do so. We cannot at this time determine whether we will resolicit proxies in the event that we decide to waive any of the items listed above. This decision would depend upon the facts and circumstances leading to our decision to complete the merger and whether we believe there has been a material change in the terms of the merger and its effect on our shareholders. In making our determination, we would consider, among other factors, the reasons for the waiver, the effect of the waiver on the terms of the merger, whether the requirement being waived was necessary in order to make the deal advisable and fair to our shareholders, the availability of alternative transactions and our prospects as an independent entity. If we determine that a waiver of a condition would materially change the terms of the merger, we will resolicit proxies.

Restrictions on Solicitation

      We were permitted under the merger agreement to solicit competing acquisition proposals for the 30-day period that began on March 8, 2002 and ended on April 7, 2002. Through our financial advisor, we actively sought third-party indications of interest during this 30-day period. However, we did not receive any competing acquisition proposals. Beginning April 8, 2002, the merger agreement prohibits us from soliciting from, and, subject to certain exceptions, responding to, negotiating with or providing information to, a third party in connection with a competing acquisition proposal until the earlier of the consummation of the merger or the termination of the merger agreement. If, however, our board of directors determines that the failure to furnish this information to or to negotiate with the third party would be inconsistent with the board’s fiduciary duties under Florida law, then we may issue a communication to our security holders consistent with the Exchange Act and participate in negotiations and discussions with the third party concerning the acquisition proposal. An acquisition proposal includes any proposal or offer relating to the issuance or sale of stock or debt securities by us or our significant subsidiaries or the acquisition of all or substantially all of our assets or those of our significant subsidiaries.

Termination

      Termination by Mutual Consent. The merger agreement may be terminated and the merger abandoned at any time prior to the effective time of the merger, whether before or after approval and adoption of the merger agreement and approval of the merger by our shareholders, by mutual written consent of Group 4 Falck and us.

      Termination by Either Group 4 Falck or Wackenhut. The merger agreement may be terminated and the merger abandoned by Group 4 Falck or us if:

•	the merger has not been completed by August 1, 2002, except that the right to terminate the merger agreement is not available to any party whose breach of any representation, warranty or covenant was the principal cause of, or resulted in, the failure of the merger to be consummated by August 1, 2002;

•	our shareholders do not approve and adopt the merger agreement and approve the merger at a shareholders’ meeting, provided that we may not terminate the merger agreement for this reason if at such time we are in breach of or have failed to perform our obligations under the merger agreement in any material respect and such breach is the principal cause of the required shareholder approval not having been obtained; or

•	if a court of competent jurisdiction or any governmental entity issues a non-appealable final order, decree or ruling or takes any other action permanently restraining, enjoining or otherwise prohibiting the merger.

      Termination by Wackenhut. We may terminate the merger agreement and abandon the merger at any time prior to the effective time of the merger, if, before approval and adoption of the merger agreement and approval of the merger by our shareholders, our board of directors approves a superior acquisition proposal, provided: (1) we have complied with our obligations not to solicit from, respond to, negotiate with or provide information to, a third party in connection with a competing acquisition proposal, and (2) we will be required to pay to Group 4 Falck an initial termination fee of $10 million. See also “— Termination Fees” below.

      Termination by Group 4 Falck. Group 4 Falck may terminate the merger agreement and abandon the merger at any time prior to the effective time of the merger if: (1) our board of directors shall have failed to recommend shareholder approval of the merger agreement and the merger; (2) our board of directors shall have withdrawn, qualified or modified in any respect adverse to Group 4 Falck its approval or recommendation of the merger agreement and the merger; (3) we enter into a letter of intent or agreement regarding, or we consummate, any superior acquisition proposal; (4) our board of directors shall have resolved to do any of the above; (5) our board of directors shall not have recommended the rejection of any tender offer or exchange offer for 20% or more of the Series A common stock or Series B common stock; or (6) we breach our obligation not to solicit a competing acquisition proposal or our obligation to hold a shareholders’ meeting regarding approval and adoption of the merger agreement and approval of the merger.

      Termination Upon Breach of Representations or Warranties or Non-Performance of Covenants. Either we or Group 4 Falck may terminate the merger agreement and abandon the merger at any time before the effective time of the merger if: (1) the other party has materially breached any representation, warranty, covenant or agreement in the merger agreement and has not timely cured such breach, or (2) any of the other party’s closing obligations become impossible to fulfill, provided the terminating party is not the principal cause of the inability to perform such obligations.

      Upon termination of the merger agreement as provided above, neither we nor Group 4 Falck shall be subject to any liabilities or obligations, provided: (1) no party shall be relieved from any liability for any material breach of the merger agreement, and (2) the termination fee provisions of the merger agreement discussed below and the confidentiality agreement dated August 31, 2001 between Group 4 Falck and as will remain in full force and effect and survive the termination of the merger agreement.

Termination Fees

      If the merger agreement is terminated:

•	by us as a result of our board of directors approving a superior acquisition proposal; or

•	by Group 4 Falck, if: (1) our board of directors shall have failed to recommend shareholder approval of the merger agreement and the merger; (2) our board of directors shall have withdrawn, qualified or modified in any respect adverse to Group 4 Falck its approval or recommendation of the merger agreement and the merger; (3) we enter into a letter of intent or agreement regarding, or we consummate, any superior acquisition proposal; (4) our board of directors shall have resolved to do any of the above; (5) our board of directors shall not have recommended the rejection of any tender offer or exchange offer for 20% or more of the Series A common stock or Series B common stock; or (6) we breach our obligation not to solicit a competing acquisition proposal or our obligation to hold a shareholders’ meeting regarding approval and adoption of the merger agreement and approval of the merger, then we will be required to pay Group 4 Falck a $10,000,000 initial termination fee within five business days following such termination. If at the time of the termination, there has been publicly announced or communicated to our board of directors a superior acquisition proposal and within twelve months after the termination we enter into a definitive agreement regarding this superior acquisition proposal, then we will be required to pay Group 4 Falck a $5,000,000 subsequent termination fee in addition to the $10,000,000 initial termination fee.

Conduct of Business Pending the Merger

      Under the merger agreement, we have agreed that, among other things and subject to specified exceptions, prior to the effective time of the merger or until the merger agreement is terminated, we and our significant subsidiaries (excluding Wackenhut Corrections) will:

•	carry on our respective businesses only in the ordinary course of business, consistent with past practice, and in compliance in all material respects with all applicable law, and will use our best efforts to keep available in all material respects the services of our current officers, employees and consultants and preserve our relationships with those persons having significant business relations with us;

•	not change or otherwise amend our articles of incorporation, bylaws or other comparable organizational documents;

•	not change our capitalization, issue or grant any options, warrants, or rights to acquire or securities convertible into or exchangeable for any of our securities or those of our significant subsidiaries or alter, accelerate or change the terms of any of our outstanding stock options;

•	not declare or make any dividend or other distribution or payment on any of our outstanding capital stock or purchase, redeem or otherwise acquire any of our or our significant subsidiaries’ capital stock or other securities or prepay any indebtedness, except in ordinary course of business, consistent with past practice;

•	not increase the compensation payable to any officer, employee, independent contractor or agent, or permit any bonus, pension, severance, retirement, profit sharing or stock option payment to, or other agreement or arrangement to be made by us or our significant subsidiaries with, our officers, employees, independent contractors or agents, except for regular or customary increases in compensation made in the ordinary course of business consistent with past practice and in conformity with prevailing industry standards and except in accordance with existing employee plans or as required by applicable law;

•	not change accounting policies or principles, except as required by GAAP;

•	not incur any indebtedness, except in the ordinary course of business, consistent with past practice;

•	not acquire, by merging or consolidating with, or by purchasing an equity interest in or by acquiring any material assets of, any business or any corporation, partnership, association or other business organization or division of any entity;

•	not sell, lease, license, exchange, transfer or otherwise dispose of, or agree to do any of the foregoing with respect to, any assets, except in the ordinary course of business, consistent with past practice;

•	not enter into any commitments for any new capital expenditures which are in excess of $250,000, except in the ordinary course of business, consistent with past practice;

•	not mortgage, pledge, hypothecate, grant a security interest in or otherwise grant any other lien on any properties or assets, except in the ordinary course of business, consistent with past practice;

•	not compromise, settle, grant or release any claims, liabilities or obligations, except in ordinary course of business, consistent with past practice;

•	not make or rescind any express or deemed election or settle or compromise any material claim or material action relating to taxes, or change any of its material methods of accounting or of reporting income or deductions for foreign or U.S. federal income tax purposes, except in the ordinary course, consistent with past practice;

•	not make changes affecting personnel, consultants, or attorneys-in-fact other than in the ordinary course of business, consistent with past practice;

•	use our best efforts to maintain in full force and effect all material present insurance policies and bonds and/or deposits for self-insured risks;

•	not enter into any employment, consulting, severance, termination or indemnification agreement with: (1) any person that provides for annual payments and benefits in excess of $150,000 or $400,000 in the aggregate, except in the ordinary course of business, consistent with past practice or (2) any director or officer;

•	not enter into any contract, agreement, commitment or arrangement with respect to the matters prohibited above; and

•	maintain our properties in adequate operating condition and repair.

Covenants in Our Capacity as Shareholder of Wackenhut Corrections Corporation

      Under the merger agreement, we also agree in our capacity as a shareholder of Wackenhut Corrections that we will not:

•	take any action to cause or permit Wackenhut Corrections to amend its articles of incorporation;

•	take any action to cause or permit Wackenhut Corrections to acquire, by merging or consolidating with, purchasing an equity interest in or acquiring any assets of, any business or any other entity, where the acquisition of such assets or business is material to Wackenhut Corrections’ overall business and operations; or

•	take any action to cause Wackenhut Corrections to sell, lease, license, exchange, transfer, or otherwise dispose of, or agree to do any of the foregoing actions with respect to, all or substantially all of Wackenhut Corrections’ assets.

Other Covenants

      The merger agreement also contains other agreements relating to the conduct of the parties before the effective time of the merger, including, among other covenants, those requiring the parties to:

•	use commercially reasonable efforts to obtain, or appropriately assist Group 4 Falck and us, as applicable, in obtaining all material consents, orders and approvals required to effect the merger and, to the extent deemed appropriate by Group 4 Falck, reorganizing Wackenhut following the merger;

•	cooperate in the development of daily operating procedures for us and our significant subsidiaries;

•	use best efforts to cause all conditions to the merger to be satisfied;

•	in any case, except in certain circumstances, not to solicit from, respond to, negotiate with or provide information to a third party in connection with a competing acquisition proposal, as further described above under the heading “— Restrictions on Solicitation”;

•	use best efforts to take all actions necessary, proper or advisable to effect the merger;

•	use best efforts to obtain all consents, licenses, permits, waivers, approvals, authorizations or orders required to be obtained from any government entity or any other person in connection with the merger agreement;

•	use best efforts to make all necessary filings and other required submissions with respect to federal and state securities laws and other applicable laws;

•	use best efforts to execute and deliver all documents necessary to effect the merger;

•	consult with each other before issuing any press releases or making any public statements about the merger agreement or the merger, except for filings required by law or any listing agreement with a securities exchange;

•	notify each other of events, circumstances or conditions that have had or may have a material adverse effect on either party or which has caused a breach in any material respect of any representation, warranty, covenant, condition or agreement; and

•	in the case of Group 4 Falck, not to contact any of our clients or customers or those of subsidiaries or any governmental entity which does business with us or our subsidiaries, in either case, regarding us or our significant subsidiaries, without our consent.

Access

      We have agreed to give Group 4 Falck and its authorized representatives access to our and our significant subsidiaries’ (other than Wackenhut Corrections’) facilities, books and records before the merger is completed. We will furnish Group 4 Falck with all financial and operating data and other information as Group 4 Falck may reasonably request.

Indemnification of Directors and Officers

      For six years after the merger is completed, Group 4 Falck has agreed that the articles of incorporation and the bylaws of Wackenhut, as the surviving corporation, shall contain provisions indemnifying our directors and officers, which are substantially similar to those provisions currently in effect. Group 4 Falck also has agreed that Wackenhut, as the surviving corporation, will maintain in effect for a period of six years after the merger is consummated a policy of directors’ and officers’ liability insurance coverage that is at least as favorable as our current policy.

Shareholder Meeting

      We have agreed to call a meeting of our shareholders to vote on the merger. Our board of directors has agreed to recommend that our shareholders approve and adopt the merger agreement and approve the merger, provided that the board may withdraw, modify or change such recommendation, if necessary, to comply with the exercise of its fiduciary duties regarding a superior acquisition proposal.

Representations and Warranties

      The merger agreement contains representations and warranties relating to, among other things:

•	our, our subsidiaries’ and Group 4 Falck’s corporate organization, existence and good standing and similar corporate matters;

•	our and our significant subsidiaries’ capitalization;

•	authorization, execution, delivery, performance and enforceability of, and required consents, approvals, orders and authorizations of governmental authorities relating to, the merger agreement and related matters of each of us and Group 4 Falck;

•	our filing of all registration statements and all other documents required to be filed by us with the SEC, the timely filing of such documents and the accuracy of information contained in such documents;

•	the accuracy of the information presented in the financial statements included in documents filed by us with the SEC, and the accounting standards and requirements of such financial statements;

•	the accuracy of information supplied by us in connection with this proxy statement;

•	the absence of undisclosed liabilities of us and our significant subsidiaries;

•	the absence of material changes or events concerning us and our significant subsidiaries;

•	the filing of tax returns and payment of taxes by us and our significant subsidiaries;

•	our and our significant subsidiaries’ owned and leased real properties, including encumbrances and proceedings related to these properties;

•	our and our significant subsidiaries’ intellectual property;

•	customer agreements and other contracts and commitments that are material to us and our significant subsidiaries, including affiliate contracts, and the enforceability of all such agreements, contracts and commitments;

•	threatened and pending material litigation of, or material judgments outstanding against, us, our significant subsidiaries and Group 4 Falck;

•	environmental matters relating to us and our significant subsidiaries;

•	our and our significant subsidiaries’ benefits plans;

•	our and our significant subsidiaries’ compliance with applicable laws;

•	our and our significant subsidiaries’ licenses, permits and authorizations;

•	labor matters relating to us and our significant subsidiaries;

•	insurance matters related to us and our significant subsidiaries;

•	owned and leased tangible assets material to us and our significant subsidiaries;

•	our and our significant subsidiaries’ compliance with government contracts;

•	receipt by our board of directors of an opinion from our financial advisor;

•	board action related to the anti-takeover provisions of the Florida Business Corporation Act and other applicable laws;

•	engagement and payment of fees of brokers, investment bankers, finders and financial advisors by us, our significant subsidiaries and Group 4 Falck;

•	radio stations owned and operated by us and our significant subsidiaries;

•	approval of the merger by the disinterested members of the board of directors of Wackenhut Corrections;

•	voting requirements with respect to Series A common stock and Series B common stock; and

•	litigation to which our directors or officers or the directors or officers of our significant subsidiaries are a party.

Exchange of Certificates Representing Common Stock

      Each certificate representing shares of the Series A common stock or Series B common stock immediately prior to the effective time of the merger will, at such time, be deemed for all purposes to represent only the right to receive the cash merger consideration of $33.00 per share.

      Instructions with regard to the surrender of stock certificates representing the Series A common stock and Series B common stock will be mailed to our shareholders promptly after the completion of the merger. To receive the cash merger consideration, shareholders will be required to surrender their stock certificates, together with other appropriate materials to a disbursing agent designated by Group 4 Falck. On or promptly after the effective time of the merger, Group 4 Falck will deposit the cash merger consideration in trust with the disbursing agent. Upon receipt of such stock certificates and other appropriate materials, the disbursing agent will deliver as promptly as practicable the cash merger consideration to the registered holder or its transferee of the shares of the Series A common stock and

Series B common stock. No interest will be paid or accrued on the amounts payable upon the surrender of stock certificates.

      Shareholders should not submit their stock certificates for exchange until instructions are received from Group 4 Falck or the disbursing agent.

      Any cash merger consideration delivered or made available to the disbursing agent and not exchanged for stock certificates within 180 days after the merger will be returned by the disbursing agent to Group 4 Falck, which will thereafter act as exchange agent and any holder of common stock that has not exchanged its shares of common stock as provided may only look to the surviving corporation, as a general unsecured creditor, for payment of the cash merger consideration. None of the parties to the merger agreement nor the disbursing agent will be liable to any person in respect of any consideration delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. If any common stock certificate is not surrendered to the disbursing agent or the surviving corporation as provided above within one year from the effective time of the merger, the payment due with respect to such stock certificate shall become property of the surviving corporation.

Amendment; Extension and Waiver

      Subject to applicable law:

•	the merger agreement may be amended by the parties in writing at any time, except that after the merger agreement has been approved and adopted and the merger has been approved by our shareholders, no amendment will be made except as allowed under applicable law; and

•	at any time prior to the effective time of the merger, a party may, by written instrument signed on behalf of such party, extend the time for performance of the obligations of any other party to the merger agreement, waive inaccuracies in representations and warranties of any other party contained in the merger agreement or in any related document and waive compliance by any other party with any agreements or conditions in the merger agreement.

Expenses

      Except as described above under “— Termination Fees,” all costs and expenses incurred in connection with the merger agreement and the transactions contemplated by the merger agreement will be paid by the party incurring such expenses.

Stock Options

      The merger agreement provides that each fully-vested and exercisable option to purchase Series B common stock outstanding as of the effective time of the merger will be canceled and will represent the right to receive an amount in cash, without interest, less any applicable withholding taxes, equal to the difference between the $33.00 per share cash merger consideration and the per share exercise price of the option, to the extent that difference is a positive number, multiplied by the number of shares of common stock subject to the option. All options to purchase Series B common stock that were granted pursuant to our stock option plans become fully-vested and exercisable at the effective time of the merger.

Articles of Incorporation; Bylaws; Directors and Officers of the Surviving Corporation

      In the merger, Wackenhut’s articles of incorporation and bylaws will be amended and restated to be in the form of the articles of incorporation and bylaws of Milestone, and such articles of incorporation and bylaws, as so amended and restated, will be the articles of incorporation and bylaws of the company surviving the merger. In addition, as of the effective time of the merger, the directors and officers of Milestone will be the directors and officers of the company surviving the merger.

BENEFICIAL OWNERSHIP OF COMMON STOCK

      The following table shows the number of shares of Series A common stock and Series B common stock that were beneficially owned as of April 8, 2002, by each of our directors, by each of our named executive officers, by all of our directors and executive officers as a group, and by each person or group who was known by us to beneficially own more than 5% of the outstanding Series A common stock and Series B common stock. Except pursuant to applicable community property laws and except as otherwise indicated, each shareholder identified in the table possesses sole voting and investment power with respect to its, his or her shares.

	Common Stock

	Series A		Series B

	Share		Share Amount
	Amount &		and
	Nature of		Nature of
	Beneficial	Percent of	Beneficial	Percent of
Beneficial Owner(1)	Ownership(2)	Class(3)	Ownership(4)	Class(3)

DIRECTORS
Julius W. Becton	0	—	25,656	*
Alan B. Bernstein	500	*	281,444	2.41%
Carroll A. Campbell	0	—	21,000	*
Benjamin R. Civiletti	0	—	19,000	*
Ann Newman Foreman	200	*	25,550	*
Edward L. Hennessey, Jr.	200	*	25,862	*
Paul X. Kelley	1,000 (5)	*	27,937 (5)	*
Nancy Clark Reynolds	1,400	*	26,912	*
John F. Ruffle	500	*	20,000	*
Thomas P. Stafford	0	—	21,500	*
George R. Wackenhut	1,929,606 (6)	50.05%	2,481,506 (7)	21.09%
Richard R. Wackenhut	65 (8)	*	300,405 (8)	2.56%
NAMED EXECUTIVE OFFICER
Philip L. Maslowe	0	—	206,761	1.78%
ALL DIRECTORS & EXECUTIVE OFFICERS AS A GROUP	1,933,471	50.15%	3,815,783	29.19%
OTHER
Dimensional Fund Advisors, Inc.(9)	262,300	6.80%	—	—
FMR Corporation(10)	239,850	6.22%	—	—
Heartland Advisors, Inc.(11)	—	—	880,000	7.70%
Eagle Asset Management, Inc.(12)	—	—	587,575	5.14%

*	Beneficially owns less than 1%

(1)	Unless stated otherwise, the address of the beneficial owners is 4200 Wackenhut Drive, #100, Palm Beach Gardens, Florida 33410.

(2)	Information concerning beneficial ownership was furnished by the persons named in the table or derived from documents filed with the SEC. Except as otherwise indicated below, each person named in the table has sole voting and investment power with respect to the shares beneficially owned. Each person reported as the beneficial owner of stock owned of record by, or in joint tenancy with another person, has only shared voting and investment power over the stock.

(3)	Assumes 3,855,582 shares of Series A common stock and 11,433,132 shares of Series B common stock issued and outstanding as of April 8, 2002.

(4)	Includes 2,178,870 shares of Series B common Stock owned directly by the directors and executive officers and 1,636,913 shares of Series B common stock underlying stock options and represented by performance-based shares and shares of restricted stock held by the directors and executive officers that are immediately exercisable or exercisable within 60 days. Of the shares of Series B common stock underlying stock options and represented by performance-based shares and shares of restricted stock, 25,500 are held by Julius W. Becton, 267,788 are held by Alan B. Bernstein, 21,000 are held by Carroll A. Campbell, 19,000 are held by Benjamin R. Civiletti, 25,500 are held by Ann Newman Foreman, 25,500 are held by Edward L. Hennessey, Jr., 25,500 are held by Paul X. Kelley, 25,500 are held by Nancy Clark Reynolds, 19,000 are held by John F. Ruffle, 21,500 are held by Thomas P. Stafford, 334,375 are held by George R. Wackenhut, 289,500 are held by Richard R. Wackenhut 205,000 are held by Philip L. Maslowe, and 332,250 are held by other executive officers.

(5)	All of these shares are held by Mr. Kelly jointly with his wife.

(6)	George R. Wackenhut and Ruth J. Wackenhut, his wife and the Secretary of Wackenhut, individually and through trusts over which they have sole dispositive and voting power, control 50.05% of the issued and outstanding Series A common stock.

(7)	Includes (i) 65 shares of Series A common stock and 137 shares of Series B common stock held in trust for the daughter of Richard R. Wackenhut, Jennifer A. Wackenhut, under the Florida Gifts to Minors Act, and (ii) 10,768 shares of Series B common stock held directly by Richard R. Wackenhut.

(8)	Includes 2,147,131 shares held in trusts for the benefit of George R. Wackenhut and certain family members including Richard R. Wackenhut.

(9)	The principal business address of Dimensional Fund Advisors, Inc. is 1299 Ocean Avenue, 1st Floor, Santa Monica, CA 90401.

(10)	Persons filing: FMR Corporation, Edward C. Johnson, III and Abigail P. Johnson, all with principal business addresses of 85 Devonshire Street, Boston, MA 02109.

(11)	Persons filing: Heartland Advisors, Inc. and William J. Nasgovitz, both with principal business addresses of 789 North Water Street, Milwaukee, WI 53202.

(12)	The principal business address of Eagle Asset Management, Inc. is 880 Carillon Pkwy, St. Petersburg, FL 33716.

SHAREHOLDER PROPOSALS

      The matters to be considered at the special meeting are limited to those set forth in the Notice of Special Meeting accompanying this proxy statement and procedural matters relating to the meeting.

      If we complete the merger, Wackenhut will no longer have public shareholders or any public shareholder meetings and, accordingly, will not have a 2002 annual meeting of shareholders. If we do not complete the merger, we intend to hold a 2002 annual meeting of shareholders and to prepare and distribute a proxy statement in connection with that annual meeting. In the event that a 2002 annual meeting of shareholders is held, shareholder proposals intended to be presented at the annual meeting must, in accordance with our proxy statement dated March 30, 2001 for our 2001 annual meeting of shareholders, have been received by us on or before December 1, 2001. As of December 2, 2001, we had not received any such shareholder proposals. Shareholder proposals that were received before this date must also comply with our bylaws and with the rules of the SEC to be eligible for inclusion in the proxy statement for the 2002 annual meeting of shareholders.

WHERE YOU CAN FIND MORE INFORMATION

      We are subject to the informational requirements of the Exchange Act and, in accordance therewith, file reports, proxy statements and other information with the SEC. Such reports, proxy statements and other information we have filed can be inspected and copied at the SEC’s public reference rooms located at 450 5th Street, N.W., Washington, D.C. 20549 and at Northwest Atrium Center 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public from commercial document retrieval services and at the Internet web site maintained by the SEC at http://www.sec.gov.

      The proxy statement does not constitute the solicitation of a proxy in any jurisdiction to or from any person to whom it is not lawful to make any solicitation in such jurisdiction. The delivery of this proxy statement will not create an implication that there has been no change in our affairs since the date of this proxy statement or that the information herein is correct as of any later date.

      You should rely only on the information contained in this proxy statement. We have not authorized anyone to provide you with information that is different from what is contained in this proxy statement. This proxy statement is dated April 9, 2002. You should not assume that the information contained in this proxy statement is accurate as of any date other than such date, and the mailing of this proxy statement will not create any implication to the contrary.

ANNEX A

AGREEMENT AND PLAN OF MERGER

by and among

THE WACKENHUT CORPORATION,

GROUP 4 FALCK A/S

and

MILESTONE ACQUISITION CORPORATION

Dated: As of March 8, 2002

i

ii

      This AGREEMENT AND PLAN OF MERGER (this “Agreement”) is dated as of March 8, 2002, by and among Group 4 Falck A/S, a corporation organized under the laws of Denmark (“Buyer”), Milestone Acquisition Corporation, a Florida corporation and an indirectly wholly-owned subsidiary of Buyer (the “Merger Subsidiary”), and The Wackenhut Corporation, a Florida corporation (the “Company”) (Buyer, the Merger Subsidiary and the Company collectively referred to herein as the “Parties”).

RECITAL

      Upon the terms, subject to the conditions, and in reliance upon the representations and warranties set forth in this Agreement, Buyer shall acquire the Company through the merger (the “Merger”) of the Merger Subsidiary with and into the Company in accordance with the laws of the State of Florida.

AGREEMENT

      NOW, THEREFORE, to consummate the Merger described herein and in consideration of the mutual covenants, agreements, representations and warranties herein contained, the Parties, intending to be legally bound, agree as follows:

ARTICLE I

DEFINITIONS

      1.01 Certain Defined Terms. As used in this Agreement, the following terms shall have the meanings set forth below:

(a) “Acquisition Proposal” shall have the meaning specified in Section 6.03(a).

(b) “Affiliate” shall mean any Person controlling, controlled by or under common control with another Person.

(c) “Affiliate Contract” shall have the meaning specified in Section 3.10(b).

(d) “Antitrust Laws” shall have the meaning specified in Section 6.06(b).

(e) “Antitrust Order” shall have the meaning specified in Section 6.06(b).

(f) “Articles of Merger” shall have the meaning specified in Section 2.02.

(g) “Business Day” shall mean any day other than Saturday, Sunday, or a U.S. federal or European banking holiday.

(h) “Buyer Material Adverse Effect” shall mean any change, event, circumstance, development or effect that is or is reasonably likely to have a material adverse effect on the ability of Buyer to consummate the Merger.

(i) “Buyer’s Knowledge” shall mean the knowledge of the individuals listed on Schedule 1.01(h) hereto.

(j) “Closing” shall have the meaning specified in Section 2.09.

(k) “Closing Date” shall have the meaning specified in Section 2.09.

(l) “Code” shall mean the Internal Revenue Code of 1986, as amended (including any predecessor statute).

(m) “Common Stock” shall mean the shares of Series A Common Stock and Series B Common Stock.

(n) “Company Balance Sheet” shall have the meaning specified in Section 3.04(b).

(o) “Company Board” shall mean the board of directors of the Company.

(p) “Company Disclosure Schedule” shall have the meaning specified in the introductory paragraph of Article III.

(q) “Company Employee Plans” shall have the meaning specified in Section 3.13(a).

(r) “Company Material Adverse Effect” means a material adverse effect on the business, results of operations, assets or condition (financial or otherwise) of the Company, WCC, the Significant Subsidiaries and the Subsidiaries, taken as a whole, other than any change or effect that is principally attributable to a decline in general economic conditions, adverse conditions in the security industry in general or a decrease in the trading price of the capital stock of WCC or the Company, or any stockholder class action, derivative stockholder litigation or other stockholder litigation arising from allegations challenging (i) any action by the Company or the Company Board or (ii) the Merger.

(s) “Company Permits” shall have the meaning specified in Section 3.15.

(t) “Company Reports” shall have the meaning specified in Section 6.07.

(u) “Company SEC Reports” shall have the meaning specified in Section 3.04.

(v) “Company Shareholder Approval” shall have the meaning specified in Section 3.03(a).

(w) “Company Shareholders’ Meeting” shall have the meaning specified in Section 3.04(c).

(x) “Company Voting Proposal” shall have the meaning specified in Section 3.03(a).

(y) “Company’s Knowledge” shall mean the knowledge of the individuals listed on Schedule 1.01(y) hereto.

(z) “Confidentiality Agreement” shall mean that certain confidentiality agreement by and between Buyer and the Company, dated August 31, 2001.

(aa) “Contamination” shall mean the presence of, or Release on, under, from or to, any property of any Hazardous Substance, except the routine storage, use and management of Hazardous Substances in material compliance with Environmental Laws.

(bb) “Contract” shall mean an Affiliate Contract, Customer Contract and those other contracts listed on Schedule 3.10(a) and Schedule 3.10(d) hereto.

(cc) “Customer Contracts” shall mean all material contracts or agreements for the provision of services or the sale of goods of the Company and the Significant Subsidiaries, taken as a whole, all of which are listed on Schedule 3.10(a) hereto.

(dd) “Disbursing Agent” shall have the meaning specified in Section 2.04.

(ee) “Disinterested Board” shall mean the committee of non-interested members of the board of directors of WCC constituted to approve the Merger in accordance with this Agreement.

(ff) “Dollars” or “$” shall mean dollars in the lawful currency of the United States of America.

(gg) “Effective Time” shall have the meaning specified in Section 2.02.

(hh) “Environmental Laws” shall mean any Law relating to: (i) the protection, investigation or restoration of the environment, wetlands or natural resources; (ii) the handling, use, storage, treatment, manufacture, transportation, presence, disposal, release or threatened release of any Hazardous Substance; or (iii) odor, pollution and contamination.

(ii) “ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended.

(jj) “Exchange Act” shall have the meaning specified in Section 3.03(c).

(kk) “FBCA” shall mean the Florida Business Corporation Act.

(ll) “GAAP” shall mean United States generally accepted accounting principles consistently applied.

(mm) “Government Contracts” shall have the meaning specified in Section 3.19.

(nn) “Governmental Entity” shall have the meaning specified in Section 3.03(c).

(oo) “Governmental Regulations” shall mean all applicable building, zoning, subdivision, health, safety, environmental, pollution control, waste products, sewage control and all other applicable statutes, laws, codes, ordinances, rules, orders and regulations in each case, whether foreign or domestic.

(pp) “Guaranty” shall mean, as applied to any Person, any contractual obligation, contingent or otherwise, of that Person with respect to any Indebtedness of another or other obligation or liability of another, including, without limitation, any such Indebtedness, obligation or liability of another directly or indirectly guaranteed, endorsed (otherwise than for collection or deposit in the ordinary course of business), co-made or discounted by that Person, or in respect of which that Person is otherwise directly or indirectly liable, including contractual obligations (contingent or otherwise) arising through any agreement to purchase, repurchase, or otherwise acquire such Indebtedness, obligation or liability or any security therefore, or to maintain solvency, assets, level of income, or other financial condition.

(qq) “Hazardous Substance” shall mean any substance that is: (i) listed, classified, regulated or which falls within the definition of a “hazardous substance,” “hazardous waste” or “hazardous material,”pursuant to any Environmental Laws; (ii) any petroleum product or by-product, asbestos-containing material, lead-containing paint, pipes or plumbing, polychlorinated biphenyls, radioactive materials or radon; or (iii) any other substance which is determined by any Governmental Entity to be subject to regulation pursuant to any Environmental Laws.

(rr) “HSR Act” shall mean the Hart-Scott-Rodino Anti-trust Improvements Act of 1976, as amended.

(ss) “Indebtedness” shall mean, with respect to any Person, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (iii) all obligations of such Person upon which interest charges are customarily paid, (iv) all obligations of such Person under conditional sale or other title retention agreements relating to property purchased by such Person, (v) all obligations of such Person issued or assumed as the deferred purchase price of property or services (excluding obligations of such Person or creditors for raw materials, inventory, services and supplies incurred in the ordinary course of the Company’s business), (vi) all capitalized lease obligations of such Person, (vii) all obligations of others secured by any lien on property or assets owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (viii) all obligations of such Person under interest rate or currency hedging transactions (valued at the termination value thereof), (ix) all letters of credit issued for the account of such Person and (x) all guarantees and arrangements having the economic effect of a guarantee by such Person of any Indebtedness of any other Person.

(tt) “Intellectual Property Rights” shall have the meaning specified in Section 3.09.

(uu) “IRS” shall mean the United States Internal Revenue Service.

(vv) “Laws” shall mean any applicable statute, law, policy, rule, regulation, treaty, order, ordinance, code, judgment, stay, injunction, or decree of any Governmental Entity.

(ww) “Liens” shall have the meaning specified in Section 3.02(f).

(xx) “Merger” shall have the meaning specified in the Recitals.

(yy) “Merger Consideration” shall have the meaning specified in Section 2.04(b).

(zz) “Per Share Amount” shall have the meaning specified in Section 2.03(a).

(aaa) “Permitted Liens” shall mean:

(i) liens and charges for state, county, city, school, water, public utility, district, or other municipal taxes, levies, or assessments not then due and payable or which remain payable without interest, or penalty or which are being contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves if required by GAAP have been set aside on the books of the Company or the Subsidiaries;

(ii) easements, rights of way, rights of lessees or lessors, as applicable, under leases, installations of public utilities, title exceptions and reservations, reservations in land patents, access and other restrictions, zoning ordinances, and other encumbrances, none of which individually or in the aggregate materially interferes with the Company or any of the Subsidiaries of the Company or any of their use of the properties subject thereto in the ordinary course of their businesses consistent with past practice;

(iii) each option to purchase, right of first refusal or right of first offer with respect to the sale, purchase or leasing of any real property set forth on Schedule 3.10(a), if any; and

(iv) liens securing Indebtedness as reflected in the Company Consolidated Financial Statements, together with any other mortgage, contract for deed, security agreement, conditional sales for contract, financing, “synthetic” or capitalized lease or similar agreement in each case as set forth on Schedule 3.10(a), if any.

(bbb) “Person” shall mean an individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization or any other entity.

(ccc) “Proxy Statement” shall have the meaning specified in Section 3.04(c).

(ddd) “Real Estate” shall have the meaning specified in Section 3.08(a).

(eee) “Related Proceeding” shall have the meaning specified in Section 9.09.

(fff) “Release” shall mean the spilling, leaking, disposing, discharging, emitting, depositing, injecting, leaching, escaping or any other release, however defined, and whether intentional or unintentional, of any Hazardous Substance.

(ggg) “Schedule” shall mean any one of the schedules delivered under this Agreement.

(hhh) “SEC” shall mean the United States Securities and Exchange Commission.

(iii) “Securities Act” shall mean the Securities Act of 1933, as amended.

(jjj) “Series A Common Stock” shall mean the common stock of the Company, par value $.10, designated as Series A Common Stock.

(kkk) “Series B Common Stock” shall mean the common stock of the Company, par value $.10, designated as Series B Common Stock.

(lll) “Significant Subsidiaries” shall mean those entities listed on Schedule 1.01(lll) hereto.

(mmm) “Company Stock Option” shall have the meaning specified in Section 2.05(a).

(nnn) “Stock Option Plans” shall mean the stock option plans of the Company and the Significant Subsidiaries listed on Schedule 1.01(nnn) hereto.

(ooo) “Subsidiary” shall mean any Person, of which (i) the Company (either alone or through or together with any Significant Subsidiary) is a partner or a member if, in each case, responsible for the management of such Person, (ii) the Company (either alone or through or together with any Significant Subsidiary) holds voting power to elect a majority of the board of directors or other governing body performing similar functions, or (iii) the Company (either alone or through or together with any Significant Subsidiary), directly or indirectly, owns or controls 50% or more of the outstanding equity, membership, partnership or similar interest, except, in each case, WCC and the Significant Subsidiaries.

(ppp) “Superior Acquisition Proposal” means any Acquisition Proposal that (i) the Company Board determines in good faith is reasonably likely to be consummated, taking into account the Person making the proposal and all legal, financial, regulatory and other aspects of the Acquisition Proposal, and (ii) the Company Board acting on its behalf believes in good faith (after consultation with its outside financial advisors and outside legal counsel) would, if consummated, be more favorable to the Company’s shareholders than the transaction contemplated by this Agreement.

(qqq) “Surviving Corporation” shall mean the Company, with and into which the Merger Subsidiary shall have been merged in accordance with this Agreement and applicable Law.

(rrr) “Tax” shall mean (a) any net income, alternative or add-on minimum tax, gross income, gross receipts, sales, use, ad valorem, value added, transfer, franchise, profits, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, environmental or windfall profit tax, custom, duty or other tax, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest, penalty, addition to tax or additional amount imposed by any Taxing Authority, (b) any liability for the payment of any amounts of any of the foregoing types as a result of being a member of an affiliated, consolidated, combined or unitary group, or being a party to any agreement or arrangement whereby liability for payment of such amounts was determined or taken into account with reference to the liability of any other entity, and (c) any liability for the payment of any amounts as a result of being a party to any Tax sharing agreements or arrangements (whether or not written) or with respect to the payment of any amounts of any of the foregoing types as a result of any express or implied obligation to indemnify any other person or entity.

(sss) “Tax Returns” shall have the meaning specified in Section 3.07(a).

(ttt) “Voting Agreement” shall mean that certain voting agreement entered into on the date hereof by and among Buyer, Mr. George Wackenhut and certain shareholders of the Company.

(uuu) “WCC” shall mean Wackenhut Corrections Corporation, a Florida corporation, together with WCC Subsidiaries.

(vvv) “WCC Subsidiaries” shall mean any Person in which (i) WCC is a partner or member, in each case responsible for the management of such Person, (ii) WCC directly or indirectly holds voting power to elect a majority of the board of directors or other governing body performing similar functions, or (iii) WCC, directly or indirectly, owns or controls 50% of the outstanding equity, membership, partnership or similar interests.

(www) “WII” shall mean Wackenhut International, Incorporated.

ARTICLE II

THE MERGER

      2.01 Agreement to Merge. In accordance with the provisions of the FBCA and upon the terms set forth in this Agreement, at the Effective Time, the Merger Subsidiary will be merged with and into the Company, the separate corporate existence of the Merger Subsidiary shall cease, and the Company shall continue as the Surviving Corporation.

      2.02 Effective Time of the Merger. On or as promptly as practicable after the Closing Date, the Parties shall cause the Merger to be consummated by filing articles of merger with the Department of State of the State of Florida (“Articles of Merger”), in such form as required by, and executed in accordance with, the relevant provisions of the FBCA. The Merger will become effective at such time as the Articles of Merger are accepted for filing by the Secretary of State of the State of Florida, (the time of such filing and acceptance is hereinafter referred to as the “Effective Time”).

      2.03 Merger and Conversion of Common Stock into Right to Receive Cash. At the Effective Time, by virtue of the Merger and without any action on the part of the Merger Subsidiary, the Company or any holder of Common Stock:

(a) Each share of Common Stock issued and outstanding immediately prior to the Effective Time shall automatically be canceled and converted into the right to receive an amount per share equal to $33.00 in immediately available federal funds (the “Per Share Amount”) payable to the holder thereof, without interest, upon surrender of the certificate formerly representing such share of Common Stock at a time and in a manner provided in Section 2.04. All such shares of Common Stock, when so converted, will no longer be outstanding and will automatically be canceled and retired and will cease to exist, and each holder of a certificate formerly representing any such share of Common Stock (each, a “Certificate”) will cease to have any rights with respect thereto, except the right to receive the Per Share Amount therefor, without interest, upon the surrender of such Certificate in accordance with Section 2.04.

(b) Each share of Common Stock held in the treasury of the Company immediately before the Effective Time shall be canceled and extinguished and no payment or other consideration shall be made with respect thereto.

      2.04 Payment of Cash for Common Stock and Surrender of Certificates for Common Stock.

(a) Prior to the Effective Time, Buyer shall appoint and engage the Company’s registrar and transfer agent or such other United States bank or trust company to act as paying agent (the “Disbursing Agent”) for the payment of the Merger Consideration.

(b) On or promptly after the Effective Time, Buyer shall deposit or cause to be deposited with the Disbursing Agent in a separate fund established for the benefit of the holders of shares of Common Stock and Company Stock Options cancelled in accordance with Section 2.05(a) for payment in accordance with this Article II through the Disbursing Agent, in immediately available funds, an amount equal to the sum, expressed in Dollars of (i) the Per Share Amount multiplied by the number of shares of Common Stock issued and outstanding at the Effective Time (the “Share Consideration”) and (ii) the Aggregate Option Consideration (as defined in Section 2.05(a)) (which amount, in the aggregate, is the “Merger Consideration”).

(c) Each holder of a Certificate or Certificates may thereafter surrender such Certificate or Certificates to the Disbursing Agent, as agent for such holder, to effect the surrender of such Certificate or Certificates on such holder’s behalf. Buyer shall promptly after the Effective Time cause the distribution to holders of record of shares of Common Stock as of the Effective Time of appropriate materials to facilitate such surrender. Upon the surrender of Certificates for cancellation together with appropriate materials, Buyer shall cause the Disbursing Agent to pay as promptly as practicable the holder of such Certificates in exchange therefor cash in an amount equal to the Per Share Amount multiplied by the number of shares of Common Stock represented by such Certificate.

(d) If any such payment is to be delivered to or paid in a name other than that in which the Certificate is registered, the Certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer, and the Person requesting such payment shall pay to the Disbursing Agent any transfer or other Taxes required by reason of the delivery to or payment in any name other than that of the registered holder of the Certificate surrendered, or establish to the satisfaction of the Disbursing Agent that such Tax has been paid or is not applicable.

      2.05 Company Stock Options.

(a) The Company shall take all actions necessary to provide that at the Effective Time, (i) each option outstanding at the Effective Time to purchase shares of Common Stock granted under the Stock Option Plans of the Company (each a “Company Stock Option”) shall be cancelled and (ii) in consideration of the cancellation of fully-vested, exercisable Company Stock Options (including Company Stock Options that are subject to accelerated vesting as a result of the Merger), each holder of fully-vested, exercisable Company Stock Options (including Company Stock Options that are subject to accelerated vesting as a result of the Merger) shall receive, in accordance with Section 2.04, in consideration thereof an amount (less any applicable withholding tax) in cash equal to the product of (x) the excess of the Per Share Amount over the per share exercise price of such fully-vested, exercisable Company Stock Options, and (y) the number of shares of Common Stock subject to such fully-vested, exercisable Company Stock Option (the aggregate amount of such payments, the “Aggregate Option Consideration”). Company Stock Options not fully-vested or not otherwise exercisable (other than those that are subject to accelerated vesting as a result of the Merger) shall be cancelled without consideration. All shares of Common Stock underlying the vested, exercisable Company Stock Options shall not be deemed outstanding for purposes of this Article II.

(b) Subject to this Section 2.05, the Company shall take all actions necessary to provide that as of the Effective Time, no holder of Company Stock Options under any Stock Option Plan of the Company will have any right to (i) receive shares of capital stock of the Surviving Corporation upon the exercise of any such Company Stock Option or (ii) any other consideration for such holder’s Company Stock Options.

      2.06 Termination of Payment Fund. Any portion of the Merger Consideration that remains undistributed to the holders of Common Stock 180 days after the Effective Time shall be delivered to the Surviving Corporation, upon demand, and any holder of Common Stock who has not previously complied with this Article II shall thereafter look only to the Surviving Corporation, as a general unsecured creditor, for payment of its claim for shares of the Per Share Amount.

      2.07 No Liability. To the extent permitted by applicable Law, none of Buyer, the Merger Subsidiary, the Company or the Disbursing Agent shall be liable to any Person in respect of any portion of the Merger Consideration delivered to a public official in accordance with any applicable abandoned property, escheat or similar Laws. If any Certificate shall not have been surrendered prior to one year after the Effective Time (or immediately prior to such earlier date on which any payment pursuant to this Article II with respect to such shares would otherwise escheat to or become the property of any Governmental Entity), such payment shall, to the extent permitted by applicable Law, become the property of the Surviving Corporation.

      2.08 Articles of Incorporation; Bylaws; Directors and Officers.

(a) At the Effective Time, the Articles of Incorporation of the Company shall be amended to be in the form of the Articles of Incorporation of the Merger Subsidiary as in effect immediately before the Effective Time, except that the name of the Surviving Corporation shall be “The Wackenhut Corporation”, and such Articles of Incorporation shall be the Articles of Incorporation of the Surviving Corporation.

(b) The Bylaws of the Merger Subsidiary, as in effect immediately before the Effective Time, will be the Bylaws of the Surviving Corporation.

(c) The directors of the Merger Subsidiary immediately before the Effective Time will be the directors of the Surviving Corporation immediately following the Effective Time, and the officers of the Merger Subsidiary immediately before the Effective Time will be the officers of the Surviving Corporation immediately following the Effective Time, in each case until the earlier of their death, resignation or until their successors are elected or appointed and qualified, as the case may be. If, at the Effective Time, a vacancy shall exist on the board of directors of the Surviving Corporation or in any office of the Surviving Corporation, such vacancy may thereafter be filled in the manner provided by applicable Law.

      2.09 Effect of the Merger; Closing. The execution and delivery by the Company, Buyer and the Merger Subsidiary of the various instruments and documents which this Agreement contemplates, all of which shall take place prior to the Effective Time of the Merger, shall constitute the “Closing.” The Closing shall take place, at the offices of Akerman, Senterfitt & Eidson, P.A., One Southeast Third Avenue, Miami, Florida, or at such other place as the Parties shall otherwise agree, at 10:00 A.M., local time, on a day (the “Closing Date”) within five (5) Business Days after the last to occur of (i) approval of the Merger by the shareholders of the Company or (ii) the satisfaction or waiver of all the conditions to the Closing under Article VII hereto have been met or waived. After the conditions in the preceding sentence are met, if the Parties cannot agree on the Closing Date, it shall take place on the fifth such Business Day thereafter. If any condition precedent to a Party’s obligation to close hereunder is not satisfied or fulfilled at or as of the Closing, and the Party with the right to do so has not waived compliance therewith, the Closing shall be postponed until such later time as such condition precedent shall have been satisfied or such waiver shall have been given, or the Parties shall otherwise mutually agree.

      2.10 Effectiveness of Merger. The effect of the Merger shall be as provided in the applicable provisions of the FBCA. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges, powers and franchises of the Company and the Merger Subsidiary shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and the Merger Subsidiary shall become the debts, liabilities and duties of the Surviving Corporation.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

      The Company represents and warrants to Buyer and the Merger Subsidiary that all statements contained in this ARTICLE III are true and correct subject only to (a) the applicable exceptions and qualifications contained in the Disclosure Schedule attached hereto (the “Company Disclosure Schedule”) and (b) the applicable conditions contained expressly in this Article III; provided, however, that all representations and warranties in this Article III concerning Wackenhut Chile, S.A. or Wackenhut Safety, S.A. (collectively, “Wackenhut Chile”) shall be to the Company’s Knowledge (it being acknowledged by Buyer that any information set forth in the Disclosure Schedules in respect of Wackenhut Chile was prepared exclusively by and provided by management of Wackenhut Chile without the participation of the Company).

      3.01 Organization, Standing and Power; Subsidiaries.

(a) Each of the Company, each of the Significant Subsidiaries and, to the Company’s Knowledge, each of the Subsidiaries is a corporation or other entity, as applicable, duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated, has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as now being conducted, and each of the Company and each of the Significant Subsidiaries is duly organized, existing, qualified to do business and is in good standing as a foreign corporation or other entity, as applicable in each jurisdiction where the character of its properties owned, operated or leased or the nature of its activities makes such qualification necessary, except for failures to be so organized, existing, qualified or in good standing that would not, individually or in the aggregate, have a Company Material Adverse Effect.

(b) Schedule 3.01(b) hereto sets forth a complete and accurate list, in all material respects, of all the Significant Subsidiaries and the Subsidiaries (including the Company’s direct or indirect percentage ownership in each such Significant Subsidiary and Subsidiary) and, to the Company’s Knowledge, a list of Persons in which the Company has a direct or indirect equity, partnership or similar interest, except for interests acquired in the ordinary course of business consistent with past practice pursuant to the Company’s and the Significant Subsidiaries’ respective cash management systems.

(c) The Company has made available to Buyer in all material respects complete and accurate copies of the Articles of Incorporation and Bylaws of the Company and the charter, bylaws and all other organizational documents of each Significant Subsidiary, as currently in effect.

      3.02 Capitalization.

(a) The authorized capital stock of the Company consists of 60,000,000 shares of capital stock allocated as follows: (i) 50,000,000 shares of Common Stock of which 3,858,585 shares are designated as Series A Common Stock and 46,141,115 shares are designated as Series B Common Stock; and (ii) 10,000,000 shares of preferred stock (“Company Preferred Stock”). The rights and privileges of each class of the Company’s capital stock are as set forth in the Company’s Articles of Incorporation. As of the date hereof, (x) 3,858,582 shares of Series A Common Stock are issued and outstanding, (y) 11,182,082 shares of Series B Common Stock are issued and outstanding and (z) no shares of Company Preferred Stock are issued or outstanding.

(b) Tuhnekcaw, Inc., a direct, wholly-owned subsidiary of the Company (“Tuhnekcaw”), is the record and beneficial owner of 12,000,000 shares of common stock, par value $0.01, of WCC (the “WCC Shares”), free and clear of any Liens.

(c) Except as listed on Schedule 3.02(c) or Schedule 3.02(g)hereto, there are no options, warrants, equity securities, calls, convertible instruments or similar securities to which the Company or any of the Significant Subsidiaries is a party or by which the Company or any of the Significant Subsidiaries is bound obligating the Company or any of the Significant Subsidiaries to issue, exchange, deliver or sell, or cause to be issued, exchanged, delivered or sold shares of capital stock or other equity interests of the Company or any of the Significant Subsidiaries or any security or right convertible into or exchangeable or exercisable for any such shares or other equity interests, or obligating the Company or any of the Significant Subsidiaries to grant, extend, accelerate the vesting of, otherwise modify or amend or enter into any such option, warrant, equity security, calls, convertible instruments or similar securities. Except as listed on Schedule 3.02(c) or Schedule 3.02(g) hereto, neither the Company nor any of the Significant Subsidiaries has outstanding any stock appreciation rights, phantom stock, performance-based rights or similar rights or obligations.

(d) Except as listed on Schedule 3.02(d) hereto, neither the Company, nor any of the Significant Subsidiaries nor, to the Company’s Knowledge, any of the Subsidiaries, is a party to or is bound by any, agreements or understandings with respect to the voting (including voting trusts and proxies) or sale or transfer (including agreements imposing transfer restrictions) of any shares of capital stock or other equity interests of the Company or any of the Significant Subsidiaries. There are no registration rights of any nature granted by the Company or any Significant Subsidiary. Shareholders of the Company are not entitled to dissenters’ or appraisal rights under applicable state law in connection with the Merger.

(e) All outstanding shares of Common Stock are duly authorized, validly issued, fully paid and nonassessable and not subject to or issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the FBCA, the Company’s Articles of Incorporation or Bylaws or any agreement or document to which the Company is a party or is otherwise bound. There are no obligations, contingent or otherwise, of the Company or any of the Significant Subsidiaries to repurchase, redeem or otherwise acquire any shares of Common Stock or capital stock of the Company or any of the Significant Subsidiaries or to provide funds to, except in the ordinary course of business consistent with past practice, or to make any material investment (in the form of a loan, capital contribution or otherwise) in the Company or any of the Subsidiaries.

(f) Except as set forth on Schedule 3.02(f) hereto, all the outstanding shares of capital stock and other equity securities of each of the Significant Subsidiaries are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights and except as set forth on Schedule 3.02(f) hereto, all such shares are owned, of record and beneficially, by the Company or another Significant Subsidiary of the Company, free and clear of all security interests, mortgages, liens, claims, pledges, limitations in the Company’s voting rights, charges or other encumbrances of any nature (“Liens”).

(g) Schedule 3.02(g) hereto includes a description of all Company Stock Options, including the name of each optionholder, whether such Company Stock Options are subject to accelerated vesting in connection with or as a result of the consummation of the Merger, the number of Company Stock Options granted to each optionholder, the respective exercise price and the date of such grant.

      3.03 Authority; No Conflict; Required Filings and Consents.

(a) The Company has all requisite corporate power and authority to enter into this Agreement and, subject only to the approval and adoption of this Agreement (the “Company Voting Proposal”) by the holders of a majority of the outstanding shares of Series A Common Stock and a majority of the outstanding shares of Series B Common Stock (the “Company Shareholder Approval”), in each case, under the FBCA, to consummate the Merger. The execution and delivery of this Agreement and the consummation of the Merger has been duly authorized by all necessary corporate action on the part of the Company, subject only to the required receipt of the Company Shareholder Approval. This Agreement has been duly executed and delivered by the Company and, assuming due authorization, execution and delivery by Buyer and the Merger Subsidiary, constitutes the valid and binding obligation of the Company, enforceable in accordance with its terms, subject to the effect of any applicable bankruptcy, reorganization, insolvency, moratorium, or similar laws affecting creditor’s rights generally, and subject, as to enforceability, to the effect of general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

(b) The execution and delivery of this Agreement by the Company does not, and the consummation by the Company of the Merger will not, (i) conflict with, or result in any violation or breach of, any provision of the Articles of Incorporation or Bylaws of the Company or the charter, bylaws or other organizational document of any Significant Subsidiary, (ii) except as set forth on Schedule 3.03(b)(ii), conflict with, or result in any violation or breach of, or constitute (with or without notice or lapse of time, or both) a default (or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any benefit) under, (iii) except as set forth in Schedule 3.03(b)(iii), require a consent or waiver under, constitute a change in control under, require the payment of a penalty under (which payment shall also be set forth in such schedule) or result in the imposition of any Lien on the Company’s or any Significant Subsidiary’s assets under, in each of the cases of clauses (ii) and (iii), any of the terms, conditions or provisions of any material note, bond, mortgage, indenture, lease, license, contract or other agreement, instrument or obligation to which the Company or any Significant Subsidiary is a party or by which any of them or any of their properties or assets may be bound, or (iv) subject to obtaining the Company Shareholder Approval and compliance with the requirements specified in Section 3.03(c) and Schedule 3.03(c), conflict with or violate any Laws applicable to the Company or any Significant Subsidiary or any of its or their properties or assets, except, in the cases of clauses (ii), (iii) and (iv) above, any conflicts, violations, breaches, defaults, rights of termination, rights of cancellation or rights of acceleration, failures to obtain consents or waivers, changes of control, penalties or Liens that, individually or in the aggregate, would not have a Company Material Adverse Effect.

(c) Except as set forth on Schedule 3.03(c), no consent, approval, license, permit, order or authorization of, or registration, declaration, notice or filing with, any court, arbitration tribunal, administrative agency or commission or other governmental or regulatory authority, commission, board agency or instrumentality, in each case whether foreign or domestic (each a “Governmental Entity”), is required by or with respect to the Company or any of the Significant Subsidiaries in connection with the execution and delivery of this Agreement by the Company or the consummation by the Company of the Merger, except for (i) the filing of the Articles of Merger with the Secretary of State, State of Florida, (ii) the filing of the Proxy Statement (as defined below) with the SEC in accordance with the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (iii) the filing of such reports, schedules or materials under Section 13 or Rule 14a-12 of the Exchange Act, as may be required in connection with this Agreement and the transactions contemplated hereby, (iv) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable state securities laws, (v) the pre-merger notification requirements of the

HSR Act, (vi) the notification and other requirements of the Exon-Florio Amendment to the Defense Protection Act of 1950, (vii) the FOCI notification and mitigation requirements of Chapter two of the Department of Defense National Security Program Operating Manual (NISPOM), promulgated pursuant to Executive Order 12829, and pursuant to Department of Energy Order DOE O 470.1 regarding safeguards and security, (viii) the expiration of any applicable waiting periods or receipt of clearances, or approvals or consents, as applicable, by the competition authorities in each of Denmark, Germany and Austria (the “Required Competition Approvals”) (to be obtained from anti-trust or competition authorities in each such jurisdiction in terms as are necessary to allow the Merger to lawfully proceed in such jurisdiction, and to ensure that the Merger will not be substantially prohibited or materially altered pursuant to the anti-trust or competition laws of such jurisdiction), (ix) consents of the Department of Transportation or the Federal Aviation Administration to effect the transfer of the Company’s and its Significant Subsidiaries’ commercial operating certificates (the “FAA Consents”), (x) approvals and notifications of the Federal Communications Commission (“FCC”) in connection with the transfer of control of the Company, the Significant Subsidiaries or the Subsidiaries in their respective capacities as radio license licensees (the “FCC Approvals”); (xi) all other filings required or otherwise provided for under foreign anti-trust or other competition laws or foreign investment laws; (xii) all consents and approvals of the Victorian Department of Justice in relation to the Fulham Correctional Centre Contract (including, without limitation, the approvals under clauses 70.3 and 82.3) that may be required under such contract in relation to entering into this Agreement and consummating the Merger; and (xiii) such other consents, licenses, permits, orders, authorizations, filings, approvals and registrations which, if not obtained or made, would not, individually or in the aggregate, have a Company Material Adverse Effect.

      3.04 SEC Filings; Financial Statements; Information Provided.

(a) The Company has filed all registration statements, forms, reports, and other documents required to be filed by the Company (collectively, the “Company SEC Reports”) with the SEC since January 1, 1998. The Company SEC Reports (i) have been filed on a timely basis, (ii) have been prepared in compliance in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Company SEC Reports and (iii) did not at the time they were filed contain any untrue statement of a material fact or omit to state a material fact required to be stated in such Company SEC Reports or necessary in order to make the statements in such Company SEC Reports, in the light of the circumstances under which they were made, not misleading. Other than WCC, no Significant Subsidiary or Subsidiary is subject to the reporting requirements of Section 13 or Section 15 (d) of the Exchange Act or the equivalent rules and regulations of any foreign stock exchanges or securities reporting requirements imposed by any other Governmental Entity.

(b) Each of the consolidated financial statements (including, in each case, any related notes and schedules) contained or to be contained in the Company SEC Reports at the time filed (the “Company Consolidated Financial Statements”) (i) complied or will comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, (ii) were or will be prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements or, in the case of unaudited statements, as permitted by the SEC on Form 10-Q under the Exchange Act) and (iii) fairly presented or will fairly present in accordance with GAAP the consolidated financial position of the Company, the Significant Subsidiaries and the Subsidiaries as of the dates thereof and the consolidated results of its operations and cash flows for the periods indicated, consistent with the books and records of the Company and the Subsidiaries, except that the unaudited interim financial statements were or are subject to normal year-end adjustments which were not or will not be material in amount. The consolidated, audited balance sheet of the Company as of December 30, 2001 is referred to herein as the “Company Balance Sheet.”

(c) The information to be supplied by the Company for inclusion in the proxy statement (the “Proxy Statement”) to be sent to the shareholders of the Company in connection with the meeting of the Company’s shareholders to consider the approval and adoption of this Agreement (the “Company Shareholders’ Meeting”) will not, on the date the Proxy Statement is first mailed to shareholders of the Company, or at the time of the Company Shareholders’ Meeting or at the Effective Time, contain any statement that, at such time and in light of the circumstances under which it is made, is false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements made in the Proxy Statement not false or misleading; or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Company Shareholders’ Meeting which has become false or misleading.

      3.05 No Undisclosed Liabilities.

(a) Except as disclosed on Schedule 3.05 or in the Company SEC Reports filed prior to the date of this Agreement, and except for liabilities incurred since the date of the Company Balance Sheet in the ordinary course of the Company’s business consistent with past practice, neither the Company nor any of the Significant Subsidiaries have any material liabilities, either accrued, contingent or otherwise (whether or not required to be reflected in financial statements in accordance with GAAP), and whether due or to become due, that, individually or in the aggregate, would have a Company Material Adverse Effect.

(b) Schedule 3.05(b) hereto sets forth a complete and accurate list of all loan or credit agreements, notes, bonds, mortgages, indentures and other agreements and instruments pursuant to which any Indebtedness of the Company or any of the Significant Subsidiaries in an aggregate principal amount in excess of $250,000 is outstanding or may be incurred and the respective principal amounts outstanding thereunder as of the respective dates set forth therein. Except as set forth on Schedule 3.05(b), all the outstanding Indebtedness of the type described in this Section 3.05(b) and in individual principal amounts in excess of $250,000 of the Company or any of the Significant Subsidiaries may be prepaid by the Company or such Significant Subsidiary at any time without the consent or approval of any other Person, and without payment of any premium or penalty (other than customary breakage fees and costs).

      3.06 Absence of Certain Changes or Events. Except as expressly permitted by this Agreement or as set forth on Schedule 3.06 hereto or in the Company SEC Reports, since December 30, 2001, the business of the Company and the Significant Subsidiaries has been conducted in the ordinary course consistent with past practice and there has not been:

(a) any Company Material Adverse Effect;

(b) any redemption or other acquisition of Common Stock by the Company or any of the Significant Subsidiaries or any declaration or payment of any dividend or other distribution in cash, stock or property with respect to the Common Stock, except for purchases heretofore made pursuant to the terms of a Stock Option Plan;

(c) any change in accounting methods, principles or practices used in preparing the Company Consolidated Financial Statements, except as required by GAAP;

(d) any revaluation of any asset (including, without limitation, any writing down of the value of inventory or writing off of notes or accounts receivable), other than in the ordinary course of business consistent with past practice, except as required by changes in GAAP;

(e) any entry by the Company or any of the Significant Subsidiaries into any commitment or transaction material to the Company and the Significant Subsidiaries taken as a whole, other than commitments or transactions entered into in the ordinary course of business consistent with past practice;

(f) any material increase in or establishment of any bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, Stock Option (including, without limitation, the granting of Company Stock Options, stock appreciation rights, performance awards or restricted stock awards), stock purchase or other Company Employee Plan, or any material other increase in the compensation payable or to become payable to any directors, officers or key employees of the Company or any of the Significant Subsidiaries, except in the ordinary course of business consistent with past practice;

(g) any entry by the Company or any of the Significant Subsidiaries into any employment, consulting, severance, termination or indemnification agreement (i) with any individual that provides for annual payments and benefits of more than $150,000 or $400,000 in the aggregate except for an agreement in the ordinary course of the Company’s or a Significant Subsidiaries’ business consistent with past practice or (ii) with any director or officer of the Company or a Significant Subsidiary;

(h) payments, discharges, settlements or compromises by the Company or any of the Significant Subsidiaries of claims, liabilities, obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), including any litigation or other legal proceedings, except for any such compromise, settlement release or adjustment in the ordinary course of business consistent with past practice; or

(i) any agreement, in writing and, to the Company’s Knowledge, any oral agreement, by the Company or any Significant Subsidiary to take any of the actions described in this Section 3.06 except as expressly contemplated by this Agreement.

      3.07 Taxes. Except as disclosed on Schedule 3.07 hereto:

(a) Except for items relating to Taxes the failure of which to be reported, collected, or paid would not result, individually or in the aggregate, in a Company Material Adverse Effect, all tax returns, statements, reports and forms (including estimated tax or information returns and reports) required to be filed with any domestic or foreign governmental or regulatory authority (each a “Governmental Authority”) responsible for the imposition of any Tax (a “Taxing Authority”) by or on behalf of the Company and the Significant Subsidiaries with respect to any Tax period (or portion thereof) ending on or before the Closing Date (a “Pre-Closing Tax Period”) (collectively, the “Tax Returns”) have, to the extent required to be filed on or before the date hereof, been filed when due (including pursuant to any extension) in accordance with applicable Law.

(b) The Tax Returns as filed are true, correct and complete in all material respects, and complete and accurate copies of all federal Income Tax Returns filed within the past three years, and the examination reports, and statements of deficiencies assessed against or agreed to by any of the Company and the Significant Subsidiaries filed or received within the past five years have been provided to Buyer.

(c) Except for audits of Tax Returns set forth on Schedule 3.07(c) and except for audits relating to Taxes the failure of which to be reported, collected or paid, would not result, individually or in the aggregate, in a Company Material Adverse Effect, none of the Tax Returns is under audit by any Taxing Authority.

(d) Except as set forth on Schedule 3.07(d), no entity covered by the Tax Returns is a party to any contract under which any person may receive payments which may be characterized as “contingent on a change in control” within the meaning of Section 280G of the Code.

(e) Except for Taxes the failure of which to be reported, collected, or paid, would not result, individually or in the aggregate, in a Company Material Adverse Effect, all Taxes owed, or required to be withheld and remitted, by the entities covered by the Tax Returns (whether or not shown as due and payable on the Tax Returns that have been filed) have been timely paid, or timely withheld and remitted, to the appropriate Taxing Authority.

(f) Except as set forth on Schedule 3.07(f) and except for Tax Returns relating to Taxes the failure of which to be reported, collected, or paid, would not result, individually or in the aggregate, in a Company Material Adverse Effect, no extension or waiver of the statute of limitations period applicable to any Tax Return is currently in effect.

(g) Except as set forth on Schedule 3.07(c) and except for Taxes or Tax Returns relating to Taxes the failure of which to be reported, collected, or paid individually or in the aggregate, would not result in a Company Material Adverse Effect, there is no action, suit, proceeding, audit or investigation now pending in respect of any Tax Return or otherwise with respect to the Company or the Significant Subsidiaries concerning Taxes.

(h) There are no Liens for Taxes on any asset of the Company or the Significant Subsidiaries, except Liens for current Taxes not yet due or Liens the payment of which, individually or in the aggregate, would not result in a Company Material Adverse Effect.

(i) Schedule 3.07(i) contains a list of all jurisdictions (whether foreign or domestic) to which any Tax imposed on overall net income is properly payable by the Company or the Significant Subsidiaries, as applicable. No claim which is currently pending has been made by a Taxing Authority in a jurisdiction where any of the Company and the Significant Subsidiaries does not file Tax Returns that it is or may be subject to taxation by such jurisdiction.

(j) Neither the Company nor any other person on behalf of the Company or the Significant Subsidiaries has entered into any agreement or consent pursuant to Section 341(f) of the Code (concerning collapsible corporations), or any similar provision of the Tax laws of any jurisdiction.

(k) The Company or the Significant Subsidiaries will not be required to include any material adjustment in taxable income for any tax period after the Pre-Closing Tax Period under Section 481(c) of the Code (or any similar provision of the Tax laws of any jurisdiction) as a result of a change in method of accounting for a Pre-Closing Tax Period or pursuant to the provisions of any agreement entered into with any Taxing Authority with regard to Tax liability for any Pre-Closing Tax Period.

(l) Neither the Company nor any of the Significant Subsidiaries has ever been a member of an affiliated, consolidated, combined or unitary group or participated in any other arrangement whereby any income, revenues, receipts, gain or loss was determined or taken into account for Tax purposes with reference to or in conjunction with any income, revenues, receipts, gain, loss, asset or liability of any other Person other than groups where the Company or the Significant Subsidiaries are or were the common parent.

(m) Each class of the Company’s stock is defined in Temporary Treasury Regulation Section 1.897-9T(d)(2), and no foreign person (within the meaning of Temporary Treasury Regulation Section 1.897-9T(c)) owns, or owned within the period described in Section 897(c)(1)(A)(ii) of the Code, 5 percent or more of any class of stock of the Company.

(n) Since the date of the Company Balance Sheet, neither the Company nor any of the Significant Subsidiaries has incurred any liability for Taxes arising from extraordinary gains or losses, as that term is used in GAAP, outside of the ordinary course of business consistent with past practice.

      3.08 Owned and Leased Real Properties.

(a) Schedule 3.08(a) hereto sets forth in all material respects a complete and accurate list of the addresses of all real property owned by the Company or any Significant Subsidiary (the “Real Estate”). Other than as reflected in the Consolidated Financial Statements and other than Permitted Liens, there are no liabilities, Liens, encumbrances, easements, restrictions, reservations, tenancies, agreements or other obligations (“Encumbrances”) affecting the Real Estate and there are no Taxes pending or payable against the Real Estate other than Permitted Liens, except such Taxes and Encumbrances that, individually or in the aggregate, would not have a Company Material Adverse Effect. There is no pending or, to the Company’s Knowledge, threatened condemnation or eminent domain proceeding with respect to the Real Estate.

(b) Except as set forth in Schedule 3.12(a), there is no action pending or, to the Company’s Knowledge, threatened by any Governmental Entity claiming that the Real Estate violates any

Governmental Regulations or threatening to shut down the business of the Company or any of the Significant Subsidiaries, except for actions that would not have a Company Material Adverse Effect.

(c) Except as set forth in Schedule 3.08(c), all the buildings, fixtures and other improvements located on the Real Estate are in adequate operating condition and repair in all respects and the operation thereof as presently conducted is not in violation of any applicable building code, zoning ordinance or other similar law or regulation, in each case, whether foreign or domestic except where such violations, individually or in the aggregate, would not have a Company Material Adverse Effect.

(d) Schedule 3.08(d) hereto lists and describes briefly (listing the parties thereto, the date of execution and the street addresses) all leases or subleases of real property material to the Company or any of the Significant Subsidiaries requiring (i) annual payments to the Lessor thereunder (or a third party), in each case, of at least $50,000 or (ii) aggregate lease payments to the Lessor (or a third party), in each case, of at least $250,000. The Company has made available to Buyer correct and complete copies of the leases and subleases (as amended to date) listed on Schedule 3.08(d) hereto. With respect to each lease and sublease listed on Schedule 3.08(d) hereto:

(i) the lease or sublease is legal, valid, binding and enforceable, in each case, against the lessor or sublessor, as applicable, and in full force and effect;

(ii) the lease or sublease will continue to be legal, valid, binding, and enforceable, in each case against the lessor or sublessor, as applicable, and in full force and effect immediately following the Closing in accordance with the terms thereof as in effect prior to the Closing;

(iii) neither the Company nor any of the Significant Subsidiaries nor, to the Company’s Knowledge, any other party to the lease or sublease is in material breach or default, and no event has occurred which, with notice or lapse of time (or both) would constitute a material breach or default or permit termination, modification or acceleration thereunder;

(iv) there are no material disputes, oral agreements, forfeiture proceedings or forbearance programs in effect as to the lease or sublease;

(v) except as set forth in Schedule 3.08(d)(v)pursuant to the financing arrangements of the Company and its Significant Subsidiaries, neither the Company nor any of the Significant Subsidiaries has assigned, transferred, conveyed, mortgaged, deeded in trust or encumbered any interest in the leasehold or subleasehold;

(vi) all facilities leased or subleased thereunder are supplied with utilities and other services necessary for the operation of said facilities; and

(vii) the Company Consolidated Financial Statements contain adequate reserves to provide for the restoration of the property subject to the leases at the end of the respective lease terms, to the extent required by the leases;

except, in each case, such failures to be in full force and effect or to be enforceable, such breaches or defaults, disputes, oral agreements, forfeiture proceedings or forbearance programs, assignments, transfers conveyances, Liens, lack or utilities and other services, or lack of reserves (“Section 3.08(d) Events”) that, together with any of the Section 3.10(c) Events (defined below), individually or in the aggregate, would not have a Company Material Adverse Effect.

      3.09 Intellectual Property. Except as set forth on Schedule 3.09 or in the Company SEC Reports, each of the Company and each of the Significant Subsidiaries owns, or is licensed or otherwise possesses rights to use all patents, trademarks and service marks (registered or unregistered), trade names, domain names, computer software and copyrights and applications and registrations therefor, in each case, which are material to the conduct of the business of the Company and the Significant Subsidiaries, taken as a whole (collectively, the “Intellectual Property Rights”). Schedule 3.09 describes all rights to the name Wackenhut or any derivation thereof granted, sold, gifted or otherwise transferred by the Company to a third party who is unrelated to the Company, the Significant Subsidiaries or any Subsidiary. Except as set

forth on Schedule 3.09, there are neither any outstanding nor, to the Company’s Knowledge, threatened disputes or disagreements with respect to any of the Intellectual Property Rights, except such disputes or disagreements that would not have a Company Material Adverse Effect.

      3.10 Agreements, Contracts and Commitments.

(a) Schedule 3.10(a) hereto sets forth a complete and accurate list of all (x) Customer Contracts and (y) all other contracts and agreements that are material to the business, assets, liabilities, capitalization, condition (financial or otherwise) or results of operations of the Company and the Significant Subsidiaries, taken as a whole, including, without limitation, each of the following agreements or contracts to which the Company or any of the Significant Subsidiaries is a party, is an obligor or by which any of them or their properties or assets are bound:

(i) in each case, each material loan agreement, indenture or other instrument, contract or agreement under which any money has been borrowed or loaned or under which any note, bond or other evidence of Indebtedness has been issued and remains outstanding;

(ii) each Guaranty, assumption agreement or similar agreement, and each contract to reimburse any maker of a letter of credit, letter of comfort, or banker’s acceptance or similar instrument;

(iii) in each case, each mortgage, contract for deed, security agreement, conditional sales contract, financing, “synthetic” or capitalized lease or similar agreement that effectively creates a lien on any assets of Company or any of the Significant Subsidiaries (other than any purchase money security interest, conditional sales contract, capitalized lease or similar agreement which creates a lien only on tangible personal property and the unpaid obligations of the Company or any of the Significant Subsidiaries under which are $250,000 or less);

(iv) each partnership, shareholder or joint venture agreement;

(v) each material agreement for the purchase or sale of any stock, assets, business, division or company by or to the Company or any of the Significant Subsidiaries or under which the Company or any of the Significant Subsidiaries has any continuing indemnification obligations;

(vi) each “Material Contract” (as such term is defined in Item 601(b)(10) of Regulation S-K promulgated by the SEC); and

(vii) each material option, right of first refusal or right of first offer with respect to the sale, purchase or leasing of any real property.

(b) Schedule 3.10(b)(i) hereto sets forth a complete and accurate list of each contract or agreement to which the Company or any of the Significant Subsidiaries is a party or bound with any Affiliate of the Company (collectively, the “Affiliate Contracts”). Except as set forth on Schedule 3.10(b)(ii), the Company has made available to Buyer a complete and accurate copy of each Affiliate Contract. Except as set forth in the Company SEC Reports filed prior to the date of this Agreement, neither the Company nor any of the Significant Subsidiaries has entered into any transaction with any director, officer or other Affiliate of the Company or any transaction that would be subject to proxy statement disclosure pursuant to Item 404 of Regulation S-K.

(c) Except with respect to Contracts listed on Schedule 3.10(d), with respect to each Contract: (i) the Contract is legal, valid, binding and enforceable against the other party thereto and in full force and effect; (ii) immediately following the Closing, the Contract will continue to be (a) valid, binding and enforceable against the other party thereto and (b) in full force and effect immediately following the Closing in accordance with the terms thereof as in effect prior to the Closing; and (iii) neither the Company nor, to the Company’s Knowledge, any other party to a Contract has failed to perform its obligations (including its confidentiality obligations) thereunder or is in material breach or default thereof, and no event has occurred which with notice or lapse of time (or both) would constitute a breach or default or permit termination, modification or acceleration, under the Contract, except such failure to be in full force and effect or to be enforceable, such failure to perform, breaches or defaults or events that would constitute a breach or default, or terminations, accelerations, modifications (“Section 3.10(c) Events”), that, together with an Section 3.08(d) Events, individually or in the aggregate, would not have a Company Material Adverse Effect.

(d) Except as set forth on Schedule 3.10(d), neither the Company nor any of the Significant Subsidiaries is a party to any material oral contract, agreement or other arrangement which, if reduced to written form, would be required to be listed on Schedule 3.10(a) and Schedule 3.10(b) hereto under the terms of this Section 3.10.

      3.11 Litigation. Except as set forth on Schedule 3.11, (a) there is no action, suit, proceeding, claim, arbitration or investigation pending or, to the Company’s Knowledge, threatened against the Company or any of the Significant Subsidiaries and (b) neither the Company nor any of the Significant Subsidiaries is the subject of any proceeding asserting that the Company or any of the Significant Subsidiaries has committed an unfair labor practice or any proceeding seeking to compel it to bargain with any labor union or labor organization; and (c) there are no material judgments, orders or decrees outstanding against the Company or any of the Significant Subsidiaries; that, in each of the cases described in clauses (a), (b) and (c) of this Section 3.11, would have, individually or in the aggregate, a Company Material Adverse Effect.

      3.12 Environmental Matters.

(a) Except as disclosed on Schedule 3.12(a) or except as set forth in the Company’s SEC Reports hereto and except for such matters that, individually or in the aggregate, would not have a Company Material Adverse Effect:

(i) the Company and each of the Significant Subsidiaries have at all times complied with, and are not currently in violation of, any applicable Environmental Laws;

(ii) the Company and each of the Significant Subsidiaries have all permits, licenses and approvals required under Environmental Laws to operate and conduct their respective businesses as currently operated and conducted;

(iii) there is no Contamination of or at the properties currently owned, leased or operated by the Company or any of the Significant Subsidiaries (including soils, groundwater, surface water, buildings or other structures);

(iv) to the Company’s Knowledge, there was no Contamination of or at the properties formerly owned, leased or operated by the Company or any of the Significant Subsidiaries prior to or during the period of time such properties were owned, leased or operated by the Company or any of the Significant Subsidiaries;

(v) neither the Company nor any of the Significant Subsidiaries is liable for or subject to any enforcement action for a Release of any Hazardous Substance or Contamination on the property of any other Person.

(vi) neither the Company nor any of the Significant Subsidiaries has received any written notice, demand, letter, claim or request for information, and, to the Company’s Knowledge, there are no pending or threatened notices, demands, letters, claims or requests for information, alleging that the Company or any of the Significant Subsidiaries may be in violation of, liable under or have obligations under any Environmental Laws;

(vii) neither the Company nor any of the Significant Subsidiaries is subject to any orders, decrees, injunctions or other arrangements with any Governmental Entity or is subject to any indemnity or other agreement with any other Person relating to liability or obligation under any Environmental Laws or relating to Hazardous Substances;

(viii) to the Company’s Knowledge, there are no circumstances or conditions involving the Company or any of the Significant Subsidiaries that could reasonably be expected to result in any claims, liability, obligations, investigations, costs or restrictions on the ownership, use or transfer of any property of the Company or any of the Significant Subsidiaries pursuant to any Environmental Laws;

(ix) none of the properties currently or formerly owned, leased or operated by the Company or any of the Significant Subsidiaries is listed in the National Priorities List or any other written list or written inventory or record maintained by any federal, state or local governmental agency with respect to sites from which there is or has been a Release of any Hazardous Substance or any Contamination;

(x) none of the properties currently or, to the Company’s Knowledge, formerly owned, leased or operated by the Company or any of the Significant Subsidiaries is used nor was ever used, (A) as a landfill, dump or other disposal, storage, transfer or handling area for Hazardous Substances, excepting, however, for the routine storage, use and management of Hazardous Substances from time to time as necessary, and in compliance with Environmental Laws; (B) for industrial, military or manufacturing purposes; or (C) as a gasoline service station or a facility for selling, dispensing, storing, transferring or handling petroleum and/or petroleum products;

(xi) except as set forth in Schedule 3.12(a)(xi), to the Company’s Knowledge, there are no underground or above ground storage tanks (whether or not currently in use), urea-formaldehyde materials, asbestos, asbestos-containing materials, polychlorinated biphenyls (PCBs), nuclear fuels, radioactive wastes or solid wastes, located on or under any of the properties currently or formerly owned, leased or operated by the Company or any of the Significant Subsidiaries, and no underground tank previously located on these properties has been removed therefrom; and

(xii) there are no Liens against any of the properties currently owned, leased or operated by the Company or any of the Significant Subsidiaries arising under any Environmental Laws, and the Company has complied with all environmental transfer statutes applicable to this Agreement, if any.

(b) Schedule 3.12(b) hereto sets forth a complete and accurate list of all documents (whether in hard copy or electronic form) that contain any environmental, human health and safety, or natural resources reports, investigations and audits relating to all material premises currently owned or operated by the Company or any of the Significant Subsidiaries (whether conducted by or on behalf of the Company or any of the Significant Subsidiaries or any other Person, and whether done at the initiative of the Company or any of the Significant Subsidiaries or directed by a Governmental Entity or any other Person) which were issued or conducted since January 1, 1997, and of which the Company or any of the Significant Subsidiaries has possession or to which the Company or any of the Significant Subsidiaries has reasonable access. A complete and accurate copy of each such document has been provided to Buyer.

      3.13 Employee Benefit Plans.

(a) Schedule 3.13 hereto sets forth a complete list of (i) all “employee benefit plans,” as defined in Section 3(3) of ERISA and all material employee benefit plans under applicable foreign law of the Company or the Significant Subsidiaries other than the Foreign Significant Subsidiaries (as defined below), (ii) all other severance pay, salary continuation, bonus, incentive, stock option, retirement, pension, profit sharing or deferred compensation plans, and any contracts, programs, funds, or arrangements of any kind providing similar employee benefits of the Company or the Significant Subsidiaries other than the Foreign Significant Subsidiaries, (iii) all other employee benefit plans, contracts, programs, funds, or arrangements of the Company or the Significant Subsidiaries other than the Foreign Significant Subsidiaries (whether written or oral, qualified or nonqualified, funded or unfunded, currently effective or terminated, but only if any employee of the Company or any Significant Subsidiary is still entitled to benefits under such terminated plan) and any trust, escrow, or similar agreement related thereto, whether or not funded, in respect of any present or former employees, directors, officers, shareholders, consultants, or independent contractors of the Company or any of the Company’s Significant Subsidiaries (or their respective predecessors) (or, where indicated below, any trade or business (whether or not incorporated)) (x) which is under common control within the meaning of Section 4001(b)(1) of ERISA with the Company or (y) which together with the Company is treated as a single employer under Section 414(c) of the Code (the “Controlled Group”), or with respect to which the Company or any of the Company’s Significant Subsidiaries (or their respective predecessors) (or, where indicated below, the Controlled Group) has made or is required to make payments, transfers, or contributions and (iv) all material employee benefit plans, programs and arrangements of the Foreign Significant Subsidiaries (all of the above being individually or collectively referred to as “Company Employee Plan” or “Company Employee Plans,” respectively). The Company has no liability with respect to any plan, arrangement or practice of the type described in the preceding sentence other than the Company Employee Plans. For purposes of the Section 3.13, the term Foreign Significant Subsidiaries means the Significant Subsidiaries that are incorporated or organized under the Laws of a jurisdiction other than the United States of America or any of the States.

(b) With respect to each Company Employee Plan, other than those of the Foreign Significant Subsidiaries, a complete and correct copy of each of the following documents (if applicable) has been provided or made available to Buyer: (i) all current plan and related trust documents, and all amendments thereto or, in the case of an unwritten Company Employee Plan, a written description thereof; (ii) all current summary plan descriptions, and all related summaries of material modifications, annual reports, and summary annual reports; (iii) the most recent annual report (Form 5500) (including schedules); (iv) the most recent actuarial reports or valuations; (v) all current insurance contracts and other documents relating to the funding or payment of benefits under or current contributions to (including any proposed revisions thereto) any Company Employee Plan and membership data in connection therewith, (vi) the most recent determination letter, if any, issued by the IRS with respect to any Company Employee Benefit Plan qualified under Section 401(a) of the Code; and (vii) any other documents, forms or other instruments relating to any Company Employee Plan reasonably requested by Buyer. No employees of the Company or of the Significant Subsidiaries, other than those of the Foreign Significant Subsidiaries, have benefits that are in addition to those set forth on Schedule 3.13. With respect to the Company Employee Plans of the Foreign Significant Subsidiaries, a complete and correct copy of all current plan and related trust documents, and all amendments thereto, all summaries or other summary descriptions, and the most recent actuarial and/or valuation reports have been provided or made available to Buyer. No employees of the Foreign Significant Subsidiaries have any material benefits that are in addition to those set forth in Schedule 3.13.

(c) With respect to each Company Employee Plan and other than any failures which would not be reasonably likely to have individually or in the aggregate, a Company Material Adverse Effect, (i) the Company has complied in all material respects with the terms of each plan and applicable law, (ii) the Company and the Significant Subsidiaries have performed in all material respects all obligations required to have been performed by them under such plan, (iii) the Company and the Significant Subsidiaries are not materially in violation of such plan, and (iv) no event has occurred and, to the Company’s Knowledge, there exists no condition or set of circumstances, in connection with which the Company or any of the Significant Subsidiaries is reasonably likely to be subject to any liability under the term of such Company Employee Plans, ERISA, the Code or any other applicable law. To the Company’s Knowledge, neither the Company nor any of the Significant Subsidiaries has any actual or contingent liability under Title IV of ERISA (other than the payment of premiums to the Pension Benefit Guaranty Corporation, including without limitation, any liability in connection with (i) the termination or reorganization of any Company Employee Plan subject to Title IV of ERISA or (ii) the withdrawal from any multiemployer plan, and no fact or event exists which is reasonably likely to give rise to any such liability.

(d) The Company Employee Plans and their related trusts intended to qualify under Sections 401 and 501(a) of the Code, respectively, are so qualified and have been determined by the

IRS to qualify under such Sections. To the extent that any Company Employee Plans have not been determined by the IRS to qualify under Sections 401 and 501(a) of the Code or amended to comply with the applicable law, the remedial amendment period permitting retroactive amendment of these Company Employee Plans has not expired. To the Company’s Knowledge (i) nothing has occurred since the date of any such determination that could reasonably be expected to give the IRS grounds to revoke such determination, and (ii) the IRS has not taken any action to revoke any such letter.

(e) All contributions and payments required to have been made under or with respect to any Company Employee Plan or under ERISA, the Code or any other applicable Law to any trusts established thereunder or in connection therewith have been made by the due date therefor or accrued on the Company Balance Sheet (including any valid extensions) and no material fees are due which have not been paid or accrued on the Company Balance Sheet.

(f) All (i) insurance premiums required to be paid with respect to, (ii) benefits, expenses, and other amounts due and payable under, and (iii) contributions, transfers, or payments required to be made to, any Company Employee Plan prior to the Closing Date will have been paid, made or accrued on or before the Closing Date. With respect to any insurance policy providing funding for benefits under any Company Employee Plan, to the Company’s Knowledge, there is no liability of the Company or any of Company’s Affiliates, in the nature of a retroactive rate adjustment, loss sharing arrangement, or other actual or contingent liability, nor would there be any such liability if such insurance policy was terminated on the date hereof. With respect to any insurance policy that has, or does, provide funding for benefits under any Company Employee Plan, to the Company’s Knowledge, no insurance company issuing any such policy is in receivership, conservatorship, liquidation or similar proceeding and, to the Company’s Knowledge, no such proceedings with respect to any insurer are imminent.

(g) Except as disclosed on Schedule 3.13, there are no pending or, to the Company’s Knowledge, threatened actions, claims, proceedings or investigations against any Company Employee Plan or its assets, plan sponsor, plan administrator, or fiduciaries or trustees with respect to the operation of such plan (other than benefit claims in the ordinary course consistent with past practice which, if adversely determined, would not have, and would not be reasonably likely to have, individually or in the aggregate, a Company Material Adverse Effect), nor, to the Company’s Knowledge, is there any basis for one.

(h) Except as disclosed on Schedule 3.13, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby (either alone or together with an individual’s termination of employment) will or could (i) result in any payment (including without limitation, severance, unemployment compensation, or otherwise) becoming due to any director, officer or employee (current, former or retired) of the Company or any of the Significant Subsidiaries, (ii) increase any benefits otherwise payable under any Company Employee Plan or (iii) result in the acceleration of the time of payment or vesting of any such benefits.

(i) Except as disclosed on Schedule 3.13, none of the Company Employee Plans promises or provides retiree medical or other retiree welfare benefits to any person, except as required by Law and no Company Employee Plan provides benefits to any individual who is not a current or former employee or director of the Company or a Significant Subsidiary, or the dependents or other beneficiaries of any such current or former employee.

(j) Except as otherwise disclosed on Schedule 3.13, the Company or the Company’s Significant Subsidiaries have reserved all rights necessary to amend or terminate each of the Company Employee Plans without the consent of any other person. Neither the Company nor any of Company’s Significant Subsidiaries has agreed or committed to institute any material plan, program, arrangement or agreement for the benefit of employees or former employees of the Company other than the Company Employee Plans, or to make any amendments to any of the Company Employee Plans, except as required by law, or to continue the Company Employee Plans for a given period of time and no plans have been announced to establish any such new arrangements.

(k) Except as disclosed on Schedule 3.13, assuming that the Merger will not occur, the Company reasonably expects that the disallowance of a deduction under Section 162(m) of the Code for employee remuneration will not apply to any amount paid or payable by the Company or any Significant Subsidiary during the current taxable year of the Company under any contract, Company Employee Plan, program, arrangement or understanding currently in effect.

      3.14 Compliance with Laws. The Company and each of the Significant Subsidiaries have complied in all respects with, and are not in violation of, and have not received any written notice alleging any violation with respect to, any provisions of any Laws applicable to the conduct of its business (including, without limitation, immigration Laws), or the ownership or operation of its properties or assets, except for such failures to comply, violations and notices as would not, individually or in the aggregate, have a Company Material Adverse Effect.

      3.15 Licenses, Permits and Authorizations. Schedule 3.15 lists all of the Company’s and the Significant Subsidiaries’ material permits, licenses, authorizations (including FCC Authorizations defined herein) and franchises from Governmental Entities (the “Company Permits”). The Company Permits constitute all permits, licenses and franchises from Governmental Entities material to the conduct of the Company’s and the Significant Subsidiaries’ businesses as now being conducted or as presently contemplated to be conducted by the Company and the Significant Subsidiaries, and the Company and each of the Significant Subsidiaries are in compliance with the terms of the Company Permits and, except as set forth in Schedule 3.15, no Company Permit shall cease to be effective as a result of the Merger and, except where the failure to have, or of such non-compliance or failure to be effective, individually or in the aggregate, would not have a Company Material Adverse Effect.

      3.16 Labor Matters and Relations.

(a) Except as set forth on Schedule 3.16(a), neither the Company nor any of the Significant Subsidiaries is a party to or otherwise bound by any collective bargaining agreement or contract with a labor union or labor organization or is engaged in any labor negotiations or proceedings with any labor union or labor organization whether foreign or domestic. There is no pending or, to the Company’s Knowledge, threatened, union organizing drive, labor strike, dispute, walkout, work stoppage, slow-down or lockout involving the Company or any of the Significant Subsidiaries that would have a Company Material Adverse Effect.

(b) Except as set forth in the Company SEC Reports or Schedule 3.16(b): (i) each of the Company and each of the Significant Subsidiaries is, and has at all times been, in compliance with all applicable laws, rules, regulations and orders respecting employment and employment practices, terms and conditions of employment, wages, hours or work and occupational safety and health, and is not engaged in any unfair labor practices as defined in the National Labor Relations Act or other applicable Law, and (ii) to the Company’s Knowledge, there are no proceedings pending between the Company and any of the Significant Subsidiaries or any of their respective employees before any federal or state agency, (other than with respect to workers compensation claims and other claims arising in the ordinary course of business consistent with past practice), except with respect to (i) above, such non-compliance or engagement, or (ii) above, such proceedings, as would not have a Company Material Adverse Effect.

      3.17 Insurance. The Company and each of the Significant Subsidiaries maintains insurance policies (the “Insurance Policies”) with reputable insurance carriers (including Titania Insurance Company of America) against all risks of a character and in such amounts as, to the Company’s Knowledge, are usually insured against by similarly situated companies in the same or similar businesses including, without limitation, insurance adequate to comply with the terms of all Customer Contracts. Except as set forth on Schedule 3.17(i), each Insurance Policy is in full force and effect and is valid, outstanding and enforceable, and all premiums due thereon have been paid in full, and except as set forth on Schedule 3.17(ii), none of the Insurance Policies shall terminate or lapse (or be affected in any other materially adverse manner) by reason of the Merger, and the Company and each of the Significant Subsidiaries have complied in all material respects with the provisions of each Insurance Policy under which it is the insured party, and except as set forth in Schedule 3.17(iii), no insurer under any Insurance Policy has provided the Company or any Significant Subsidiary with written notice of cancellation or a written notice generally disclaiming liability under any such policy or indicated in writing any intent to do so or not to renew any such policy, except to the extent the failure to be in full force and effect or enforceable, or failure to pay premiums, termination, lapse, failure to comply, notice of cancellation or notice disclaiming liability or notice of non-renewal would not, individually or in the aggregate, have a Company Material Adverse Effect.

      3.18 Tangible Assets. The Company directly or through one of the Significant Subsidiaries owns or leases all tangible assets material to the conduct of the Company’s and the Significant Subsidiaries’ business as presently conducted (the “Tangible Assets”). All of the Tangible Assets that are owned, are owned free and clear of all Liens except for (a) Liens disclosed in the Company SEC Reports filed prior to the date of this Agreement (b) Permitted Liens and (c) other Liens that, individually or in the aggregate, do not materially interfere with the ability of the Company or the Significant Subsidiaries to conduct their business as presently conducted and have not resulted in, and are not reasonably likely to result in, a Company Material Adverse Effect. Except as set forth in Schedule 3.18, the Tangible Assets are free from material defects, have been maintained in accordance with normal industry practice, are in good operating condition and adequate repair (subject to normal wear and tear) and are suitable for the purpose for which they are presently used, except for any existing defects or needed repairs which would not, individually or in the aggregate, have a Company Material Adverse Effect.

      3.19 Government Contracts. Neither the Company nor any of the Significant Subsidiaries has been suspended or debarred from bidding on contracts or subcontracts with any Governmental Entity (“Government Contracts”); no such suspension or debarment has been initiated or, to the Company’s Knowledge, threatened and the consummation of the Merger will not result in any such suspension or debarment. Neither the Company nor any of the Significant Subsidiaries has been audited or investigated nor is it now being audited or, to the Company’s Knowledge, investigated by the U.S. Government Accounting Office, the U.S. Department of Defense or any of its agencies, the Defense Contract Audit Agency, the U.S. Department of Justice, the Inspector General of any U.S. Governmental Entity, any similar agencies or instrumentalities of any Governmental Entity, or any prime contractor with a Governmental Entity nor, to the Company’s Knowledge, has any such audit or investigation been threatened except, in all instances referred to in this sentence, pursuant to normal and customary audits and reviews associated with such Government Contracts and with the business of the Company and the Significant Subsidiaries relating to the procurement of Government Contracts, generally. To the Company’s Knowledge, there is no valid basis for (a) the suspension or debarment of the Company or any of the Significant Subsidiaries from bidding on any Government Contracts, or (b) any material claim pursuant to an audit or investigation by any of the entities named in the foregoing sentence; that, in each case, individually or in the aggregate, would have a Company Material Adverse Effect. Except as set forth on Schedule 3.19, neither the Company nor any of the Significant Subsidiaries has any material agreements, contracts or commitments which require it to obtain or maintain a security clearance with any Governmental Entity.

      3.20 Opinion of Financial Advisor. The financial advisor of the Company, Salomon Smith Barney Inc., has delivered to the Company Board an opinion dated the date of this Agreement to the effect that, as of such date, the Share Consideration is fair, from a financial point of view to the holders of the Common Stock. A signed copy of such opinion will be delivered to Buyer promptly after the execution of this Agreement solely for informational purposes.

      3.21 State Takeover Statutes. The Company Board has taken all necessary action to exempt the Merger and this Agreement from the restrictions of Section 607.0902 of the FBCA and, accordingly, neither such section nor any other similar statute applies to the Merger. No other “business combination,” “interested shareholder,” affiliated transactions,” “fair price,” “moratorium,” “control share acquisition” or other antitakeover statute or regulations enacted under U.S. state or federal laws applies to the Merger.

      3.22 Advisors. Except as set forth on Schedule 3.22, no agent, broker, investment banker, financial advisor or other firm or Person is or shall be entitled, or as a result of any action, agreement or commitment of the Company or any of the Significant Subsidiaries, to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the Merger. The Company has made available to Buyer a complete and accurate copy of all agreements pursuant to which any of the Company’s or the Significant Subsidiaries’ advisors is entitled to any fees and expenses in connection with the Merger.

      3.23 Stations; FCC Matters.

(a) The Company or the Significant Subsidiaries owns and operates all the radio stations listed on Schedule 3.23 (each a “Station” and collectively the “Stations”) pursuant to all necessary licenses, authorizations, permits and approvals issued by the FCC or the equivalent applicable Governmental Entity if the Stations are owned or operated outside the United States (collectively, the “FCC Authorizations”), except where the failure to obtain such FCC Authorization would not, individually or in the aggregate, have a Company Material Adverse Effect. The Stations represent all the radio stations required to conduct the Company’s and the Significant Subsidiaries’ businesses as each is presently conducted.

(b) All reports, fees (including, but not limited to annual regulatory fees) and other submissions required to be filed with the FCC by the Company or the Significant Subsidiaries with respect to the Stations have been timely filed in all material respects. All such reports, fees and other submissions are accurate and complete in all material respects. (i) The Company and the Significant Subsidiaries maintain all files for the Stations as required by, and in compliance with, all applicable FCC rules, regulations and policies and (ii) with respect to FCC licenses, permits and authorizations, the Company and the Significant Subsidiaries are operating only those facilities for which an appropriate FCC Authorization has been obtained and is in full force and effect, and the Company and the Significant Subsidiaries are in compliance with all relevant conditions of each such FCC Authorization; except in each case, where the failure to so maintain, comply or operate, maintain in full force and effect, or where such non-compliance would not, individually or in the aggregate, have a Company Material Adverse Effect.

      3.24 Disinterested Board Approval. The Disinterested Board has approved the Merger and has taken all other action, if any, necessary under the FBCA to ensure that at the Effective Time Tuhnekcaw may vote the WCC Shares.

      3.25 Voting Requirements. The affirmative vote of the holders of a majority of the outstanding shares of Series A Common Stock and the affirmative vote of the holders of a majority of the outstanding shares of Class B Common Stock, voting as separate classes with respect to this Agreement and the Merger, are the only votes of the holders of any class or series of the Company’s capital stock necessary to approve this Agreement and the Merger.

      3.26 Director And Officer Litigation. Except as set forth on Schedule 3.26, to the Company’s Knowledge, there is no material litigation to which any of the Company’s or the Significant Subsidiaries’ directors or officers are a party in his or her capacity as a director or officer of the Company or any of the Significant Subsidiaries.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF

BUYER AND THE MERGER SUBSIDIARY

      Buyer and the Merger Subsidiary represent and warrant to the Company as of the date hereof that:

      4.01 Organization, Standing and Power. Each of Buyer and the Merger Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as now being conducted, and is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the character of its properties owned, operated or leased or the nature of its activities makes such qualification necessary, except for failures to be so qualified or in good standing that would not, individually or in the aggregate, have a Buyer Material Adverse Effect.

      4.02 Capitalization. All issued and outstanding shares of capital stock of the Merger Subsidiary are owned by Buyer.

      4.03 Authority; No Conflict; Required Filings and Consents.

(a) Each of Buyer and the Merger Subsidiary has all requisite corporate power and authority to enter into this Agreement and to consummate the Merger. The execution and delivery of this Agreement and the consummation of the Merger by Buyer and the Merger Subsidiary have been duly authorized by all necessary corporate action on the part of each of Buyer and the Merger Subsidiary. This Agreement has been duly executed and delivered by each of Buyer and the Merger Subsidiary and, assuming the due authorization, execution and delivery by the Company, constitutes the valid and binding obligation of each of Buyer and the Merger Subsidiary, as applicable, enforceable in accordance with its terms, subject to the effect of any applicable bankruptcy, reorganization, insolvency, moratorium, or similar laws affecting creditor’s rights generally, and subject, as to enforceability, to the effect of general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

(b) The execution and delivery of this Agreement by each of Buyer and the Merger Subsidiary does not, and the consummation by Buyer and the Merger Subsidiary of the Merger will not, (i) conflict with, or result in any violation or breach of, any provision of the Articles of Incorporation or Bylaws of Buyer or the Articles of Incorporation or Bylaws of the Merger Subsidiary, (ii) conflict with, or result in any violation or breach of, or constitute (with or without notice or lapse of time, or both) a default (or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any benefit) under, require a consent or waiver under, constitute a change in control under, require the payment of a penalty under or result in the imposition of any Lien on Buyer’s or the Merger Subsidiary’s assets under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract or other agreement, instrument or obligation to which Buyer or the Merger Subsidiary is a party or by which any of them or any of their properties or assets may be bound, or (iii) subject to compliance with the requirements specified in Section 4.03(c), conflict with or violate any permit, concession, franchise, license, judgment, injunction, order, decree, statute, law, ordinance, rule or regulation applicable to Buyer or the Merger Subsidiary or any of its or their properties or assets, except in the case of clauses (ii) and (iii) of this Section 4.03(b) for any such conflicts, violations, breaches, defaults, terminations, cancellations, accelerations or losses which, individually or in the aggregate, are not reasonably likely to have a Buyer Material Adverse Effect.

(c) No consent, approval, license, permit, order or authorization of, or registration, declaration, notice or filing with, any Governmental Entity, is required by or with respect to the Buyer or the Merger Subsidiary in connection with the execution and delivery of this Agreement by Buyer or the Merger Subsidiary or the consummation by Buyer or the Merger Subsidiary of the Merger, except for (i) the Required Competition Approvals, (ii) the FCC Approvals, (iii) the filing of the Articles of Merger with the Secretary of the Department of State of the State of Florida, (iv) the filing of such reports, schedules or materials under Section 13 or Rule 14a-12 of the Exchange Act, as may be required in connection with this Agreement and the transactions contemplated hereby, (v) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable state securities laws, (vi) the pre-merger notification requirements of the HSR Act, (vii) the notification requirements of the Exon-Florio Amendment to the Defense Protection Act of 1950, (viii) the FOCI notification and mitigation requirements of Chapter two of the Department of Defense National Security Program Operating Manual (NISPOM), promulgated pursuant to Executive Order 12829, and pursuant to Department of Energy Order DOE O 470.1 regarding safeguards and security, (x) any filings required or otherwise provided for under applicable foreign antitrust or other competition laws or foreign investment laws, (xi) all consents and approvals of the Victorian Department of Justice in relation to the Fulham Correctional Centre Contract (including, without limitation, the approvals under clauses 70.3 and 82.3) that may be required under such contract in relation to entering into this Agreement and consummating the Merger, (xii) the FAA Consents and (xiii) such other consents, licenses, permits, orders, authorizations, filings, approvals and registrations which, if not obtained or made, would not, individually or in the aggregate, have a Buyer Material Adverse Effect.

      4.04 Operations of the Merger Subsidiary. The Merger Subsidiary was formed solely for the purpose of engaging in the Merger, has engaged in no other business activities and has conducted its operations only as contemplated by this Agreement. During the period from the date of this Agreement through the Closing Date, the Merger Subsidiary shall not engage in any activities except as provided in or contemplated by this Agreement.

      4.05 Brokers. No agent, broker, investment banker or financial advisor shall be entitled as a result of any action, agreement or commitment of Buyer or the Merger Subsidiary, to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the Merger, except Lehman Brothers and UBS Warburg, whose fees and expenses shall be the sole responsibility of Buyer.

      4.06 Litigation. There is no action, suit, proceeding, claim, arbitration or, investigation pending or, to Buyer’s Knowledge, threatened against or affecting Buyer or the Merger Subsidiary which would reasonably be expected to have a Buyer Material Adverse Effect or a Company Material Adverse Effect.

      4.07 Financing. Buyer has a fully underwritten and binding (on customary terms) commitment, not subject to syndication, from a financial institution of recognized standing relative to the size of such commitment, to fund the entire Merger Consideration.

ARTICLE V

CONDUCT OF BUSINESS

      5.01 Company Covenants. Except as otherwise first approved in writing by Buyer, which approval shall not be unreasonably withheld or delayed, and except as otherwise set forth in this Agreement, from the date hereof until the Effective Time, or until this Agreement is terminated in accordance with its terms, the Company covenants the following:

(a) Conduct Business in Ordinary Course. The Company shall and shall cause each of the Significant Subsidiaries to except as set forth on Schedule 5.01(a) conduct its and their business only in the ordinary course consistent with past practice and in compliance in all material respects with all applicable Law. The Company shall use its best efforts to, and will use its best efforts to cause the Significant Subsidiaries to, keep available, in all material respects, the services of the present officers, employees and consultants of the Company and the Significant Subsidiaries and to preserve the present relationships of the Company and the Significant Subsidiaries with their respective customers, suppliers and other Persons with which the Company or any of the Significant Subsidiaries has significant business relations.

(b) No Change in Charter or Bylaws. Except as set forth in Schedule 5.01(b), the Company shall not, and shall cause the Significant Subsidiaries not to change or otherwise amend its articles of incorporation, bylaws or other organizational documents, as applicable, or cause the articles of incorporation, bylaws or other organizational documents of any of the Significant Subsidiaries to be changed or amended.

(c) No Change in Capitalization. Except as set forth in Schedule 5.01(c), no change will be made (by reclassification, subdivision, reorganization, or otherwise) in the authorized or issued capital stock or other securities of any of the Company (other than pursuant to the exercise of Company Stock Options), and no options, warrants, or rights to acquire, or securities convertible into or exchangeable for, any shares of capital stock or other securities of any of the Company or any of its

Significant Subsidiaries shall be issued or granted and no alteration, acceleration of vesting (except as expressly contemplated by this Agreement) or other change in the terms of any Company Stock Option outstanding on the date of this Agreement will be made.

(d) No Dividends; Share Repurchases. The Company shall not declare or make any dividend or other distribution or payment, whether payable in cash, securities or property, in respect of the outstanding shares of capital stock of the Company. Without Buyer’s prior written approval, the Company shall not, and shall cause each of the Significant Subsidiaries not to, purchase or redeem or otherwise acquire, directly or indirectly, any of its capital stock or other securities or prepay any Indebtedness, except in the ordinary course of business consistent with past practice.

(e) No Change in Compensation. Except, in each case, for regular or customary increases in compensation by the Company and the Significant Subsidiaries made in the ordinary course of business (including existing obligations under collective bargaining agreements) consistent with past practice and in conformity with then prevailing industry standards and except in accordance with existing Company Employee Plans as currently in effect: no increase shall be made in the compensation payable or to become payable by the Company or any of the Significant Subsidiaries to any of its officers, employees, independent contractors or agents, nor shall any bonus, pension, severance, retirement, profit-sharing, or stock option payment or other agreement or arrangement be made by the Company or any of the Significant Subsidiaries with any such Person or Persons except as required by applicable Law, nor shall any material change be made in any existing Company Employee Plan covering such Person or Persons.

(f) Accounting Procedures. The Company shall not, and shall cause the Significant Subsidiaries not to, change the accounting policies and principles used by it or them unless required by GAAP.

(g) Indebtedness. Except as set forth in Schedule 5.01(g) the Company shall not, and shall cause the Significant Subsidiaries not to, incur any Indebtedness, except in the ordinary course of business consistent with past practice; provided, however, that the issuance of any Guarantees by the Company, any Significant Subsidiary or any Subsidiary other than to support an obligation of the Company or any of the domestic (U.S.) Subsidiaries shall be deemed to be a violation of this Section 5.01(g).

(h) Acquisitions; Investments. The Company shall not, and shall cause each of the Significant Subsidiaries not to, acquire, by merging or consolidating with, by purchasing an equity interest in or acquire any material assets of, or by any other manner, any business or Person, except pursuant to agreements to which the Company or any of the Significant Subsidiaries is a party that are pending as of the date hereof that are set forth on Schedule 5.01(h) hereof.

(i) Sale of Assets. The Company shall not, and shall cause each of the Significant Subsidiaries not to, sell, lease, license, exchange, transfer or otherwise dispose of, or agree to sell, lease, exchange, transfer or otherwise dispose of, any of its assets except (i) assets in the ordinary course of business consistent with past practice; or (ii) as set forth on Schedule 5.01(i) hereof.

(j) Capital Expenditures. Except as set forth in Schedule 5.01(j), the Company shall not, and shall cause each of the Significant Subsidiaries not to, enter into commitments for capital expenditures involving more than $250,000 or as otherwise in the ordinary course of business consistent with past practice.

(k) Liens. The Company shall not, and shall cause the Significant Subsidiaries not to, mortgage, pledge, hypothecate, grant any security interest in, or otherwise grant any other Lien on any of their respective properties or assets, except Permitted Liens or Liens incurred in the ordinary course of business consistent with past practice.

(l) Compromise. Except as set forth in Schedule 5.01(l), the Company shall not, and cause the Significant Subsidiaries not to, compromise, settle, grant or release any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), including any litigation, except for any such compromise, settlement, or release, except in the ordinary course of business consistent with past practice.

(m) Taxes. The Company shall not, and shall cause the Significant Subsidiaries not to, make or rescind any express or deemed election or settle or compromise any material claim or material action relating to domestic or foreign federal, state or local Taxes, or change any of its material methods of accounting or of reporting income or deductions for foreign or U.S. federal income tax purposes, except in the ordinary course of business consistent with past practice.

(n) No Changes in Personnel. Except as set forth in Schedule 5.01(n), the Company shall not, and shall cause each of the Significant Subsidiaries not to, make changes affecting the personnel, consultants, or attorneys-in-fact of the Company or any of the Significant Subsidiaries other than in the ordinary course of business consistent with past practice.

(o) Insurance. The Company shall use its best efforts, and shall cause each of the Significant Subsidiaries to use their respective best efforts, to continue in full force and effect all material (i) present policies of casualty, property, fidelity, errors and omissions, directors’ and officers’, and workers’ compensation insurance which have been issued to it and the Significant Subsidiaries for the term of such policies and will use its, and cause each of the Significant Subsidiaries to use, their respective, best efforts to renew any such policies and (ii) bonds and/or deposits in respect of any casualty, fidelity, property, or workers’ compensation risks which are self-insured.

(p) Agreements. Except as set forth in Schedule 5.01(p), the Company shall not, and shall cause the Significant Subsidiaries not to, enter into any employment, consulting, severance, termination or indemnification agreement (i) with any individual that provides for annual payments and benefits of more than $150,000 or $400,000 in the aggregate, except agreements in the ordinary course of the Company’s or a Significant Subsidiary’s business consistent with past practice or (ii) with any director or officer of the Company or of a Significant Subsidiary.

(q) Compliance. The Company shall not, and shall cause the Significant Subsidiaries not to, enter into any contract, agreement, commitment or arrangement with respect to any of the matters prohibited by Sections 5.01(a) through 5.01(q).

      5.02 Covenants in Capacity as a Shareholder. The Company covenants the following, provided, that each such covenant shall solely be with respect to action or refraining from action by the Company in the Company’s capacity as an indirect shareholder of WCC.

(a) No Change in Charter. The Company shall not take any action to cause or permit WCC to amend WCC’s Articles of Incorporation.

(b) Acquisitions; Investments. The Company shall not take any action to cause or permit WCC to acquire, by merging or consolidating with, by purchasing an equity interest in or acquiring any assets of any business or Person, where the acquisition of such assets or business is material in relation to WCC’s overall business and operations.

(c) Sale of Assets. The Company shall not take any action to cause WCC to sell, lease, license, exchange, transfer or otherwise dispose of, or agree to sell, lease, exchange, transfer or otherwise dispose of, all or substantially all of WCC’s assets.

ARTICLE VI

ADDITIONAL AGREEMENTS

      6.01 Necessary Action. As soon as practicable after the execution of this Agreement, Buyer, the Company and each of the Significant Subsidiaries shall take all necessary corporate and other reasonable action and shall use all commercially reasonable efforts to obtain, or where appropriate assist Buyer and the Company, as the case may be, in obtaining, all material consents, orders, and approvals required to consummate and make effective the Merger and the reorganization of the Surviving Company immediately following the Closing, except, in the case of such reorganization, to the extent such efforts or such assistance would be reasonably likely to unduly delay the Closing Date. The Parties agree, through their designated representatives, to cooperate in the development of, and shall adopt as soon as practicable, daily operating procedures with respect to the operation of the Company and each of the Significant Subsidiaries from the date hereof through the Closing Date. For purposes hereof, the designated representatives shall be Graham Gibson for Buyer and Alan Bernstein for the Company and each of the Significant Subsidiaries.

      6.02 Efforts to Satisfy Conditions. The Company, each of the Significant Subsidiaries and Buyer shall use their respective best efforts to cause all conditions to the Closing, including those conditions set forth in Article VII hereto, to be satisfied and to effect the Closing as soon as practicable.

      6.03 No Solicitation. The Company and Buyer acknowledge and agree that on or prior to thirty (30) days from the date of this Agreement, the Company and its advisors and representatives shall be permitted to take the actions proscribed in clauses (a)(i) through (iv) below that may reasonably be expected to lead to an Acquisition Proposal (as defined below); provided, that if during such thirty (30) day period confidential information concerning the Company or any of the Significant Subsidiaries is furnished to any third party as contemplated by clause (b)(iv) below, the Company may only provide such third party with the same information in all material respects as has been furnished to Buyer.

(a) Except as set forth on Schedule 6.03, after thirty (30) days from the date of this Agreement, unless and until this Agreement terminates or has been terminated pursuant to Article VIII (the period until such termination to be referred to hereinafter as the “Exclusivity Period”), the Company and its advisors and representatives shall not, directly or indirectly:

(i) solicit the submission of proposals or offers relating to any issuance or sale of stock or debt securities of the Company or any of the Significant Subsidiaries or to the potential acquisition of all or substantially all of the assets of the Company or any of the Significant Subsidiaries (an “Acquisition Proposal”);

(ii) respond to any Acquisition Proposal, other than to acknowledge receipt;

(iii) engage in any negotiations or discussions with any other person or entity for the purpose of pursuing any Acquisition Proposal; or

(iv) provide any confidential information concerning the Company or any of the Significant Subsidiaries to any person or entity for the purpose of facilitating, or otherwise in connection with any Acquisition Proposal.

(b) Notwithstanding anything to the contrary in this Section 6.03, the Company may (i) in response to an Acquisition Proposal, issue a communication to its security holders of the type contemplated by Rules 14d-9 and 14e-2 under the Exchange Act, and (ii) participate in discussions and negotiations directly and through its representatives with persons who have sought the same if the Company Board or any committee thereof determines, after consultation with outside legal counsel, that the failure to furnish such information or to negotiate with such entity or group or to take and disclose such position would be inconsistent with the proper exercise of the fiduciary duties of the Company Board or any committee thereof.

(c) The Company shall promptly notify Buyer of the initiation or participation in any discussions or negotiations referred to in 6.03(b)(ii).

      6.04 The Company Shareholders’ Meeting. Subject to the provisions of Section 6.05(a), (i) the Company shall, as soon as practicable following the date of this Agreement, duly call, give notice of, convene and hold a meeting of the holders of the Common Stock in accordance with applicable Law, for the purpose of voting upon and approving the Company Voting Proposal and (ii) the Company Board shall recommend to its shareholders the approval and adoption of this Agreement and the Merger; provided, that the Company Board may withdraw, modify or change such recommendation if (x) it believes in good faith that a Superior Acquisition Proposal has been made and it has determined in good faith, after consultation with outside legal counsel, that the withdrawal, modification or change of such recommendation is necessary to comply with the fiduciary duties of the Company Board under applicable Law and (y) has complied with Section 6.03(c).

      6.05 Proxy Statement.

(a) The Company shall prepare a notice of shareholders meeting and proxy materials to be sent to its shareholders in connection with the Merger. The Company shall deliver to Buyer drafts of such notice and proxy materials sufficiently in advance of the filing of the preliminary Proxy Statement with the SEC to provide Buyer with reasonable time to comment upon such notice and proxy materials and the Company shall incorporate all reasonable comments of Buyer into the Proxy Statement. As promptly as practicable after the execution of this Agreement, and subject to this Article VI, the Company shall file the preliminary Proxy Statement with the SEC. The Company and Buyer shall cooperate in responding to any comments of the SEC and shall use their respective reasonable best efforts to have the Proxy Statement cleared by the SEC as promptly as practicable after such filing, and the Company shall cause the Proxy Statement to be mailed to its shareholders at the earliest practicable time after the Proxy Statement is cleared by the SEC or when the applicable waiting period under the Exchange Act expires. The Company shall notify Buyer promptly upon the receipt of any comments, in writing, from the SEC or its staff, and of any request by the SEC or its staff, in writing, for amendments or supplements to the Proxy Statement or for additional information (“SEC Correspondence”) and shall supply Buyer with copies of all correspondence between the Company or any of its representatives, and the SEC, or its staff, with respect to the Proxy Statement or the Merger. The Company shall provide Buyer with reasonable time to comment on any SEC Correspondence and shall incorporate all comments of Buyer into any response by the Company to SEC Correspondence. The Company shall use its best efforts to cause all documents that it is responsible for filing with the SEC under this Section 6.05 to comply in all material respects with all applicable requirements of Laws. Whenever any event occurs which is required to be set forth in an amendment or supplement to the Proxy Statement, the Company shall promptly inform Buyer of such occurrence. The Company shall provide Buyer with courtesy copies of the preliminary Proxy Statement and the definitive Proxy Statement as filed with the SEC promptly after their filing with the SEC.

(b) Buyer and Merger Subsidiary shall furnish the information concerning themselves to the Company as the Company may reasonably request in connection with the preparation of the Proxy Statement. The information supplied by Buyer and Merger Subsidiary for inclusion in the Proxy Statement shall not, at (i) the time the Proxy Statement (or an amendment thereof or supplement thereto) is first mailed to the stockholders of the Company, (ii) the time of the Company’s Shareholders’ Meeting, and (iii) the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. If at any time prior to the Effective Time any event or circumstance relating to Buyer or the Merger Subsidiary, or their respective officers or directors, should be discovered by Buyer which should be set forth in an amendment or supplement to the Proxy Statement, Buyer shall promptly inform the Company.

(c) Buyer and the Company shall promptly make all necessary filings with respect to the Merger under the Exchange Act, the rules and regulations thereunder and any applicable state blue sky laws each at their own cost and expense.

      6.06 Government Approvals.

(a) Subject to the terms hereof, each of the Company and Buyer shall use its best efforts to (i) take, or cause to be taken, all actions, and do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective the Merger (ii) except as provided under Section 6.06(b) below, as promptly as practicable, obtain from any Governmental Entity or any other Person any consents, licenses, permits, waivers, approvals, authorizations, or orders required to be obtained or made by the Company or Buyer or any of the Significant Subsidiaries in connection with the authorization, execution and delivery of this Agreement, (iii) as promptly as practicable, make all necessary filings, and thereafter make any other required submissions, with respect to this Agreement and the Merger required under (A) the Exchange Act, and any other applicable federal or state securities laws, and (B) any other applicable Law, and (iv) execute or deliver any additional instruments necessary to consummate the Merger, and to fully carry out the purposes of, this Agreement. The Company and Buyer shall cooperate with each other in connection with the making of all such filings, including, without limitation, if Buyer reasonably believes the competition approvals in any of the United Kingdom, Australia or South Africa will not be obtained prior to Closing, the Company shall use its best efforts to cooperate with Buyer to mitigate the effects of any such non-receipt and shall confer with Buyer in connection with any such efforts; provided, that nothing herein shall require the Company to dispose of any assets prior to Closing. The Company shall provide copies of all such documents to Buyer and its advisors prior to filing and, if requested, to accept all reasonable additions, deletions or changes suggested in connection therewith. The Company and Buyer shall use their respective commercially reasonable efforts to furnish to each other all information required for any application or other filing to be made pursuant to the rules and regulations of any applicable Law in connection with the Merger; provided, however, that nothing in this Section 6.06(b) shall require Buyer to disclose any confidential information to the Company.

(b) Subject to the terms hereof, Buyer and the Company agree, and shall cause each of their respective Significant Subsidiaries, to cooperate and to use their respective best efforts to obtain any government clearances or approvals required for Closing under any federal, state or foreign law or, regulation or decree designed to prohibit, restrict or regulate actions for the purpose or effect of monopolization or restraint of trade or any applicable federal, state or foreign law or regulation or decree designed to regulate foreign investment (collectively, “Antitrust Laws”), to respond to any government requests for information under any Antitrust Laws, and to contest and resist any action, including any legislative, administrative or judicial action, and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order (whether temporary, preliminary or permanent) (an “Antitrust Order”) that restricts, prevents or prohibits the consummation of the Merger under any Antitrust Laws. The parties hereto will consult and cooperate with one another, and consider in good faith the views of one another, in connection with any analyses, appearances, presentations, memoranda, briefs, arguments, opinions and proposals made or submitted by or on behalf of any party hereto in connection with proceedings under or relating to any Antitrust Laws. Buyer shall be entitled to direct any proceedings or negotiations with any Governmental Entity relating to any of the foregoing, provided that it shall afford the Company a reasonable opportunity to participate therein. Notwithstanding anything in this Agreement to the contrary, neither Buyer nor any of its Affiliates shall be under any obligation to (i) make proposals, execute or carry out agreements or submit to orders providing for the sale or other disposition or holding separate (through the establishment of a trust or otherwise) of any assets or categories of assets of Buyer, any of its Affiliates or the Company or any of the Significant Subsidiaries or the holding separate of the shares of Common Stock (or shares of stock of the Surviving Corporation) or imposing or seeking to impose any material limitation on the ability of Buyer or any of the Significant Subsidiaries or Affiliates to conduct their business or own such assets or to acquire, hold or exercise full rights of ownership of the shares of Common Stock (or shares of stock of the Surviving Corporation), or (ii) take any action under this Section if the United States Department of Justice or the United States Federal Trade Commission authorizes its staff to seek a preliminary injunction or restraining order to enjoin consummation of the Merger.

(c) Subject to the terms hereof, Buyer and the Company agree, and shall cause each of their respective Significant Subsidiaries, to cooperate and to use their respective best efforts to obtain any government clearances or approvals required for Closing under any federal, state or foreign law or, regulation or decree designed to prohibit, restrict or regulate actions for the purpose or effect of controlling the acquisition of a U.S. company by a foreign entity for national security reasons (collectively, “Industrial Security Laws”), to respond to any government requests for information under any Industrial Security Laws; it being understood, that no filing in connection therewith may be made by either Party without the express written approval of the other Party. Notwithstanding anything in this Agreement to the contrary, neither Buyer nor any of its Affiliates shall be under any obligation to (i) make proposals, execute or carry out agreements or submit to orders providing for the sale or other disposition or holding separate (through the establishment of a trust or otherwise) of any assets or categories of assets of Buyer, any of its Affiliates or the Company or any of the Significant Subsidiaries or the holding separate of the shares of Common Stock (or shares of stock of the Surviving Corporation) or imposing or seeking to impose any material limitation on the ability of Buyer or any of the Significant Subsidiaries or Affiliates to conduct their business or own such assets or to acquire, hold or exercise full rights of ownership of the shares of Common Stock (or shares of stock of the Surviving Corporation), or (ii) take any action under this Section if the United States Department of Defense, United States Department of Energy or the Interagency Committee on Foreign Investment in the United States (“CFIUS”) authorizes its staff to seek a preliminary injunction or restraining order to enjoin consummation of the Merger.

(d) Each of the Company and Buyer shall use commercially best efforts to give (or shall cause their respective Significant Subsidiaries to give) any notices to any other applicable Persons, and best efforts to use, and cause their respective Significant Subsidiaries to use their best efforts to obtain any consents from any other applicable Persons related to or required in connection with the Merger that are (i) necessary to consummate the transactions contemplated hereby, (ii) disclosed or required to be disclosed in the Company Disclosure Schedule, or (iii) required to prevent a Company Material Adverse Effect or a Buyer Material Adverse Effect from occurring prior to or after the Effective Time.

      6.07 Access to Properties, Files, Etc. The Company shall and shall, to the extent possible under applicable Law, cause each of the Significant Subsidiaries (other than WCC) to, at any time from the date hereof to the Effective Date, give or cause to be given to Buyer, its officers, employees, agents, representatives, consultants, accountants, public accountants, and general or special counsel reasonable access during normal business hours to the Company’s and the Significant Subsidiaries’ properties, accounts, books, minute books, deeds, title papers, independent accountant’s working papers, insurance policies, licenses, agreements, contracts, commitments, Tax Returns (including without limitation revenue agents’ reports and conference reports for the six years ended with the calendar year 2001), records and files of every character, equipment, machinery, fixtures, furniture, vehicles, notes and accounts payable and receivable, and data processing programs and shall provide to Buyer all such other information concerning the affairs of the Company as Buyer may reasonably request, including, without limitation, promptly upon their becoming available, one copy of each financial statement, report, notice, or proxy statement sent by the Company or any of the Significant Subsidiaries to their shareholders generally, and of each regular or periodic report and any periodic statement or written communication (all such material being collectively referred to as “Company Reports”), filed by the Company with, or received by the Company in connection with, Company Reports from any securities commission or department and, in any event, including sufficient access in order for the Buyer and its representatives to properly review the Company’s operations.

      For purposes of this Section 6.07, all information obtained by Buyer pursuant to this Section 6.07 shall be subject to the Confidentiality Agreement, except that Buyer may disclose information to its officers, directors, employees and agents.

      6.08 Public Disclosure. Except as may be required by Laws, the press release announcing the execution of this Agreement and any other press release or other public statement with respect to the Merger or this Agreement shall be issued only in such form as shall be mutually agreed upon by the Company and Buyer (any such agreement not to be unreasonably withheld by either Party).

      6.09 Notification of Certain Matters.

(a) The Company will give prompt notice, as soon as reasonably practicable, to Buyer of the occurrence or nonoccurrence of any event, circumstance or condition (i) which has had or is reasonably likely to have a Company Material Adverse Effect, (ii) which has caused any representation or warranty of the Company contained in this Agreement to be untrue or inaccurate in any material respect, or (iii) which has caused any failure of the Company to comply in all material respects with or satisfy in all material respects any covenant, condition or agreement to be complied with or satisfied by it under this Agreement; provided, however, that the delivery of any notice pursuant to this Section 6.09(a) will not limit or otherwise affect the rights or remedies of Buyer under this Agreement.

(b) Buyer will give prompt notice, as soon as reasonably practicable, to the Company of the occurrence or nonoccurrence of any event, circumstance or condition (a) which has had or is reasonably likely to have a Buyer Material Adverse Effect, (b) which has caused any representation or warranty of Buyer contained in this Agreement to be untrue or inaccurate in any material respect, or (c) which has caused any failure of Buyer to comply in all material respects with or satisfy in all material respects any covenant, condition or agreement to be complied with or satisfied by it under this Agreement; provided, however, that the delivery of any notice pursuant to this Section 6.09(b) will not limit or otherwise affect the rights or remedies of the Company under this Agreement.

      6.10 Delivery of Certain Documents. The Company shall use it best efforts to deliver or make available to Buyer on or before the Closing Date the corporate books, including minute books of the Company and each of the Subsidiaries (other than WCC) in which it has a controlling ownership interest and their respective stock registers. The Company shall deliver all original certificates or equivalent evidence of ownership, in accordance with applicable Law, representing the Company’s direct or indirect equity ownership interest in the Subsidiaries, except as listed on Schedule 6.10 hereto.

      6.11 Indemnification. The Articles of Incorporation and Bylaws of the Surviving Corporation shall contain the provisions or substantially similar provisions with respect to indemnification set forth in the Articles of Incorporation and Bylaws of the Company, on the date of this Agreement, which provisions shall not be amended, repealed or otherwise modified for a period of six (6) years after the Effective Time in any manner that would adversely affect the rights thereunder of individuals who at any time prior to the Effective Time were directors or officers (each such officer or director, an “Indemnified Party”) of the Company in respect of actions or omissions occurring at or prior to the Effective Time (including, without limitation, the Merger), unless such modification is required by law.

      For a period of six (6) years after the Effective Time of the Merger, Buyer shall, or shall cause the Company to, maintain in effect at no cost to the insureds thereunder a directors’ and officers’ liability insurance policy covering those persons who are currently covered by the Company’s directors’ and officers’ liability insurance policy with coverage in amount and scope (including terms and conditions) at least as favorable to such persons as the Company’s existing coverage.

      Without limiting the foregoing, in the event any claim is brought against any Indemnified Party, whether arising before or after the Effective Time and provided the Indemnified Party has complied with the Indemnification Procedure (as defined below), to the extent that such obligations to indemnify and hold harmless exist on the date of this Agreement after the Effective Time (i) the Indemnified Parties may retain the Surviving Corporation’s regularly engaged independent legal counsel or other independent legal counsel satisfactory to them, provided that such other counsel shall be reasonably acceptable to the Surviving Corporation (ii) the Surviving Corporation shall pay the reasonable fees and expenses of such counsel for the Indemnified Parties as statements therefor are received, and (iii) the Surviving Corporation will use its commercially reasonable efforts to assist in the defense of any such matter, provided that the Surviving Corporation shall not be liable for any settlement of any claim effected without its written consent, which consent shall not be unreasonably withheld. Any Indemnified Party wishing to claim indemnification under the Articles of Incorporation and Bylaws of the Surviving Corporation upon learning of any such claim shall notify the Surviving Corporation (although the failure so to notify the Surviving Corporation shall not relieve the Surviving Corporation from any liability which the Surviving Corporation may have under the Articles of Incorporation and Bylaws of the Surviving Corporation, except to the extent such failure materially prejudices the Surviving Corporation’s position with respect to such claim), and shall deliver to the Surviving Corporation the undertaking contemplated by Section 607.085(b) of the

FBCA (the “Indemnification Procedure”). The Indemnified Parties as a group may retain no more than one law firm (in addition to local counsel) to represent them with respect to each such matter unless there is, under applicable standards of professional conduct (as determined by counsel to the Indemnified Parties), a conflict on any significant issue between the positions of any two or more Indemnified Parties, in which event such additional counsel as may be required may be retained by the Indemnified Parties.

      6.12 Non-Solicitation. Except as expressly contemplated under this Agreement, including, without limitation, in connection with obtaining such consents and approvals referenced by Section 4.03, prior to the Effective Time, neither Buyer, nor any of Buyer’s representatives on Buyer’s behalf, shall, without the prior written consent of the Company, which consent shall not unreasonably be withheld, contact any client or customer of the Company or any of the Company’s Subsidiaries, or any Governmental Entity with which the Company or any of the Company’s Subsidiaries does business, regarding the Company or any of the Significant Subsidiaries.

ARTICLE VII

CONDITIONS

      7.01 Conditions to Each Party’s Obligation to Effect the Merger. The respective obligations of each Party to effect the Merger shall be subject to the satisfaction or waiver in writing on or prior to the Closing Date of the following conditions:

(a) Shareholder Approval. The Company Voting Proposal shall have been duly approved and adopted under applicable Law.

(b) No Injunctions. No Governmental Entity of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any Law which is in effect and which has the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger.

      7.02 Additional Conditions Precedent to Obligations of Buyer and the Merger Subsidiary. The obligation of Buyer and the Merger Subsidiary to proceed with the transactions contemplated hereby is subject to satisfaction of the following additional conditions unless waived in writing by Buyer and the Merger Subsidiary:

(a) Compliance. All the terms and conditions contained in this Agreement to be complied with and performed by the Company at or before the Closing Date shall have been complied with and performed in all material respects.

(b) Representations and Warranties True and Correct. The representations and warranties made by the Company in this Agreement without giving effect to any notification to the Buyer delivered pursuant to Section 6.09, shall be true and correct in all material respects as of the Effective Time as though made on and as of the Effective Time, except (i) for changes specifically permitted by this Agreement and (ii) that those representations and warranties that address matters only as of a particular date shall remain true and correct as of such date. The Company shall have delivered to Buyer a certificate, dated as of the Closing Date and signed by an officer of the Company, evidencing compliance with the provisions of paragraphs (a) and (b) of this Section 7.02.

(c) Material Adverse Effect. A Company Material Adverse Effect shall not have occurred and be continuing.

(d) Regulatory Filings. All regulatory filings under applicable Law, as listed in Section 3.03(c)(ii)-(viii) and (x), shall have been made, all necessary consents and approvals in connection therewith shall have been obtained and all requirements satisfied and all required waiting periods thereunder shall have expired.

(e) Director Resignations. The individuals listed on Schedule 7.02(e) shall have executed a director resignation letter in a form approved by Buyer (to the effect that such individuals will agree to resign as directors of any of the Subsidiaries upon the written request of Buyer provided to such individuals subsequent to the Closing).

(f) Intellectual Property Agreement. The agreement restricting Mr. George Wackenhut’s ability to license the name “Wackenhut” shall have been executed by Mr. Wackenhut and delivered to Buyer.

      7.03 Additional Conditions Precedent to Obligations of the Company. The obligations of the Company to proceed with the transactions contemplated hereby are subject to satisfaction of the following additional conditions unless waived by the Company:

(a) Compliance. All of the terms and conditions contained in this Agreement to be complied with and performed by Buyer or the Merger Subsidiary at or before the Closing Date shall have been complied with and performed in all material respects.

(b) Representations and Warranties True and Correct. The representations and warranties made by Buyer in this Agreement without giving effect to any notification to the Company delivered pursuant to Section 6.09, shall be true and correct in all material respects as of the Effective Time as though made on and as of the Effective Time, except (i) for changes specifically permitted by this Agreement and (ii) that those representations and warranties which address matters only as of a particular date shall remain true and correct as of such date. Buyer shall have delivered to the Company, certificates, dated the Closing Date and signed by an officer of Buyer and the Merger Subsidiary, respectively, evidencing compliance with the provisions of paragraphs (a) and (b) of this Section 7.03.

ARTICLE VIII

TERMINATION

      8.01 Termination by Mutual Consent. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, before or after the Company Shareholder Approval, by the written consent of Buyer, the Merger Subsidiary and the Company.

      8.02 Termination by Either Buyer or the Company. This Agreement may be terminated and the Merger may be abandoned by the Company or by Buyer if:

(a) the Merger shall not have been consummated on or before August 1, 2002 (“Termination Date”); provided, however, that the right to terminate this Agreement under this clause will not be available to any party whose breach of any representation, warranty or covenant hereunder has been a principal cause of, or resulted in, the failure of the Merger to occur on or before such date;

(b) the Company Shareholder Approval shall not have been obtained at the Company Shareholders’ Meeting (including any adjournment or postponement thereof); provided that the right to terminate this Agreement under this Section 8.02(b) shall not be available to the Company if at such time the Company is in breach of or has failed to fulfill its obligations under this Agreement in any material respect and such breach directly or indirectly is the principal cause of the Company Shareholder Approval to have not been obtained; or

(c) a court of competent jurisdiction or a Governmental Entity shall have issued an order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the consummation of the Merger.

      8.03 Termination by the Company. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time by the Company, prior to the receipt of the Company Shareholder Approval if the Company Board approves a Superior Acquisition Proposal; provided, however, that the Company shall have complied with Section 6.03 in all respects and; provided, further, that if this Agreement is terminated pursuant to this Section 8.03 within five (5) Business Days following such termination, the Company shall pay to Buyer by wire transfer of immediately available funds to an account designated by Buyer the Initial Termination Fee (as such term is defined in Section 8.06(a)).

      8.04 Termination by Buyer. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time by Buyer if: (i) the Company Board shall have failed to recommend the approval and adoption of this Agreement and the Merger as required by Section 6.04; (ii) the Company Board shall have withdrawn, qualified or modified in any respect adverse to Buyer its approval or recommendation of this Agreement or any of the transactions contemplated herein; (iii) the Company shall have entered into any letter of intent, agreement in principle, acquisition agreement or other similar agreement related to any Acquisition Proposal (each, a “Company Acquisition Agreement”) with respect to, or consummated, any Superior Acquisition Proposal; (iv) the Company Board shall have resolved to do any of the foregoing, and (v) in response to the commencement of any tender offer or exchange offer for twenty percent (20%) or more of the outstanding shares of the Series A Common Stock or 20% or more of the outstanding shares of the Series B Common Stock, the Company Board shall have not recommended rejection of such tender offer or exchange offer within ten (10) Business Days of the commencement of such tender offer or exchange offer; or (vi) the Company shall have breached Section 6.03 or Section 6.04.

      8.05 Termination Upon Breach of Representations or Warranties or Non-performance of Covenants. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time (i) by the Company, if Buyer has materially breached any representation or warranty, covenant or agreement contained in this Agreement and has not cured such breach on or before the earlier of (x) that date which is thirty (30) days after of receipt of written notice from the Company or (y) the Termination Date, (ii) by Buyer, if the Company has materially breached any representation, warranty or covenant or agreement contained in this Agreement and has not cured such breach on or before the earlier of (x) that date which is thirty (30) days after receipt of written notice from the Buyer or (y) the Termination Date, (iii) by the Company if any condition set forth in Section 7.03 becomes impossible to fulfill (provided that no failure of the Company to fulfill any of its obligations under this Agreement has been a principal cause of the failure of any such condition) and (iv) by Buyer if any condition set forth in Section 7.02 becomes impossible to fulfill (provided that no failure of Buyer to fulfill any of its obligations under this Agreement has been a principal cause of the failure of any such condition).

      8.06 Termination Fee.

(a) If this Agreement is terminated by the Company pursuant to Section 8.03 or by Buyer pursuant to Section 8.04, the Company shall pay to Buyer, by wire transfer of immediately available funds to an account designated by Buyer, the amount of $10,000,000 (the “Initial Termination Fee”) within five (5) Business Days following such termination and, if (i) at the time of such termination there shall have been publicly announced or communicated to the Company Board a Superior Acquisition Proposal and (ii) within twelve (12) months after such termination, the Company enters into a definitive agreement with respect to such Superior Acquisition Proposal, then the Company shall pay to Buyer, by wire transfer of immediately available funds to an account designated by Buyer, the amount of $5,000,000 (the “Subsequent Termination Fee”, together with the Initial Termination Fee, referred to as the “Termination Fee”) within the next five (5) Business Days following such execution.

(b) The payment of the Termination Fee shall serve as full liquidated damages hereunder, and Buyer hereby waives all claims against the Company and the Subsidiaries hereunder in respect of the circumstances requiring such payment.

(c) Each party shall bear its own expenses in connection with this Agreement and the transactions contemplated hereby.

(d) The Parties acknowledge that the agreements contained in this Section 8.06 are an integral part of the Merger, and that, without these agreements, the Parties would not enter into this Agreement. If the Company fails to promptly pay to Buyer the Termination Fee, the Company shall pay the costs and expenses (including reasonable legal fees and expenses) in connection with any action, including the filing of any lawsuit or other legal action, taken to collect payment thereof.

      8.07 Effect of Termination and Abandonment. If this Agreement is terminated as provided in accordance with this Article VIII, this Agreement shall immediately become void and there shall be no liability or obligation on the part of Buyer, the Company, the Merger Subsidiary or their respective officers, directors, shareholders or Affiliates; provided that (i) any such termination shall not relieve any Party from liability for any material breach of this Agreement (which includes, without limitation, the making of any representation or warranty by a Party in this Agreement that was not materially true and accurate when made) and (ii) the provisions of Section 8.06, Article IX of this Agreement, and the Confidentiality Agreement shall remain in full force and effect and survive any termination of this Agreement; provided, that such provisions will not limit the Buyer’s ability to exercise any of its rights under this Agreement.

      8.08 Extension; Waiver. At any time prior to the Effective Time, any party hereto, may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto; (b) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto; and (c) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

ARTICLE IX

MISCELLANEOUS

      9.01 Rights of Third Parties. This Agreement has been negotiated by and among the Parties, and no other Person shall have any rights or obligations hereunder. Neither Buyer nor the Company may assign this Agreement or any interest hereunder, and any such attempted assignment not in compliance herewith shall be null and void, except that Buyer may assign this Agreement to a wholly-owned subsidiary, provided that any such assignment shall not relieve Buyer of its obligations hereunder. Except as otherwise provided herein, this Agreement shall be binding and inure to the benefit of the Parties and their respective successors and permitted assigns.

      9.02 Prior Agreements; Modifications. Except for those sections of the Exclusivity Agreement by and between Buyer and the Company, dated as of November 15, 2001, as amended by that certain Letter Agreement by and between Buyer and the Company dated January 28, 2002 that have not otherwise expired, the Confidentiality Agreement (which, however, shall be superseded only as provided in Sections 6.07 and 8.07), that certain agreement as of the date hereof between Buyer and WCC in connection with, inter alia, the approval of the Merger, and the Voting Agreement, this Agreement shall supersede all prior agreements, documents, or other instruments with respect to the matters covered hereby. This Agreement may be amended by the Parties, by action taken or authorized by their respective boards of directors, at any time before or after approval of the matters presented in connection with the Merger by the shareholders of the Company, provided, however, that, after any such approval, no amendment shall be made which by Law requires further approval by such shareholders without such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the Parties.

      9.03 Captions and Table of Contents. The captions and table of contents in this Agreement are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Agreement. All references to Section contained in this Agreement are to the corresponding Section of this Agreement unless expressly stated otherwise.

      9.04 Governing Law. The terms of this Agreement shall be governed by, and interpreted and construed in accordance with the provisions of, the laws of the State of Florida without regard to its conflicts of law principles.

      9.05 Counterparts. This Agreement may be executed in any number of counterparts, each of which, when so executed, shall constitute an original copy hereof.

      9.06 Severability. If any clause, provision, or section of this Agreement is ruled illegal, invalid, or unenforceable by any court of competent jurisdiction, the invalidity or unenforceability of such clause, provision, or section shall not affect any of the remaining provisions hereof.

      9.07 Notices. Any notice, request, instruction, or other document to be given hereunder shall be in writing and by certified or registered mail, postage prepaid, or by reputable express courier, addressed as follows:

If to Buyer or the Merger Subsidiary:

Group 4 Falck A/S Polititorvet DK-1780 Copenhagen V Denmark Attn: Chief Executive Officer and General Counsel

With a copy to:

Holland & Knight LLP 195 Broadway New York, New York 10007 Attn: Oliver Edwards, Esq.

If to the Company:

The Wackenhut Corporation 4200 Wackenhut Drive, #100 Palm Beach Gardens, FL 33410-4243 Attention: Chief Executive Officer

With a copy to:

Akerman Senterfitt & Eidson, P.A. SunTrust International Center, 28th Floor One Southeast Third Avenue Miami, Florida 33131 Attn: Stephen K. Roddenberry, Esq.

or to such other address as any Party may from time to time designate to the others in writing.

      9.08 Waiver. At any time prior to the Effective Time, the Parties may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a Party to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such Party. The failure of any Party to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights. The rights and remedies expressly specified in this Agreement are cumulative and are not exclusive of any rights or remedies which either Party would otherwise have.

      9.09 Consent to Jurisdiction; Waiver of Jury Trial. Each of the Parties irrevocably consents to the non-exclusive jurisdiction of the courts of the State of Florida located in the County of Miami-Dade, and of the United States District Courts for the Southern District of Florida, for the purposes of any suit, action, or proceeding relating to or arising out of to this Agreement (a “Related Proceeding”) and irrevocably waives, to the fullest extent it may effectively do so, (i) any objection it may have to the laying of venue of any Related Proceeding in any such court, (ii) the defense of an inconvenient forum to the maintenance of any Related Proceeding in any such court, and (iii) any right it may have to a jury trial.

      9.10 Captions. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.

      NOW THEREFORE, each of the Parties, intending to be legally bound, has duly executed delivered this Agreement as of the date first written above.

THE WACKENHUT CORPORATION

By:	/s/ RICHARD R. WACKENHUT

Name: Richard R. Wackenhut
Title: President and Chief Executive Officer

GROUP 4 FALCK A/S

By:	/s/ LARS NORBY JOHANSEN

Name: Lars Norby Johansen
Title: President & Chief Executive Officer

By:	/s/ DERRICK MILLER

Name: Derrick Miller
Title: Chief Financial Officer

MILESTONE ACQUISITION CORPORATION

By:	/s/ LARS NORBY JOHANSEN

Name: Lars Norby Johansen
Title: President & Chief Executive Officer

By:	/s/ DERRICK MILLER

Name: Derrick Miller
Title: Chief Financial Officer

ANNEX B

[LETTERHEAD OF SALOMON SMITH BARNEY INC.]

March 7, 2002

The Board of Directors

The Wackenhut Corporation
4200 Wackenhut Drive #100
Palm Beach Gardens, Florida 33410-4243

Members of the Board of Directors:

You have requested our opinion as to the fairness, from a financial point of view, to the holders of the common stock of The Wackenhut Corporation (“Wackenhut”) of the Aggregate Cash Consideration (as defined below) provided for in an Agreement and Plan of Merger (the “Merger Agreement”) to be entered into among Group 4 Falck A/ S (“Group 4”), Milestone Acquisition Corporation, an indirectly wholly owned subsidiary of Group 4 (“Merger Sub”), and Wackenhut. As more fully described in the Merger Agreement, (i) Merger Sub will be merged with and into Wackenhut (the “Merger”) and (ii) the outstanding shares of Series A common stock, par value $0.10 per share (“Series A Common Stock”), and Series B common stock, par value $0.10 per share (“Series B Common Stock”), of Wackenhut (collectively, “Wackenhut Common Stock”) will be converted into the right to receive aggregate consideration equal to $33.00 in cash, without interest, multiplied by the total number of shares of Wackenhut Common Stock outstanding on the effective date of the Merger (the “Aggregate Cash Consideration”).

In arriving at our opinion, we reviewed a draft dated March 7, 2002 of the Merger Agreement and held discussions with certain senior officers, directors and other representatives and advisors of Wackenhut concerning the business, operations and prospects of Wackenhut. We examined certain publicly available business and financial information relating to Wackenhut (including Wackenhut’s equity interest in Wackenhut Corrections Corporation (“WCC”)) as well as certain financial forecasts and other information and data for Wackenhut, including forecasts and other information and data relating to WCC, which were provided to or otherwise discussed with us by the management of Wackenhut. We reviewed the financial terms of the Merger as set forth in the Merger Agreement in relation to, among other things: current and historical market prices and trading volumes of Wackenhut Common Stock; the financial condition and historical and projected earnings and other operating data of Wackenhut and WCC; and the capitalization of Wackenhut. We considered, to the extent publicly available, the financial terms of other transactions recently effected which we considered relevant in evaluating the Merger and analyzed certain financial, stock market and other publicly available information relating to the businesses of other companies whose operations we considered relevant in evaluating Wackenhut. In addition to the foregoing, we conducted such other analyses and examinations and considered such other financial, economic and market criteria as we deemed appropriate in arriving at our opinion.

In rendering our opinion, we have assumed and relied, without independent verification, upon the accuracy and completeness of all financial and other information and data publicly available or furnished to or otherwise reviewed by or discussed with us. With respect to financial forecasts and other information and data provided to or otherwise reviewed by or discussed with us, we have been advised by the management of Wackenhut that such forecasts (including adjustments thereto) and other information and data, including information relating to Wackenhut’s holdings in WCC and the number of shares of Wackenhut Common Stock outstanding as of the date of the Merger Agreement and as estimated to be outstanding at the effective date of the Merger, were reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of Wackenhut as to the future financial performance and capitalization of Wackenhut, Wackenhut’s tax basis in the shares of the common stock of WCC held by

B-1

The Board of Directors
The Wackenhut Corporation
March 7, 2002

Wackenhut and the other matters covered thereby. We have not made or been provided with an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of Wackenhut or its subsidiaries nor have we made any physical inspection of the properties or assets of Wackenhut or its subsidiaries. We have assumed, with your consent, that the Merger will be consummated in accordance with its terms, without waiver, modification or amendment of any material term, condition or agreement and that, in the course of obtaining the necessary regulatory and third party approvals or consents for the Merger, no delay, limitation, restriction or condition will be imposed that would have an adverse effect on the Merger. In addition, representatives of Wackenhut have advised us, and we therefore also have assumed, that the final terms of the Merger Agreement will not vary materially from those set forth in the draft reviewed by us. We express no view as to, and our opinion does not address, the allocation of the Aggregate Cash Consideration among the holders of Wackenhut Common Stock or the relative merits of the Merger as compared to any alternative business strategies that might exist for Wackenhut or the effect of any other transaction in which Wackenhut might engage. In connection with our engagement, we were not requested to, and did not, solicit third party indications of interest in the possible acquisition of Wackenhut. Our opinion is necessarily based upon information available to us, and financial, stock market and other conditions and circumstances existing and disclosed to us, as of the date hereof.

Salomon Smith Barney Inc. has acted as financial advisor to Wackenhut in connection with the proposed Merger and will receive a fee for such services, a significant portion of which is contingent upon the consummation of the Merger. We also will receive a fee upon delivery of this opinion. We and our affiliates in the past have provided services to Wackenhut and certain of its affiliates unrelated to the Merger, for which services we and our affiliates have received compensation. In the ordinary course of our business, we and our affiliates may actively trade or hold the securities of Wackenhut and Group 4 for our own account or for the account of our customers and, accordingly, may at any time hold a long or short position in such securities. In addition, we and our affiliates (including Citigroup Inc. and its affiliates) may maintain relationships with Wackenhut, Group 4 and their respective affiliates.

Our advisory services and the opinion expressed herein are provided for the information of the Board of Directors of Wackenhut in its evaluation of the proposed Merger, and our opinion is not intended to be and does not constitute a recommendation to any stockholder as to how such stockholder should vote or act on the proposed Merger or as to any other matters relating to the Merger.

Based upon and subject to the foregoing, our experience as investment bankers, our work as described above and other factors we deemed relevant, we are of the opinion that, as of the date hereof, the Aggregate Cash Consideration to be received in the Merger by the holders of Wackenhut Common Stock is fair, from a financial point of view, to such holders.

Very truly yours,

/s/ SALOMON SMITH BARNEY INC.

SALOMON SMITH BARNEY INC.

B-2

Series A Common Stock

THE WACKENHUT CORPORATION

4200 Wackenhut Drive, #100

Palm Beach Gardens, Florida 33410

    The undersigned hereby appoints George R. Wackenhut and Richard R. Wackenhut as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and vote, as designated on the reverse side, all the shares of Series A Common Stock of The Wackenhut Corporation held of record by the undersigned on April 8, 2002, at the Special Meeting of Shareholders to be held on May 3, 2002 at 9:00 A.M. eastern time, at the Ritz-Carlton Palm Beach, 100 South Ocean Boulevard, Manalapan, Florida, and at any adjournment or postponement thereof.

    THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS AND WILL BE VOTED IN ACCORDANCE WITH YOUR INSTRUCTIONS. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL SET FORTH IN THIS PROXY CARD (THE “PROPOSAL”). IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE PROPOSAL. ON ANY OTHER BUSINESS WHICH MAY PROPERLY COME BEFORE THE MEETING, INCLUDING AN ADJOURNMENT OR POSTPONEMENT THEREOF, THE SHARES WILL BE VOTED IN ACCORDANCE WITH THE JUDGMENT OF THE PERSONS NAMED AS PROXIES.

(Continued, and to be signed, on other side.)

The Board of Directors recommends a vote FOR the Proposal set forth below.

Please mark your votes as indicated in this example ☒

1.	Proposal to approve and adopt a merger agreement, dated March 8, 2002, among Wackenhut, Group 4 Falck A/S and Milestone Acquisition Corporation, an indirectly wholly-owned subsidiary of Group 4 Falck, and approve the merger of Milestone with and into Wackenhut, with Wackenhut continuing as the surviving corporation and as an indirect wholly-owned subsidiary of Group 4 Falck, in accordance with the terms of the merger agreement.

☐     FOR          ☐     AGAINST          ☐ ABSTAIN

Please date and sign exactly as name appears below. Joint owners should each sign. Attorneys-in-fact, Executors, Administrators, Trustees, Guardians, or corporate officers should give full title.

Dated ____________________________________________________ , 2002

Signature

Signature if held jointly

Please sign and return this Proxy in the accompanying addressed envelope.

VOTE BY TELEPHONE OR MAIL

24 Hours a Day, 7 Days a Week

Telephone voting is available through 4 P.M. Eastern Time
the business day prior to the date of the special meeting

YOUR TELEPHONE VOTE AUTHORIZES THE NAMED PROXIES TO VOTE YOUR SHARES

IN THE SAME MANNER AS IF YOU MARKED, SIGNED AND RETURNED YOUR PROXY CARD.

TELEPHONE
1-800-840-1208		MAIL
Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call. You will be prompted to enter your control number, located in the box below, and then follow the directions given.	OR	Mark, sign and date your proxy card and return it in the postage- paid envelope.

If you vote your proxy by telephone,

you do NOT need to mail back your proxy card.

Series B Common Stock

THE WACKENHUT CORPORATION

4200 Wackenhut Drive, #100

Palm Beach Gardens, Florida 33410

    The undersigned hereby appoints George R. Wackenhut and Richard R. Wackenhut as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and vote, as designated on the reverse side, all the shares of Series B Common Stock of The Wackenhut Corporation held of record by the undersigned on April 8, 2002, at the Special Meeting of Shareholders to be held on May 3, 2002 at 9:00 A.M. eastern time, at the Ritz-Carlton Palm Beach, 100 South Ocean Boulevard, Manalapan, Florida, and at any adjournment or postponement thereof.

    THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS AND WILL BE VOTED IN ACCORDANCE WITH YOUR INSTRUCTIONS. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL SET FORTH IN THIS PROXY CARD (THE “PROPOSAL”). IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE PROPOSAL. ON ANY OTHER BUSINESS WHICH MAY PROPERLY COME BEFORE THE MEETING, INCLUDING AN ADJOURNMENT OR POSTPONEMENT THEREOF, THE SHARES WILL BE VOTED IN ACCORDANCE WITH THE JUDGMENT OF THE PERSONS NAMED AS PROXIES.

(Continued, and to be signed, on other side.)

The Board of Directors recommends a vote FOR the Proposal set forth below.

Please mark your votes as indicated in this example ☒

1.	Proposal to approve and adopt a merger agreement, dated March 8, 2002, among Wackenhut, Group 4 Falck A/S and Milestone Acquisition Corporation, an indirectly wholly-owned subsidiary of Group 4 Falck, and approve the merger of Milestone with and into Wackenhut, with Wackenhut continuing as the surviving corporation and as an indirect wholly-owned subsidiary of Group 4 Falck, in accordance with the terms of the merger agreement.

☐     FOR          ☐     AGAINST          ☐ ABSTAIN

Please date and sign exactly as name appears below. Joint owners should each sign. Attorneys-in-fact, Executors, Administrators, Trustees, Guardians, or corporate officers should give full title.

Dated ____________________________________________________ , 2002

Signature

Signature if held jointly

Please sign and return this Proxy in the accompanying addressed envelope.

VOTE BY TELEPHONE OR MAIL

24 Hours a Day, 7 Days a Week

Telephone voting is available through 4 P.M. Eastern Time
the business day prior to the date of the special meeting.

YOUR TELEPHONE VOTE AUTHORIZES THE NAMED PROXIES TO VOTE YOUR SHARES

IN THE SAME MANNER AS IF YOU MARKED, SIGNED AND RETURNED YOUR PROXY CARD.

TELEPHONE
1-800-840-1208		MAIL
Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call. You will be prompted to enter your control number, located in the box below, and then follow the directions given.	OR	Mark, sign and date your proxy card and return it in the postage- paid envelope.

If you vote your proxy by telephone,

you do NOT need to mail back your proxy card.